Public Accounts
2012-13

Volume 1

Main Financial Statements

Government
----- of -----
Saskatchewan

2012-13 Public Accounts
Volume 1 - Main Financial Statements

Contents

3	Letters of Transmittal
4	Introduction to the Public Accounts

Financial Statement Discussion and Analysis

9	Introduction - Discussion and Analysis
10	General Revenue Fund Financial Statements - Discussion and Analysis
25	Growth and Financial Security Fund - Discussion and Analysis
26	Summary Financial Statements - Discussion and Analysis
44	Risks and Uncertainties

General Revenue Fund Financial Statements

47	Statement of Responsibility
49	Independent Auditor’s Report
53	Financial Statements
57	Notes to the Financial Statements
67	Schedules to the Financial Statements

Summary Financial Statements

83	Statement of Responsibility
85	Independent Auditor's Report
87	Summary Financial Statements
91	Notes to the Summary Financial Statements
104	Schedules to the Summary Financial Statements

Supplementary Information

127	Growth and Financial Security Fund
128	General Revenue Fund - Public Issue Debentures
131	General Revenue Fund - Debentures Issued to the Minister of Finance of Canada
132	Glossary of Terms

Letters of Transmittal

Regina, Saskatchewan
June 2013

To Her Honour
The Honourable Vaughn Solomon Schofield
Lieutenant Governor of the Province of Saskatchewan

Your Honour:

I have the honour to submit the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2013.

Respectfully submitted,

/s/ Ken Krawetz

Ken Krawetz
Deputy Premier
Minister of Finance

Regina, Saskatchewan
June 2013

The Honourable Ken Krawetz
Deputy Premier
Minister of Finance

We have the honour of presenting the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2013.

Respectfully submitted,

/s/ Clare Isman Clare Isman Deputy Minister of Finance	/s/ Terry Paton Terry Paton Provincial Comptroller

 Government of Saskatchewan – 2012-13 Public Accounts  3

Introduction to the Public Accounts

Introduction

The 2012-13 Public Accounts of the Government of Saskatchewan are prepared in accordance with the Financial Administration Act, 1993 and consist of two volumes.

Volume 1

Financial Statement Discussion and Analysis provides users of the Government’s main financial statements with an overview of the Government’s performance by presenting comparative financial highlights and variance analysis.

General Revenue Fund Financial Statements account for the financial transactions of the General Revenue Fund (GRF).  The GRF is comprised of all Ministries of the Government.  This is the fund into which all revenues are paid, unless otherwise provided for by legislation, and from which all expenses are appropriated by the Legislative Assembly.

Summary Financial Statements consolidate the financial transactions of the GRF, Crown corporations, agencies, boards and commissions.  These consolidated statements provide an accounting of the full nature and extent of the financial affairs and resources controlled by the Government.

Supplementary Information contains unaudited information on:
•	the Growth and Financial Security Fund;
•	GRF public issue debentures;
•	GRF debentures issued to the Minister of Finance of Canada; and
•	a glossary of terms used throughout.

Volume 2

Volume 2 contains details on the revenue and expense of the GRF.  It also provides details on capital asset acquisitions of the GRF; a listing of suppliers who received $50,000 or more for goods and services and capital assets supplied to the GRF and Revolving Funds during the fiscal year; financial information on the assets, liabilities and residual balances of pension plans and trust funds administered by the Government; a listing of remissions of taxes and fees; and information on road-use fuel tax accountability.

The Public Accounts are available on the Internet at http://www.finance.gov.sk.ca/public-accounts/.

A Compendium is also available on the Internet at http://www.finance.gov.sk.ca/public-accounts/ that contains the financial statements of various government agencies, boards, commissions, pension plans, special purpose funds and institutions, as well as Crown corporations which are accountable to Treasury Board.

 4  Government of Saskatchewan – 2012-13 Public Accounts

Introduction to the Public Accounts

Financial Reporting Structure

1
Examples of CIC Crown corporations are:  SaskEnergy Incorporated, Saskatchewan Power Corporation, Saskatchewan Telecommunications Holding Corporation, Saskatchewan Government Insurance and Saskatchewan Transportation Company.

2	Examples of Treasury Board Crown corporations are: Agricultural Credit Corporation of Saskatchewan, Liquor and Gaming Authority, and Saskatchewan Housing Corporation.

 Government of Saskatchewan – 2012-13 Public Accounts  5

Financial Statement Discussion and Analysis

Financial Statement Discussion and Analysis

Financial Statement Discussion and Analysis

The purpose of the Financial Statement Discussion and Analysis is to provide users of the Government’s main financial statements with an overview of the Government’s financial performance, as well as the Government’s accountability for the resources entrusted to it.  This information should be read in conjunction with these main financial statements, the General Revenue Fund and Summary financial statements.  The Government is responsible for the integrity and objectivity of this discussion and analysis.

General Revenue Fund (GRF) Financial Statements

❖	How has the Government performed as compared to the Budget Estimates?

The GRF is the fund where all public monies are deposited to and disbursed from, as authorized by the Legislative Assembly.  Exceptions to this principle must be authorized by law.  Each year the Government presents a Budget for the GRF to the Legislative Assembly along with a detailed financial plan for the GRF called the Estimates.  The GRF financial statements report on the performance of the Government against the Estimates.  As a result, budget-to-actual analysis on the Government’s revenue and expense can be found in the GRF section of the Financial Statement Discussion and Analysis.

Summary Financial Statements (SFS)

❖	How has the Government performed as a whole?

The SFS provide an accounting of the full nature and extent of the financial affairs and resources controlled by the Government.  The SFS include the financial results of the GRF, Crown corporations, agencies, boards and commissions.

 Government of Saskatchewan – 2012-13 Public Accounts  9

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Financial Highlights

(millions of dollars)				Change from
	2013		2012		2012
	Budget1	Actual2	Actual2	Budget1	Actual

Revenue	11,291	11,424	11,120	134	304
Expense	11,196	11,409	11,066	213	343
Pre-transfer surplus	95	16	55	(79)	(39)
Transfer to the Growth and Financial Security Fund	(47)	(8)	(27)	40	19
Transfer from the Growth and Financial Security Fund	-	50	325	50	(275)
Net transfer from (to) the Growth and Financial Security Fund	(47)	42	298	90	(256)
Surplus	47	58	352	10	(294)
Financial assets		3,285	2,998		287
Less: Government general debt		(3,805)	(3,808)		(3)
Other liabilities		(3,306)	(2,750)		556
Net debt		(3,826)	(3,560)		(266)
Plus: Non-financial assets		3,723	3,413		310
Accumulated Deficit		(102)	(146)		44

Growth and Financial Security Fund Balance	756	666	708	(90)	(42)
Totals may not add due to rounding.
1	The Budget Estimates do not include a statement of financial position.
2	The Provincial Auditor’s report indicates that, in her opinion, there are certain adjustments required to the General Revenue Fund financial statements.

Surplus

The 2012-13 General Revenue Fund (GRF) financial statements report a $58 million surplus.  Revenue exceeded expense by $16 million in 2012-13, and the GRF received a $42 million net transfer from the Growth and Financial Security Fund (GFSF).

The $58 million surplus is $10 million higher than budget as a result of a $134 million increase in revenue and a $90 million increase in the net transfer from the GFSF, partially offset by a $213 million increase in expense.

Compared to 2011-12, the GRF surplus is $294 million lower due to a $256 million reduction in the net transfer from the GFSF and a $343 million increase in expense, partially offset by a $304 million increase in revenue.

Growth and Financial Security Fund

The Government’s GFSF, established to safeguard Saskatchewan’s future, had an opening balance of $708 million in 2012-13.  After a $50 million transfer to the GRF for highway infrastructure and an $8 million transfer from the GRF, representing half of the 2012-13 GRF pre-transfer surplus, the GFSF had a balance of $666 million at March 31, 2013.

Debt Reduction

Government general debt at March 31, 2013 is $3.80 billion, a decline of $3 million over the past year and the lowest level since 1988.

 10  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Financial Highlights (continued)

Credit Rating

Saskatchewan continues to maintain a strong credit rating with all three major credit rating agencies.  The Province’s credit rating from Standard & Poor’s is AAA, the highest level possible.  In July 2012, Moody’s Investors Services Inc. improved the outlook on Saskatchewan’s credit rating to Aa1 (positive) from Aa1 (stable).  The Dominion Bond Rating Service has assigned the Province a credit rating of AA.  The Province’s credit rating reflects its solid financial position and is an independent confirmation of the strength of Saskatchewan’s economy.  This is particularly noteworthy during a period when many credit ratings are being downgraded worldwide.

 Government of Saskatchewan – 2012-13 Public Accounts  11

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Surplus

Annual Surplus - 10 Year Trend

*	Since 2004-05, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in the year of acquisition.

Accumulated Deficit

The accumulated deficit represents the Government’s reported net economic resources.  An accumulated deficit indicates that a government has financed past annual operating deficits by borrowing. In 2012-13, the GRF accumulated deficit improved from $146 million to $102 million.

Accumulated Deficit - 10 Year Trend

*	Since 2004-05, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in the year of acquisition.

 12  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue

2012-13 Revenue by Source ($11.42 billion)

Revenue by Source - 5 Year Comparison

 Government of Saskatchewan – 2012-13 Public Accounts  13

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue (continued)

Total revenue was $11.42 billion in 2012-13, an increase of $134 million, or 1.2 per cent, from budget due to increases in all categories except non-renewable resources.  Compared to 2011-12, GRF revenue increased $304 million, or 2.7 per cent.  The increase from the previous year is due to higher taxation revenue and transfers from government entities, partially offset by lower non-renewable resources revenue, other own-source revenue and transfers from the federal government.

Revenue by Source – Comparison of Budget, Current Year and Prior Year

Taxation Revenue

Taxation revenue was $5.61 billion in 2012-13, an increase of $292 million from budget and $571 million from 2011-12.  Both increases are largely the result of higher Individual Income Tax revenue, partially offset by lower Provincial Sales Tax revenue.

Individual Income Tax revenue was $2.41 billion in 2012-13, $322 million higher than budgeted primarily due to stronger-than-expected tax assessments for 2011 and stronger personal income growth in 2012.  Compared to 2011-12, Individual Income Tax revenue was $509 million higher due to growth in the taxable income base, supplemented by an improvement in the prior-year adjustment between the two years and the impact of the adoption of a new tax revenue accounting standard in 2012-13 that resulted in the value of the Saskatchewan Low-Income Tax Credit ($84.9 million in 2012-13) being deducted from Provincial Sales Tax rather than Individual Income Tax.

Provincial Sales Tax (PST) revenue was $1.28 billion in 2012-13, a decrease of $64 million from budget largely due to lower-than-expected 2011-12 results and its resulting impact on the 2012-13 base, higher-than-budgeted accounting adjustments introduced in 2012-13 and lower-than-budgeted growth in the PST base.  Compared to 2011-12, PST revenue decreased $37 million, primarily due to the adoption of a new tax revenue accounting standard in 2012-13 that resulted in the value of the Saskatchewan Low-Income Tax Credit

  14  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue (continued)

being deducted from PST rather than Individual Income Tax.  This decrease was partially offset by continued economic growth and growth in the PST base.

Corporation Income Tax (CIT) revenue was $838 million in 2012-13, $21 million higher than budgeted.  The increase is largely due to an acceleration of federal instalment payments for the 2013 taxation year, partially offset by a decline in the federal estimate of the national corporate tax base for the 2012 taxation year and higher-than-expected tax credit claims for 2011.  Compared to 2011-12, CIT revenue was $44 million higher largely due to accelerated federal instalment payments in 2013.

Other tax revenue (including fuel, tobacco and other miscellaneous taxes) was a combined $12 million higher than budgeted.  Compared to 2011-12, revenue from all other taxes increased a combined $55 million as a result of economic growth and a growing population.

Non-renewable Resources Revenue

Non-renewable resources revenue is one of the Government’s most volatile revenue sources because it is largely susceptible to external factors, particularly changes in market demand and commodity prices.

In 2012-13, revenue derived from oil, potash, Crown land sales and natural gas finished lower than both budget projections and 2011-12 results.  These decreases were partially offset by an increase in Resource Surcharge revenue.  In total, non-renewable resources revenue was $2.52 billion, $632 million lower than budget and down $306 million from 2011-12.

Oil revenue was $1.28 billion in 2012-13.  This is a decrease of $317 million from budget and $245 million from 2011-12.  The declines are primarily due to lower well-head prices resulting from lower West Texas Intermediate (WTI) oil prices and a higher light-heavy blend differential.

WTI oil prices averaged 92.07 U.S. dollars per barrel in 2012-13, a decrease of 8.43 U.S. dollars from the budget assumption of 100.50 U.S. dollars.  In 2011-12, WTI oil prices averaged 97.33 U.S. dollars per barrel.

The light-heavy blend differential averaged 20.53 U.S. dollars per barrel in 2012-13, an increase of 5.45 U.S. dollars from the budget assumption of 15.08 U.S. dollars.  In 2011-12, the light-heavy blend differential averaged 13.92 U.S. dollars per barrel.

Resource surcharge revenue was $628 million in 2012-13, an increase of $142 million from budget and $175 million from 2011-12, primarily due to the implementation of new federal rules and regulations which limit the deferral of income to future years through the use of partnerships.

Potash revenue was $364 million in 2012-13, a decrease of $341 million from budget.  On a fiscal-year basis, the average mine netback (price) decreased from the budget assumption of 464 U.S. dollars per KCl tonne to 428 U.S. dollars per KCl tonne (from $761 to $702 per K2O tonne).  Sales volumes decreased from the budget assumption of 10.2 million K2O tonnes to 8.8 million K2O tonnes.

Compared to 2011-12, potash revenue decreased $74 million.  The decrease is largely due to a decrease in sales volumes.

Crown land sales revenue was $89 million in 2012-13, down $131 million from budget and $146 million lower than
2011-12.  The decreases are a result of continued industry focus toward drilling and developing lands accumulated over the past several years.

 Government of Saskatchewan – 2012-13 Public Accounts  15

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue (continued)

Transfers from Government Entities

Transfers from government entities were $898 million in 2012-13, an increase of $259 million from budget.  The GRF received $162 million in unbudgeted dividends from the Crown Investments Corporation of Saskatchewan (CIC), made possible by higher-than-expected net income at CIC in 2012 and proceeds related to the sale of APEX Investment Fund.

The Liquor and Gaming Authority (SLGA) net income increased by $38 million from budget, primarily due to an increase in the liquor segment and Saskatchewan Indian Gaming Authority net income.  Transfers from other enterprises and funds increased $59 million from budget as a result of the return of surplus funds from several government entities.

Compared to 2011-12, transfers from government entities increased $117 million, largely due to higher CIC dividends and a higher net income at SLGA.

Other Own-Source Revenue

Other own-source revenue was $733 million in 2012-13, an increase of $131 million from budget.

Commercial operations accounted for $82 million of the increase from budget.  Ministries with commercial operations are allowed to re-spend the revenue earned through these operations.  Accordingly, the budget expense is shown net of revenue in the Estimates.  In the Public Accounts, revenue and expense are reported on a gross basis to provide accountability for these operations.  This results in variances between the budget and actual revenue being shown in the Public Accounts.  However, including commercial revenue in the Public Accounts does not impact the GRF surplus because the equivalent, offsetting commercial expense is also reported in the GRF financial statements.  Excluding commercial operations, total other own-source revenue was $49 million, or 8.2 per cent, higher than budget.

The remainder of the increase from budget was largely due to unbudgeted gains on the sale of investments and higher-than-expected refunds of prior year expenses.

Compared to 2011-12, other own-source revenue decreased $23 million primarily due to a decrease in interest, premiums, discounts and exchange earnings and lower sales, services and service fees revenue, partially offset by higher refunds of prior-year expenses and increased motor vehicle fees revenue.

Transfers from the Federal Government

Federal transfers were $1.67 billion in 2012-13, an increase of $84 million over budget but a decrease of $55 million compared to 2011-12.  Funding for federal disaster assistance, while greater than budgeted, was lower than in 2011-12, a year of unusually high levels of flooding throughout the province.  In addition, legislated increases in both Canada Health Transfer and Canada Social Transfer resulted in higher-than-budgeted federal transfer revenue as well as increases over 2011-12 funding for these programs.

 16  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense

Expense is reported by ministry in the GRF Statement of Operations.  Because the Government’s expense budget for the GRF is organized by ministry, this best provides a comparison of actual to budget.  Schedules to the GRF financial statements also disclose expense by theme and by object, which provide information on the purpose for which the expense has been incurred. These best allow for comparison from year to year as programs maintain the same theme and object when the Government undergoes reorganization of ministries.

Expense by Ministry

2012-13 Expense by Ministry ($11.41 billion)

*	Key components of “other” include Finance (3%), Economy (2%) and Environment (1%).

Comparison to Budget

Total expense was $11.41 billion in 2012-13.  This was $213 million, or 1.9 per cent, higher than budget, primarily due to weather factors, increased program utilization and an increase for teachers’ pensions and benefits.  Key changes in expense reported by ministries are explained below.

Ministry of Government Relations expense was $114 million higher than budgeted, primarily due to claims under the Provincial Disaster Assistance Program as well as gaming agreement payments related to higher casino profits.

Commercial Operations accounted for $82 million of the increase from budget.  Ministries with commercial operations are allowed to re-spend the revenue earned through these operations.  Accordingly, the budget expense is shown net of revenue in the Estimates.  In the Public Accounts, revenue and expense are reported on a gross basis to provide accountability for these operations.  This results in variances between the budget and actual expense being shown in the Public Accounts. However, including commercial expense in the Public Accounts does not impact the GRF surplus because the equivalent, offsetting commercial revenue is also reported in the GRF financial statements.  Excluding commercial operation, total expense was $130 million, or 1.2 per cent, higher than budget.

Ministry of Agriculture expense was $73 million higher than budgeted, primarily for the provincial contributions to AgriStability, AgriInvest and crop insurance premiums.

Ministry of Education expense was $57 million higher than budgeted, primarily due to increased requirements for the Teachers’ Superannuation Plan.

Ministry of Finance expense was $11 million higher than budgeted, primarily due to higher Research and Development Tax Credit claims.

 Government of Saskatchewan – 2012-13 Public Accounts  17

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense (continued)

Ministry of Health expense was $105 million lower than budgeted, primarily due to lower-than-budgeted utilization in Physician Services and the Saskatchewan Prescription Drug Plan, as well as lower requirements for Regional and Provincial Health Services.

Enterprise Saskatchewan expense was $17 million under budget as a result of a transfer of programs and functions to the Ministry of the Economy.

Finance Debt Servicing expense was $9 million lower than budgeted, primarily due to lower-than-anticipated short-term interest rates.

Ministry of Environment expense was $9 million lower than budgeted, primarily due to savings and under-utilization in fire management, green initiatives and reforestation.

Expense by Theme

2012-13 Expense by Theme ($11.41 billion)

*	Key components of “other” include community development (4%), debt servicing (3%), economic development (2%) and environment and natural resources (2%).

 18  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense (continued)

Expense by Theme - 5 Year Comparison

*	Key components of “other” include community development ($473 million), debt servicing ($391 million), economic development ($196 million) and environment and natural resources ($177 million).

Comparison to Previous Year

Total expense was $343 million higher than in 2011-12.  Key changes in expense reported by theme are explained below.

Health increased by $175 million over the prior year primarily due to increases in operating and capital funding to regional health authorities (RHAs), medical education programs and funding to eHealth Saskatchewan.  Increases in operating funding to the RHAs is primarily related to health care compensation, health system drug, medical and other non-salary operating costs and the Saskatchewan Surgical Initiative.  Capital transfers increases were mainly for the replacement and maintenance of medical and diagnostic equipment, maintenance and repairs of health care facilities and the construction of six new RHA-owned long-term care facilities.

Education was $118 million higher than in 2011-12, primarily due to increases in teachers’ salaries, contributions to the Teachers’ Superannuation Fund, and post-secondary operating and capital funding for universities and colleges.  The increase in post-secondary capital funding is primarily related to maintenance, as well as the Health Sciences Centre being built at the University of Saskatchewan.

Agriculture was $64 million higher than the prior year, primarily due to increases in provincial contributions for AgriStability, crop insurance premiums and AgriInvest.  These increases are partially offset by a reduction in provincial contributions for the AgriRecovery program that experienced high 2011-12 contributions to the Canada-Saskatchewan Excess Moisture program as a result of spring flooding.

Social services and assistance expense increased by $62 million over 2011-12, primarily due to increases in the client base for the Saskatchewan Assured Income for Disability program, funding to disability community-based organizations, child and family community-based organizations, and community and family program maintenance and support.  These increases are partially offset by a decrease in Saskatchewan Assistance Program utilization.

Protection of persons and property was $20 million lower than the prior year primarily due to a decrease in payments for the Provincial Disaster Assistance Program that had high program uptake in 2011-12 due to spring flooding.  These savings were partially offset by increased costs for additional RCMP officers.

Environment and natural resource expense was $33 million lower than the prior year primarily due to reduced payments for the Emergency Flood Damage Relief Program and a decrease in green initiatives.

 Government of Saskatchewan – 2012-13 Public Accounts  19

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense (continued)

Expense by Object

2012-13 Expense by Object ($11.41 billion)

*	The key component of “other” is amortization of tangible capital property.

Expense by Object - 5 Year Comparison

 20  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Public Debt and Debt Servicing Costs

Public Debt

Public debt consists of gross debt net of sinking funds and includes:

•	government general debt, which is debt issued by the GRF to fund government spending;
•	Crown corporation general debt, which is debt issued by the GRF and subsequently loaned to a Crown corporation (primarily government business enterprises); and
•
government business enterprise specific debt, which is debt of self-sufficient Crown corporations issued by the GRF specifically on their behalf. The Government expects to realize the receivables from the government business enterprises and settle the external debt simultaneously.

The Government has undertaken initiatives to significantly reduce the government general debt outstanding and the costs to service this debt.  The Government’s debt reduction strategy includes the following components:

•	paying down existing debt;
•	transferring debt borrowed for general government purposes to Crown corporations to meet their borrowing requirements; and
•	increasing sinking fund contributions.

At March 31, 2013, government general debt was $3.80 billion.

Public Debt - 10 Year Trend

Since 2003-04, the government general debt reported on the GRF Statement of Financial Position has declined by $4.23 billion from $8.03 billion to $3.80 billion.

Crown corporation general debt and government business enterprise specific debt have increased in recent years, primarily due to the need to upgrade and grow the Province’s utility infrastructure.  The largest components of this debt include $3.35 billion for Saskatchewan Power Corporation, $977 million for SaskEnergy Incorporated and $653 million for Saskatchewan Telecommunications Holding Corporation.

 Government of Saskatchewan – 2012-13 Public Accounts  21

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Public Debt and Debt Servicing Costs (continued)

Debt Servicing Costs

The GRF incurs interest and other costs to service general debt.  The amount of these costs is determined by the amount of general debt and the interest rate attached to that debt.  The average effective interest rate on gross debt during 2012-13 was 5.6 per cent (2011-12 - 6.2 per cent).

The Government’s debt reduction strategy has resulted in a decrease in debt servicing costs and an increase in interest revenue.  While paying down existing debt reduces the cost of debt servicing, contributing to sinking funds increases interest earnings.

Net interest cost is calculated as debt servicing costs less interest earnings.  It is a measure of the positive impact on the Province’s operations from reducing general debt.

Debt Servicing & Net Interest Costs - 10 Year Trend

Since 2003-04, both the amount of general debt and the level of interest rates have declined.  As a result, the debt servicing costs reported by the GRF have decreased from $637 million in 2003-04 to $391 million in 2012-13.  In addition, net interest costs have declined from $541 million in 2003-04 to $227 million in 2012-13.

 22  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Investment in Infrastructure

The Government invests in infrastructure in two ways:

•	by providing grants to third parties for capital purposes. This includes grants for universities and hospitals; and
•	by investing in government-owned capital, such as highways.

During 2012-13, $780 million was invested in infrastructure.

Investment in Infrastructure - 5 Year Trend

*	Capital transfers for 2009 include $154 million which was subsequently permitted to be used by recipients for operations.

 Government of Saskatchewan – 2012-13 Public Accounts  23

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Net Debt

Net debt represents the future revenue that is required to pay for past transactions and events.  It is the difference between the GRF liabilities and financial assets.

During 2012-13, net debt increased by $266 million.  This increase can be attributed to the GRF surplus of $58 million being exceeded by amounts invested in tangible capital assets and other non-financial assets.

Net Debt - 10 Year Trend

Since 2003-04, the net debt of the GRF has declined from $7.05 billion to $3.83 billion.  A decreasing net debt is an indicator of increased flexibility over future spending.

 24  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Growth and Financial Security Fund

The Growth and Financial Security Fund (GFSF) was established during 2008-09 under The Growth and Financial Security Act.  This act requires:

•	the Government to balance the GRF budget each fiscal year;
•	the annual preparation of four-year financial plans and public debt management plans; and
•	that 50 per cent of the annual surplus in the GRF be transferred to the GFSF.

Growth and Financial Security Fund Balance - 5 Year Trend

The balance in the GFSF at March 31, 2013 was $666 million.  This represents a $42 million decrease from the previous year, which is the net result of:

•	a transfer to the fund of $8 million, representing 50 per cent of the GRF pre-transfer surplus; and
•	a transfer from the fund of $50 million for highway infrastructure.

Growth and Financial Security Fund - Current Year Activity
(millions of dollars)	2013

Opening balance	708
Transfer from the GRF (50 per cent of GRF pre-transfer surplus)	8
Transfer to the GRF	(50)
Closing balance	666

 Government of Saskatchewan – 2012-13 Public Accounts  25

Financial Statement Discussion and Analysis

Summary Financial Statements

Financial Highlights
(millions of dollars)			Change
			from
	2013	2012	2012

Revenue	13,203	12,817	386
Expense	14,285	13,711	574
Deficit from government service organizations	(1,082)	(894)	(188)
Income from government business enterprises	1,120	789	331
Surplus (Deficit)	37	(105)	142
Financial assets	9,534	9,102	432
Less: Liabilities	(14,643)	(13,646)	(998)
Net debt	(5,109)	(4,543)	(566)
Plus: Non-financial assets	7,558	7,161	397
Accumulated Surplus	2,449	2,617	(169)
Totals may not add due to rounding.

Reporting Entity

The Summary financial statements (SFS) include the financial activities of organizations controlled by the Government.  These organizations are segregated into two classifications, government service organizations (GSOs) and government business enterprises (GBEs).  GBEs are self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. All other organizations, including the General Revenue Fund, are GSOs.  A complete listing of the organizations included in the government reporting entity is provided in schedule 18 of the SFS.

Surplus

Comparison to Previous Year

The surplus of $37 million in 2012-13 was a $142 million improvement over the $105 million deficit reported in 2011-12.

This improvement was primarily due to a $331 million increase in income from GBEs which was mainly the result of an increase in investment earnings, an improvement in the underwriting results reported in the insurance sector, and favourable fair market value adjustments due to fluctuations in natural gas pricing.  These increases were partially offset by higher operating, fuel and depreciation costs.

The increase in income from GBEs was partially offset by a $188 million decline in the net operating results of GSOs.  Revenue from GSOs increased in 2012-13 by $386 million. This was due to increases in taxation revenue ($567 million), transfers from the federal government ($95 million) and other own-source revenue ($30 million) that were partially offset by a decrease in non-renewable resources revenue ($306 million).  At the same time, expense for GSOs increased in 2012-13 by $574 million, primarily in education ($361 million), health ($169 million) and agriculture ($49 million).

 26  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Financial Highlights (continued)

Comparison to Budget

The Government prepares a Summary Financial Budget, which is based on the entities that are included in the SFS.  In this budget, the categorization of organizations is aligned with the Cabinet Committee (CIC Board or Treasury Board) that examines an organization’s budget.  There is also a category for Not-for-Profit Insurance organizations, which are intended to be actuarially sound over the long term.  As the categorization is different than that used for reporting purposes in the SFS, actual results are most easily compared to budget based on the annual surplus/deficit.

2012-13 Surplus - Comparison to Budget			Change
(millions of dollars)	2013		from
	Estimated1	Actual1	Estimated

Treasury Board Organizations
General Revenue Fund	47	58	10
Growth and Financial Security Fund	47	(42)	(90)
Other Treasury Board Organizations	321	592	272
Less: Dividends included in General Revenue Fund surplus	(449)	(543)	(94)
Adjustment for pension liability accrual	(232)	(452)	(220)
	(266)	(387)	(122)
CIC Board Organizations	347	471	125
Less: Dividends included in General Revenue Fund surplus	(153)	(315)	(162)
	(72)	(231)	(159)
Not-for-Profit Insurance Organizations	87	269	182
Surplus	15	37	23
Totals may not add due to rounding.

1	Presented on the basis of the Summary Financial Budget.

The 2012-13 SFS report a surplus of $37 million, a $23 million improvement over budget.  This improvement was largely due to budget-to-actual variances in the not-for-profit insurance organizations where investment returns and claims experience were more favourable than expected.  In addition, the adoption of a new government transfers accounting standard resulted in significant unbudgeted revenue recognition during the year.  These increases were almost entirely offset by a higher-than-expected adjustment for the pension liability accrual resulting from a lower-than-expected discount rate.

Credit Rating

Saskatchewan continues to maintain a strong credit rating with all three major credit rating agencies.  The Province’s credit rating from Standard & Poor’s is AAA, the highest level possible.  In July 2012, Moody’s Investors Services Inc. improved the outlook on Saskatchewan’s credit rating to Aa1 (positive) from Aa1 (stable).  The Dominion Bond Rating Service has assigned the Province a credit rating of AA.  The Province’s credit rating reflects its solid financial position and is an independent confirmation of the strength of Saskatchewan’s economy.  This is particularly noteworthy during a period when many credit ratings are being downgraded worldwide.

 Government of Saskatchewan – 2012-13 Public Accounts  27

Financial Statement Discussion and Analysis

Summary Financial Statements

Surplus/Deficit

Annual Surplus (Deficit) - 10 Year Trend

*	Since 2003-04, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in their year of acquisition.

Accumulated Surplus

The accumulated surplus represents the Government’s reported net economic resources.  An accumulated surplus indicates that a government has net resources that can be used to provide future services.

Accumulated Surplus (Deficit) - 10 Year Trend

*	Since 2003-04, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in their year of acquisition.
**	Includes a $1.58 billion increase for the first-time inclusion of the Boards of Education.

 28  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Revenue

2012-13 Revenue by Source ($13.20 billion)

Revenue by Source - 5 Year Comparison

*	The increase in 2010 taxation revenue is primarily due to the impact of recording education property tax resulting from the first-time inclusion of Boards of Education.

Total revenue for the year was $386 million higher than the previous year.  Changes in taxation, non-renewable resources and transfers from the federal government are mainly attributable to the results of the General Revenue Fund (GRF).  Detailed variance analysis of GRF revenue is provided in the GRF section beginning on page 13 of the Financial Statement Discussion and Analysis.

 Government of Saskatchewan – 2012-13 Public Accounts  29

Financial Statement Discussion and Analysis

Summary Financial Statements

Expense

Expense by Theme

2012-13 Expense by Theme ($14.29 billion)

*	Key components of “other” include debt charges (4%), community development (4%) and transportation (4%)

Expense by Theme as a Percentage of Total Expense - 5 Year Comparison

*	Key components of “other” include debt charges (4%), community development (4%) and transportation (4%).

 30  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Expense (continued)

Expense by Theme - 5 Year Comparison

*	Key components of “other” include debt charges ($643 million), community development ($554 million) and transportation ($533 million).

 Government of Saskatchewan – 2012-13 Public Accounts  31

Financial Statement Discussion and Analysis

Summary Financial Statements

Expense (continued)

Expense by Object

In addition to reporting expense by theme, the SFS also present expense by object, or major type of expense.

2012-13 Expense by Object ($14.29 billion)

*	The key component of “other” is amortization of tangible capital property.

Expense by Object - 5 Year Comparison

*	The increase in 2010 salaries and benefits expense and corresponding decrease in transfers expense are primarily due to the impact of the first-time inclusion of Boards of Education.

 32  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Income from Government Business Enterprises

Government business enterprises are independently managed, profit-oriented organizations that are controlled by the Government.

Income from Government Business Enterprises - 10 Year Trend

*
Beginning in 2011-12, the financial statements of government business enterprises (GBEs) are prepared in accordance with International Financial Reporting Standards.  Prior to this, the financial results of GBEs were presented on the basis of Canadian generally accepted accounting principles and have not been restated.

Income from GBEs increased by $331 million over the previous year mainly due to an increase in investment earnings, an improvement in the underwriting results reported in the insurance sector as insurance claims costs declined and premium revenues grew, and favourable fair market value adjustments due to fluctuations in natural gas pricing.  These increases were partially offset by higher operating, fuel and depreciation costs.

Since 2003-04, this income source has experienced an overall increase of $386 million.  The net income of the Liquor and Gaming Authority and Saskatchewan Telecommunications Holding Corporation has consistently contributed to this improvement in operating results for several years.  Favorable operating results in the current year for the Workers’ Compensation Board (Saskatchewan), SaskEnergy Incorporated and Saskatchewan Government Insurance also add to the growth in GBE income over the past ten years.

 Government of Saskatchewan – 2012-13 Public Accounts  33

Financial Statement Discussion and Analysis

Summary Financial Statements

Public Debt and Debt Charges

Public Debt

Public debt consists of gross debt net of sinking funds and includes:

•	general debt, which is:
▪	debt issued by the GRF and other government service organizations; and
▪	debt issued by government service organizations and subsequently loaned to government business enterprises; and
•
government business enterprise specific debt, which is debt issued by the GRF specifically on behalf of government business enterprises where the Government expects to realize the receivables from the government business enterprises and settle the external debt simultaneously.

Public debt on the Summary Statement of Financial Position is presented net of government business enterprise specific debt.

Public Debt - 10 Year Trend

At March 31, 2013, the SFS report public debt of $4.95 billion.  Since 2003-04, public debt has declined $3.82 billion, from $8.77 billion to $4.95 billion.

At March 31, 2013, government business enterprise specific debt was $4.50 billion.  Government business enterprise specific debt is included in the Investment in (or net assets of) Government Business Enterprises reported on the Summary Statement of Financial Position and disclosed in schedule 3 of the SFS.  Since 2003-04, government business enterprise specific debt has increased from $3.17 billion to $4.50 billion.  This increase has helped to finance the replacement of aging infrastructure as well as the building of new capacity to meet the demands of the recent population growth in the Province.

 34  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Public Debt and Debt Charges (continued)

Debt Charges

The Government incurs interest and other costs to service its public debt.  The amount of these costs is determined by the amount of public debt and the interest rate attached to that debt.  The average effective interest rate on gross debt during 2012-13 was 5.6 per cent (2011-12 - 6.2 per cent).

Debt Charges - 10 Year Trend

Net Debt

Net debt represents the future revenue that is required to pay for past transactions and events.  It is the difference between the SFS liabilities and financial assets.

During 2012-13, net debt increased by $566 million.  This increase can primarily be attributed to the SFS surplus of $37 million being exceeded by the net investment in tangible capital assets and other non-financial assets.

Net Debt - 10 Year Trend

Since 2003-04, the net debt of the SFS has declined from $9.43 billion to $5.11 billion.  Lower levels of net debt indicate increased flexibility over future spending.

 Government of Saskatchewan – 2012-13 Public Accounts  35

Financial Statement Discussion and Analysis

Summary Financial Statements

Financial Assets

Financial assets represent the amount of resources that are available to the Government that can be converted to cash to meet obligations or fund operations.

Financial Assets - 5 Year Trend

*	In 2012-13, primarily accounts receivable ($1.69 billion), loans receivable ($.96 billion) and other investments ($.92 billion).

Liabilities

Liabilities represent the obligations that the Government has to others arising from past transactions or events.

Liabilities - 5 Year Trend

*	In 2012-13, primarily accounts payable ($2.32 billion).

From 2008-09 to 2012-13, liabilities increased by $1.56 billion.  This is primarily a result of a $1.32 billion increase in pension liabilities and a $153 million increase in public debt.  Information relating to public debt can be found in more detail in the public debt and debt charges section found on page 34.

The total pension liability has increased from $5.45 billion in 2008-09 to $6.77 billion in 2012-13.  The increase is due to pension costs, including interest on the pension liabilities and amortization of actuarial losses, exceeding payments to the pension plans and retirees.

 36  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Non-financial Assets

Non-financial assets typically represent resources that the Government can use to provide services in the future.  Non-financial assets primarily consist of tangible capital assets but also include inventories held for consumption and prepaid expenses.

Tangible Capital Assets

The Statement of Financial Position reports the net book value of tangible capital assets held by government service organizations and does not include the capital assets held by government business enterprises.  Capital assets held by government business enterprises is $9.31 billion at March 31, 2013 and are included in the Investment in (or net assets of) Government Business Enterprises reported on the Statement of Financial Position and disclosed in schedule 3 of the SFS.  The net book value of capital assets of government service organizations in the past five years is as follows:

Net Book Value of Tangible Capital Assets - 5 Year Trend

*	The increase in net book value of tangible capital assets in 2010 is primarily due to the impact of the first-time inclusion of Boards of Education.

The net book value represents the original cost of capital assets net of accumulated amortization and write-downs in value.  The net book value of capital assets held by the Government has steadily increased over the last five years illustrating how the Government is acquiring new or replacing existing tangible capital assets faster than these same assets are wearing out or becoming obsolete.

Acquisition of tangible capital assets in 2012-13 was $1.04 billion.  These capital additions were mainly for buildings and improvements ($496 million), infrastructure ($306 million) and office and information technology ($106 million) primarily in the education, transportation and health sectors.

 Government of Saskatchewan – 2012-13 Public Accounts  37

Financial Statement Discussion and Analysis

Summary Financial Statements

Credit Rating

The improvement in the Government’s finances has led to a series of upgrades in its credit ratings.  One of the world’s leading credit rating agencies is Standard & Poor’s.

Standard & Poor’s Credit Rating from 2003-04 to 2012-13

At March 31, 2013, the credit ratings for Saskatchewan and each of the other jurisdictions are shown below.  In May 2011, Standard & Poor’s upgraded Saskatchewan’s credit rating from AA+ to AAA.  Then in July 2012, Moody’s Investors Service Inc. changed the outlook on the Province’s credit rating from Aa1 (stable) to Aa1 (positive).  These upgrades come at a time when many credit ratings are being downgraded worldwide.

Credit Ratings - March 2013

Rating Agency1
Jurisdiction	Moody's Investors Service Inc.	Standard & Poor's	Dominion Bond Rating Service
Alberta	Aaa	AAA	AAA
British Columbia	Aaa (neg)	AAA	AA(high)
Saskatchewan	Aa1 (pos)	AAA	AA
Manitoba	Aa1	AA	A(high)
Ontario	Aa2	AA- (neg)	AA (low)
Quebec	Aa2	A+	A(high)
New Brunswick	Aa2	A+	A(high)
Nova Scotia	Aa2	A+	A (pos)
Newfoundland & Labrador	Aa2	A+	A
Prince Edward Island	Aa2	A	A(low)

1
The rating agencies assign letter ratings to borrowers.  The major A bracket categories, in descending order of credit quality, are: AAA/Aaa; AA/Aa; A.  The ‘1’, ‘2’, ‘3’, ‘high’, ‘low’, ‘-’, and ‘+’ modifiers show relative standing within the major categories.  For example, AAA exceeds AA, Aa1 exceeds Aa2 and AA exceeds AA-.

 38  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition

Financial condition describes a government’s financial health or its ability to meet its existing financial obligations, both with respect to its service commitments to the public and its financial commitments to creditors, employees and others.  The following assessment of the Government’s financial condition considers three elements: sustainability, flexibility and vulnerability.

Sustainability

Sustainability is the degree to which a government can maintain its existing service commitments and meet its existing financial obligations without increasing its debt or tax burden relative to the economy within which it operates.

Net Debt to the Province’s Gross Domestic Product

Gross domestic product (GDP) is a measure of the value of the goods and services produced during a year, indicating the size of the provincial economy.  Net debt is the difference between a government’s liabilities and financial assets and represents the future revenue that is required to pay for past transactions and events.  Net debt as a percentage of the Province’s GDP provides a measure of the level of financial demands placed on the economy by the Government’s spending and taxation policies.  A higher ratio means the net debt of the Government is more onerous on the economy, which may not be sustainable.  Therefore, a lower net debt to GDP ratio is desired and indicates higher sustainability.

Net Debt as a Percentage of the Province’s Gross Domestic Product - 10 Year Comparison

The overall downward trend illustrated by this ratio is a result of growth in the provincial economy together with a declining net debt over the ten-year period.

 Government of Saskatchewan – 2012-13 Public Accounts  39

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Net Debt to Total Revenue

Another measure of a government’s sustainability is net debt as a percentage of total revenue.  Net debt provides a measure of the future revenue that is required to pay for past transactions and events.  A lower net debt to revenue ratio indicates higher sustainability, as less time is required to eliminate net debt.

Net Debt as a Percentage of Total Revenue - 10 Year Comparison

When expressed as a percentage of total revenue, the Government’s net debt has declined from 135.7 per cent to 38.7 per cent of total revenue since 2003-04.  The reduction in this ratio indicates that the Government’s annual revenue has been sufficient not only to pay for current transactions and events, but also to pay off a portion of past deficits.

 40  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Flexibility

Flexibility is the degree to which a government can change its debt or tax burden and still meet its existing service commitments and financial obligations.

Debt Charges to Total Revenue

A debt charges to revenue ratio, often referred to as the interest bite, indicates the proportion of provincial revenue that is required to pay interest charges on public debt and therefore, is not available to pay for essential public services and programs.  A lower ratio means that there is more money available to provide government services.

Debt Charges as a Percentage of Total Revenue - 10 Year Comparison

Over the last ten years, the interest bite has decreased due to both increased revenue and decreased interest costs.  In 2012-13, the Government spent approximately 4.9 cents of each dollar of revenue on debt charges on public debt, compared to 13.4 cents in 2003-04.  This reduction leaves more resources available to the Government to provide services without increasing its revenue.

 Government of Saskatchewan – 2012-13 Public Accounts  41

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Own-source Revenue to the Province’s Gross Domestic Product

This ratio measures the extent to which the Government is taking income out of the provincial economy, either through taxation, non-renewable resources revenue or user fees.  An increase in this ratio indicates that the Government’s own-source revenue is growing faster than the economy, reducing the Government’s flexibility to increase revenue without slowing the growth of the provincial economy.

Own-source Revenue as a Percentage of the Province’s Gross Domestic Product - 10 Year Comparison

Own-source revenue as a percentage of GDP has remained relatively stable over the last ten years meaning that the Government has not significantly changed its demands on the provincial economy over this time.  This indicates that the Government’s flexibility is largely unchanged over the last ten years.

 42  Government of Saskatchewan – 2012-13 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Vulnerability

Vulnerability is the degree to which a government is dependent on sources of funding outside of its control or is exposed to risks that could impair its ability to meet its existing service commitments and financial obligations.

Transfers from the Federal Government to Total Revenue

The Government has no control over the amount of federal transfers that it receives each year.  Transfers from the federal government as a percentage of total revenue is therefore an indicator of the degree of vulnerability the Government has as a result of reliance on the federal government for revenue.  Generally, a decreasing ratio indicates that a government is less reliant on federal transfers to fund its programs, making it less vulnerable.

Transfers from the Federal Government as a Percentage of Total Revenue - 10 Year Comparison

In 2012-13, 17.5 per cent of the Government’s revenue came from transfers from the federal government with the remainder coming from Saskatchewan sources.  The Government’s ability to fund essential programs and services from own-source revenue has remained fairly stable over the past several years.

 Government of Saskatchewan – 2012-13 Public Accounts  43

Financial Statement Discussion and Analysis

Risks and Uncertainties

The Government is subject to risks and uncertainties that arise from variables which the Government can not directly control.  These risks and uncertainties include:

•	changes in economic factors such as economic growth, commodity and non-renewable resource prices, inflation, interest rates, population growth, personal income and retail sales;
•	financial risks including interest rate risk, foreign exchange rate risk, credit risk and liquidity risk;
•	changes in transfers from the federal government;
•	utilization of Government services, such as crop insurance, health care and social services;
•	other unforeseen developments including natural and other disasters, changes in environmental liabilities and legal obligations; and
•	changes in accounting standards.

The Government has implemented strategies that limit its exposure to such risks and uncertainties.  The key component of this fiscal management plan is The Growth and Financial Security Act (the Act), legislation that provides a fiscal framework to ensure balanced GRF budgets and the appropriate use of surplus revenue.

The Act imposes discipline into the budgetary process and reduces risk to external events by requiring annual program reviews and the tabling of balanced budgets and debt management plans, yet the fiscal framework has the flexibility to respond to sudden and rapid changes in factors beyond the Government’s influence or control.  Specifically, the Act:

•	requires a four-year financial plan with balanced budgets to be prepared annually;
•	requires a four-year debt management plan to be prepared annually;
•	requires actual revenue in each fiscal year to be greater than actual expense;
•	requires deficits to be fully offset in the following fiscal year;
•
establishes the Growth and Financial Security Fund to assist in providing for financial security from year to year and to provide a source of funds available for use for promoting or enhancing the economic development of Saskatchewan;

•	requires 50 per cent of any GRF pre-transfer surplus to be transferred to the Growth and Financial Security Fund;
•	requires the remaining 50 per cent of any GRF pre-transfer surplus to be applied to the Debt Retirement Fund; and
•	contains provisions for extraordinary events, such as natural or other disasters, that lead to unanticipated spending or reduced revenue.

In addition, recognizing that Saskatchewan is heavily reliant on non-renewable resources and external events, the Government takes a prudent approach in developing its budget assumptions for macroeconomic variables and non-renewable resource prices.  The Government makes use of a number of forecasts from national forecasting agencies and banks, private industry and private sector analysts when developing the underlying assumptions to fiscal forecasts both at budget and throughout the fiscal year.

The fiscal impact of changes in the underlying economic assumptions, including non-renewable resource prices, are estimated on a regular basis in order to quantify the risk associated with each forecast assumption.  By understanding the size of the risk inherent in the fiscal projections, the Government is better able to make sound financial decisions.

Finally, the Government requires regular fiscal updates during the fiscal year.  These updates are based on the continual monitoring of monthly financial results and current economic conditions, as well as the early identification of potential spending pressures.  The Government publishes quarterly reports that contain revised fiscal and economic forecasts so that Saskatchewan residents are well-informed as to the Government’s current fiscal position and the risks and uncertainties associated with the Government’s fiscal plan.

Risk management specific to public debt is discussed in note 4 of both the GRF and Summary financial statements.

 44  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund Financial Statements

General Revenue Fund

Responsibility for the General Revenue Fund Financial Statements

The Government is responsible for the General Revenue Fund Financial Statements.  The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with the Government's stated accounting policies, using the Government's best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements.  Her report, which appears on the following page, provides the scope of her audit and states her opinion.

Treasury Board approves the General Revenue Fund Financial Statements.  The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Ken Krawetz

Ken Krawetz
Deputy Premier
Minister of Finance

/s/ Clare Isman

Clare Isman
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2013

 Government of Saskatchewan – 2012-13 Public Accounts  47

General Revenue Fund

Independent Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

I have audited the accompanying financial statements of the General Revenue Fund, which comprise the statement of financial position as at March 31, 2013, and the statements of operations, accumulated deficit, change in net debt, and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information. These financial statements are prepared to assist Treasury Board in meeting its reporting requirements included in Section 15 of The Financial Administration Act, 1993.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian public sector accounting standards for Treasury Board’s approval, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my adverse audit opinion.

Basis for Adverse Opinion

1.
The Government through the General Revenue Fund is responsible for the liabilities of several pension plans and a disability benefit plan. Notes 1 and 5 state that the pension liabilities and a disability benefit liability are not recorded in these financial statements. Canadian public sector accounting principles require that the pension and disability benefit liabilities be recorded in the financial statements. Had the pension and disability benefit liabilities been recorded, liabilities and accumulated deficit would increase by $6,560 million (2012 - $6,124 million) as at March 31, 2013 and, for the year, expenses would increase by $436 million (2012 - $100 million), and the surplus would decrease by the same amount.

2.
The Government records transactions between the General Revenue Fund and the Growth and Financial Security Fund (GFSF) as revenue or expense of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and the GFSF is that the amounts held by the GFSF must be repaid by the GFSF to the General Revenue Fund. Canadian public sector accounting principles do not allow the General Revenue Fund to record changes in the amount due to the GFSF as revenue or expense of the General Revenue Fund.

 Government of Saskatchewan – 2012-13 Public Accounts  49

General Revenue Fund

The financial statements show an expense (as a Transfer to the GFSF) of $8 million (2012 - $27 million) and a revenue (as a Transfer from the GFSF) of $50 million (2012 - $325 million). It is not appropriate to record an expense because the GFSF must return all amounts due to the General Revenue Fund. Likewise, it is not appropriate to record revenue for the amount the GFSF has returned to the General Revenue Fund in the year.

Instead of recording an expense or revenue, the financial statements should record an asset equal to the net amount paid to the GFSF. Had the Government properly recorded the transactions, total financial assets would increase by $666 million (2012 - $708 million) and accumulated deficit would decrease by the same amount as at March 31, 2013, and surplus for the year would decrease by $42 million
(2012 - decrease by $298 million).

3.
The Government, through the General Revenue Fund, has established a practice of providing funding primarily to school divisions, regional health authorities, and universities, to enable them to repay certain of their loans with financial institutions. In substance, the General Revenue Fund has assumed the obligation to fund the principal and interest payments related to this debt. Canadian public sector accounting principles require transactions to be accounted for based on their substance and that loans expected to be repaid through future government funding to be accounted for as a liability and expense in the year that the expectation or promise is made.

Had these obligations been recorded properly, accumulated deficit as at April 1, 2012 would increase by $169 million, liabilities and accumulated deficit as at March 31, 2013 would increase by $270 million, current year expenses would increase by $101 million, and the current year surplus would decrease by the same amount.

4.
During 2012-13, the Government recorded the General Revenue Fund’s financial contribution of $69 million to the construction of schools and long-term care facilities as tangible capital assets of the General Revenue Fund. These schools and long-term care facilities are being constructed under agreements between the Government and certain school divisions and regional health authorities. These agreements have not changed the substance of how the Government funds these types of capital assets. These assets continue to be held by the related school division and regional health authority. Canadian public sector accounting principles require transactions to be accounted for based on their substance.

Had the General Revenue Fund recorded its financial contributions properly, tangible capital assets would decrease and accumulated deficit would increase by $69 million at March 31, 2013, current year expenses would increase by $69 million, and the surplus would decrease by the same amount.

Adverse Opinion

In my opinion, because of the significance of the matters described in the Basis for Adverse Opinion paragraphs, the financial statements do not present fairly the financial position of the General Revenue Fund as at March 31, 2013, and its financial performance and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Restriction on Use and Usefulness of these Financial Statements is Limited

The primary purpose of the General Revenue Fund financial statements is to report the performance of the Fund against the Estimates. As a result, the financial statements are not be suitable for another purpose.
These financial statements contain significant departures from Canadian public sector accounting standards and only report transactions and events of the General Revenue Fund, a component of the Summary Financial Statements. Therefore, readers should not use the General Revenue Fund financial statements to understand and assess the Government’s overall management of public financial affairs and provincial resources. Rather, they should use the Summary Financial Statements of the Government of Saskatchewan.

The Government is comprised of over 270 different entities other than the General Revenue Fund. The extent

 50  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

of the Government’s controlled financial activities outside of this Fund is significant. Consideration of the financial activities of these entities and adjusting for the qualifications to the General Revenue Fund has the following impact: total financial assets increase by $6,249 million (2012 - $6,105 million); total liabilities increase by $7,533 million (2012 - $7,088 million); net debt increases by $1,284 million (2012 - $983 million); total non-financial assets increase by $3,835 million (2012 - $3,747 million); accumulated deficit decreases by $2,551 million (2012 - $2,764 million); total revenue including net income from government business enterprises increases by $2,848 million (2012 - $2,161 million); total expense increases by $2,869 million (2012 - $2,618 million); and the annual surplus decreases by $21 million (2012 - $457 million).

Only the Summary Financial Statements report the full nature and extent of the overall financial affairs and resources of the Government of the Province of Saskatchewan.

/s/ Bonnie Lysyk

BONNIE LYSYK, MBA, CA
Provincial Auditor

Regina, Saskatchewan
June 18, 2013

 Government of Saskatchewan – 2012-13 Public Accounts  51

General Revenue Fund

Statement of Financial Position
As at March 31, 2013
(thousands of dollars)

	2013	2012

Financial Assets
Cash and temporary investments (note 3)	237,264	241,429
Accounts receivable (schedule 1)	1,155,064	1,044,887
Deferred charges	(2,441)	3,729
Loans to Crown corporations (schedule 2)	886,484	556,767
Other loans (schedule 3)	99,707	92,131
Equity investment in Crown Investments Corporation of Saskatchewan	908,889	1,058,889
Total Financial Assets	3,284,967	2,997,832
Liabilities
Accounts payable and accrued liabilities (schedule 4)	1,413,746	1,376,712
Deposits held (schedule 5)	904,223	709,881
Unearned revenue	95,628	100,387
Public debt
Government general debt (note 4)(schedule 6)	3,804,817	3,807,590
Crown corporation general debt (note 4)(schedule 6)	886,484	556,767
Unamortized foreign exchange gain	5,773	6,371
Total Liabilities	7,110,671	6,557,708
Net Debt	(3,825,704)	(3,559,876)
Non-Financial Assets
Prepaid expenses	7,311	13,789
Inventories held for consumption	127,649	124,096
Tangible capital assets (schedule 9)	3,588,286	3,275,566
Total Non-Financial Assets	3,723,246	3,413,451
Accumulated Deficit	(102,458)	(146,425)

Employee future benefits (note 5)
Contingencies (note 6)
Guaranteed debt (note 6)(schedule 8)
Contractual obligations (note 7)

The accompanying notes and schedules are an integral part of these financial statements.

 Government of Saskatchewan – 2012-13 Public Accounts  53

General Revenue Fund

Statement of Operations
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Budget	Actual	Actual

Revenue
Taxation	5,315,000	5,606,526	5,035,307
Non-renewable resources	3,148,300	2,515,869	2,821,957
Transfers from government entities	639,400	898,222	781,545
Other own-source revenue	601,300	732,533	755,244
Transfers from the federal government	1,586,900	1,671,339	1,726,378
Total Revenue (schedule 10)	11,290,900	11,424,489	11,120,431
Expense (note 13)
Ministries and Agencies
Advanced Education	724,621	722,751	859,199
Agriculture	430,777	504,065	439,632
Central Services	35,564	32,687	9,666
Central Services - commercial operations (schedule 11)	-	75,625	80,683
Corrections, Public Safety and Policing	-	-	517,971
Economy	255,451	256,901	36,794
Education	1,596,067	1,653,460	1,564,240
Enterprise and Innovation Programs	-	-	24,578
Enterprise Saskatchewan	33,063	16,046	41,303
Environment	178,282	169,101	200,169
Executive Council	16,631	16,111	11,623
Finance	351,936	362,849	358,237
Finance Debt Servicing (schedule 14)	400,000	390,790	411,957
First Nations and Métis Relations	-	-	78,576
Government Relations	478,499	592,639	374,946
Government Relations - commercial operations (schedule 11)	-	3,156	2,383
Health	4,680,168	4,575,589	4,400,159
Highways and Infrastructure	425,910	433,004	443,479
Highways and Infrastructure - commercial operations (schedule 11)	-	3,526	14,061
Information Technology Office	-	-	20,921
Information Technology Office - commercial operations (schedule 11)	-	-	2,110
Innovation Saskatchewan	6,769	6,769	3,467
Justice	515,050	523,401	149,632
Labour Relations and Workplace Safety	17,489	17,036	16,948
Office of the Provincial Capital Commission	-	-	10,957
Office of the Provincial Secretary	-	-	3,133
Parks, Culture and Sport	96,288	99,820	91,715
Public Service Commission	38,541	39,451	37,050
Saskatchewan Research Council	18,983	18,983	18,133
SaskBuilds Corporation	-	2,000	-
Social Services	852,725	851,499	787,314
Legislative Assembly and its Officers
Advocate for Children and Youth	1,944	1,941	1,922
Chief Electoral Officer	2,471	2,465	16,341
Conflict of Interest Commissioner	145	131	128
Information and Privacy Commissioner	1,065	1,024	1,131
Legislative Assembly	26,067	24,387	24,186
Ombudsman	3,075	3,018	2,885
Provincial Auditor	8,332	8,330	8,134
Total Expense (schedules 12 and 13)	11,195,913	11,408,555	11,065,763
Pre-transfer surplus	94,987	15,934	54,668
Transfer to the Growth and Financial Security Fund	(47,494)	(7,967)	(27,334)
Transfer from the Growth and Financial Security Fund	-	50,000	325,000
Surplus	47,493	57,967	352,334

The accompanying notes and schedules are an integral part of these financial statements.

 54  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Statement of Accumulated Deficit
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Budget	Actual	Actual

Accumulated deficit, beginning of year	(146,425)	(146,425)	(498,759)
Adjustment for sick leave benefit obligation (note 12)	-	(14,000)	-
Surplus	47,493	57,967	352,334
Accumulated Deficit, End of Year	(98,932)	(102,458)	(146,425)

Statement of Change in Net Debt
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Budget	Actual	Actual

Surplus	47,493	57,967	352,334
Tangible Capital Assets
Acquisitions (schedule 9)	(522,447)	(513,056)	(411,951)
Amortization (schedule 9)	191,505	188,643	174,971
Net loss (gain) on disposal	1,600	(9,736)	(7,521)
Net transfers from government organizations	-	(2,427)	(682)
Proceeds on disposal	-	23,678	14,304
Write-downs (schedule 9)	-	178	460
Net Acquisition of Tangible Capital Assets	(329,342)	(312,720)	(230,419)
Other Non-Financial Assets
Net use (acquisition) of prepaid expenses	-	6,478	(2,354)
Net acquisition of inventories held for consumption	-	(3,553)	(3,444)
Net Use (Acquisition) of Other Non-Financial Assets	-	2,925	(5,798)
(Increase) decrease in net debt	(281,849)	(251,828)	116,117
Net debt, beginning of year	(3,559,876)	(3,559,876)	(3,675,993)
Adjustment for sick leave benefit obligation (note 12)	-	(14,000)	-
Net Debt, End of Year	(3,841,725)	(3,825,704)	(3,559,876)

The accompanying notes and schedules are an integral part of these financial statements.

 Government of Saskatchewan – 2012-13 Public Accounts  55

General Revenue Fund

Statement of Cash Flow
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Operating Activities
Surplus	57,967	352,334
Non-cash items included in surplus (schedule 15)	66,607	1,268
Net change in non-cash operating activities (schedule 15)	(82,807)	(317,145)
Cash Provided by Operating Activities	41,767	36,457
Capital Activities
Acquisition of tangible capital assets (schedule 9)	(513,056)	(411,951)
Proceeds on disposal of tangible capital assets	23,678	14,304
Cash Used for Capital Activities	(489,378)	(397,647)
Investing Activities
Loan advances	(436,912)	(97,649)
Loan repayments	59,072	141,209
Sinking funds
Contributions for general debt	(51,114)	(52,546)
Contributions received for Crown corporation general debt	3,587	5,828
Redemptions for general debt	1,039,846	96,992
Repayment of equity investment in Crown Investments Corporation of Saskatchewan	150,000	-
Cash Provided by Investing Activities (schedule 15)	764,479	93,834
Financing Activities
Proceeds from general debt	592,109	80,200
Repayment of general debt	(1,107,484)	(335,536)
Increase in deposits held	194,342	306,209
Cash (Used for) Provided by Financing Activities	(321,033)	50,873
Decrease in cash and temporary investments	(4,165)	(216,483)
Cash and temporary investments, beginning of year	241,429	457,912
Cash and Temporary Investments, End of Year	237,264	241,429

The accompanying notes and schedules are an integral part of these financial statements.

 56  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Notes to the Financial Statements
As at March 31, 2013

1. Significant Accounting Policies

Basis of accounting

These financial statements are prepared in accordance with Canadian public sector accounting standards, with the following exceptions:

•	transfers to and from the Growth and Financial Security Fund are included in the determination of surplus for the year; and
•
pension liabilities and a disability benefit liability are not recorded in the financial statements.  The General Revenue Fund accounts for defined benefit pension plans and a disability benefit plan on a cash basis.

Reporting entity

The General Revenue Fund is the general fund, which receives all revenues unless otherwise specified by law.  Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as revolving funds, special purpose funds, government business enterprises and other Crown corporations and agencies report separately in other financial statements.  Only financial transactions to or from these other entities are included in the General Revenue Fund.

Government business enterprises are self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity.

The Government’s Summary financial statements, which include the financial activities of the General Revenue Fund and other government entities, are provided separately.

Specific accounting policies

Financial assets

Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are recorded at the lower of cost or market.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of general debt and related derivative instruments.  They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans to Crown corporations and Other loans generally have fixed repayment terms and are interest bearing.  Promissory notes issued by Crown corporations are recorded at par; all other loans are recorded at cost.  Loans to Crown corporations are presented net of amounts Crown corporations have contributed to sinking funds and net of government business enterprise specific debt.

Equity investment in Crown Investments Corporation of Saskatchewan is an advance to the corporation to form its equity capitalization and is recorded at cost.

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

Liabilities

Liabilities are present obligations to individuals and organizations outside of the General Revenue Fund as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement.  They consist of obligations to provide authorized transfers where eligibility criteria are met, to repay borrowings, to pay for goods and services acquired prior to year-end and to deliver goods or services in the future where payment has been received.  Liabilities include contingencies when it is likely that a liability exists and the amount can be reasonably estimated.

Unearned revenue consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

 Government of Saskatchewan – 2012-13 Public Accounts  57

General Revenue Fund

Notes to the Financial Statements

1. Significant Accounting Policies (continued)

Public debt is recorded at par, and is comprised of:

•	government general debt, which is debt issued by the General Revenue Fund to fund government spending;
•	Crown corporation general debt, which is debt issued by the General Revenue Fund and subsequently loaned to a Crown corporation; and
•
government business enterprise specific debt, which is debt issued by the General Revenue Fund specifically on behalf of government business enterprises, where the government expects to realize the receivables from the government business enterprises and settle the external debt simultaneously.  Government business enterprises for which the government issues debt specifically are listed in schedule 6.

On the Statement of Financial Position, public debt is presented net of loans to Crown corporations for government business enterprise specific debt.  Debt servicing costs on the Statement of Operations are presented net of reimbursements of interest for government business enterprise specific debt.

Certain debenture issues require contributions to a sinking fund.  These obligations are recorded at principal less sinking fund balances where applicable.  The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made for debt incurred on their behalf.  Premiums and discounts on long-term investments within these sinking funds are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Premiums, discounts and issue costs incurred on general debt are recorded as deferred charges.  Premiums, discounts and commissions on government business enterprise specific debt are netted against reimbursements by these entities.

Unamortized foreign exchange gain or loss includes unrealized foreign exchange gains and losses resulting from conversion of general debt and sinking fund investments held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue.  Realized foreign exchange gains and losses resulting from general debt transactions are included in debt servicing costs.

Guaranteed debt includes guarantees by the Minister of Finance made through specific agreements or legislation to pay all or part of the principal and/or interest on a debt obligation in the event of default by the borrower.  Loss provisions on guaranteed debt are recorded as a liability and an expense when it is likely that a loss will occur.  The amount of the loss provision represents the best estimate of future payments net of recoveries.

Non-financial assets

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories held for consumption are recorded at cost and are expensed as they are consumed.

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment of the asset but does not include interest.  Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Revenue

Revenues are recorded on the accrual basis.  For corporate and individual income taxes, cash received from the federal government provides the best estimate and is used as the basis for recording the tax revenue.  Government transfers are recognized as revenue in the period during which the transfer is authorized and eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis, except for costs related to defined benefit pension plans and a disability benefit plan, which are recorded on the cash basis.  Government transfers are recognized as expenses in the period during which the transfer is authorized and eligibility criteria are met.

 58  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Notes to the Financial Statements

1. Significant Accounting Policies (continued)

Future changes in accounting policies

A number of new standards and amendments to standards issued by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants are not yet effective and have not been applied in preparing these financial statements.  The following standards for governments will become effective as follows:

PS 3260 Liability for Contaminated Sites (effective April 1, 2014), a new standard providing guidance on the recognition, measurement and disclosure of liabilities for the remediation of contaminated sites.

PS 3450 Financial Instruments (effective April 1, 2015), a new standard establishing guidance on the recognition, measurement, presentation and disclosure of financial instruments, including derivatives.

PS 2601 Foreign Currency Translation (effective April 1, 2015), replaces PS 2600 with revised guidance on the recognition, presentation and disclosure of transactions that are denominated in a foreign currency.

PS 1201 Financial Statement Presentation (effective in the period PS 3450 and PS 2601 are adopted), replaces PS 1200 with revised general reporting principles and standards of presentation and disclosure in government financial statements.

PS 3041 Portfolio Investments (effective in the period PS 3450, PS 2601 and PS 1201 are adopted), replaces PS 3040 with revised guidance on accounting for and presentation and disclosure of portfolio investments.

The Government plans to adopt these new and amended standards on the effective date and is currently analyzing the impact this will have on these financial statements.

2. Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements is known as measurement uncertainty.  Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty that may be material to these financial statements exists:

•	in corporate and individual income tax revenue of $3,244.5 million (2012 - $2,691.2 million) because final tax assessments may differ from initial estimates on which cash payments are based;
•	in oil and natural gas non-renewable resource revenue of $1,295.2 million (2012 - $1,546.2 million) because of price and production sensitivities in the royalty revenue structures;
•
in resource surcharge non-renewable resource revenue of $627.7 million (2012 - $452.8 million) because the final valuation of resource sales may differ from initial estimates on which installments are based;

•	in potash non-renewable resource revenue of $364.5 million (2012 - $438.4 million) because actual operating profits may differ from initial estimates;
•
in the Canada Health Transfer and Canada Social Transfer revenue of $1,300.4 million (2012 - $1,199.2 million) because of changes in the economic and demographic conditions in the Province and the country;

•	in agricultural income stability programs expense of $203.6 million (2012 - $83.4 million) because actual program uptake may differ from initial estimates which are based on farm income forecasts; and
•	in the disclosure of liabilities for defined benefit pension plans of $6,552.6 million (2012 - $6,114.4 million) because actual experience may differ from actuarial estimations and assumptions.

While best estimates are used for reporting items subject to measurement uncertainty, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

3. Cash and Temporary Investments

Temporary investments are recorded at $69.1 million (2012 - $110.8 million), consist of investment grade money market securities and are generally for less than 90 days.  Due to their short-term nature, market value approximates cost.

 Government of Saskatchewan – 2012-13 Public Accounts  59

General Revenue Fund

Notes to the Financial Statements

4. Risk Management of Public Debt

Funds are borrowed in both domestic and foreign capital markets by issuing Government of Saskatchewan securities.  This borrowing activity finances government operations and the activities of Crown corporations.  These transactions result in exposure to four types of risk:  interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained.  Where market conditions dictate that other forms of debt are more attractive, opportunities are sought to use derivative financial instruments to reduce these risks.  A derivative financial instrument is a contract, the value of which is based on the value of another asset or index.

Interest rate risk is the risk that debt servicing costs will increase due to changes in interest rates.  This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest.

Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds.  Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps.  There are interest rate swaps on a notional value of debt of $66.0 million (2012 - $66.0 million).  At March 31, 2013, 80.2 per cent (2012 - 83.0 per cent) of the gross debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Gross debt includes floating rate debt of $2,177.7 million (2012 - $1,854.1 million).  A one percentage point increase in interest rates would decrease the surplus by $13.9 million in 2012-13.

Interest rate risk is also managed through the use of bond forward contracts.  At March 31, 2013, obligations existed to sell $300.0 million of 4.00 per cent June 1, 2041 Government of Canada debentures (2012 - nil) for proceeds of $391.4 million (2012 - nil) by October 28, 2013.

Foreign exchange rate risk is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies.  This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of cross currency swaps.  At March 31, 2013, 97.5 per cent (2012 - 97.5 per cent) of the gross debt is effectively denominated in Canadian dollars.  A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2013 level would have an insignificant effect on debt and debt servicing costs.

The following foreign denominated items have been hedged to Canadian dollars using cross currency swaps:

•	debentures totalling 825.0 million U.S. dollars (2012 - 1,225.0 million) fully hedged to $1,051.1 million Canadian (2012 - $1,619.3 million);
•	debentures totalling 300.0 million Swiss francs (2012 - 300.0 million) fully hedged to $274.7 million Canadian (2012 - $274.7 million); and
•	interest payments on debentures of 275.0 million U.S. dollars (2012 - 275.0 million) hedged to Canadian dollars at an exchange rate of 1.2325 (2012 - 1.2325).

In total, there are cross currency swaps on a notional value of debt of $1,939.3 million (2012 - $2,507.5 million).  The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract.  This risk is managed by dealing only with counterparties that have good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis.  At March 31, 2013, 100 per cent (2012 - 100 per cent) of counterparties held a Standard and Poor’s credit rating of A or higher.

Liquidity risk is a risk that financial commitments will not be met over the short term.  This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

 60  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Notes to the Financial Statements

5. Employee Future Benefits

Pension plans

The Government sponsors several defined benefit pension plans and a defined contribution pension plan.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items.  The investment in Government of Saskatchewan securities is insignificant for all plans.

Defined benefit plans

Defined benefit plans provide benefits based on length of service and pensionable earnings.  A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years.  Members contribute a percentage of salary, which may vary based on age, to their plan.  Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP).  Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan (STC), Anti-TB League Employees Superannuation Plan (ATB) and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation.  Obligations for allowances payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA) are part of the General Revenue Fund.

Actuarial valuations are performed at least triennially.  An actuary extrapolates these valuations when a valuation is not done in the current fiscal year.  Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality.  These assumptions reflect estimates of expected long-term rates and short-term forecasts.  Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services.  Pension fund assets are valued at market related values based on actual market values averaged over a four-year period.  In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

The Government is required to match member current service contributions for all plans except the PSSP and Judges.  Separate pension funds are maintained for all plans except the PSSP and the MLA.  The PSSP member contributions are deposited into the General Revenue Fund.  All pension obligations arising under the PSSP and the MLA are paid from the General Revenue Fund.

Information on the defined benefit plans is as follows:
	2013						2012
	TSP	PSSP		Others		Total	Total

Plan status	closed	closed		closed1		n/a	n/a
Member contribution rate (percentage of salary)	7.85	7.00-9.00	2	5.00-9.00	2	n/a	n/a
Number of active members	970	285		53		1,308	1,712
Average age of active members (years)	58.0	59.4		58.1		58.3	58.0
Number of former members entitled to deferred
pension benefits	4,234	75		8		4,317	4,507
Number of superannuates and surviving spouses	11,498	5,660		2,241		19,399	19,384
Actuarial valuation date	June 30/11	Dec. 31/11		Various		n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	3.50	3.50		3.50		n/a	n/a
Expected rate of return on plan assets (percentage)	5.00	n/a		5.50-5.85		n/a	n/a
Discount rate (percentage)	3.20	3.00		2.70-3.60		n/a	n/a
Inflation rate (percentage)	2.50	2.50		2.50		n/a	n/a
Expected average remaining service life (years)	3.5	0.3		0.9-7.3		n/a	n/a
Post-retirement index (percentage of annual increase in
Consumer Price Index)	80	70		70-75		n/a	n/a
1	Judges is open to new membership; all other plans are closed.
2	Contribution rate varies based on age upon joining the plan.

 Government of Saskatchewan – 2012-13 Public Accounts  61

General Revenue Fund

Notes to the Financial Statements

5. Employee Future Benefits (continued)

Based on the latest actuarial valuations, extrapolated to March 31, 2013, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:
(thousands of dollars)	2013				2012
	TSP1	PSSP	Others	Total	Total

Accrued benefit obligation,
beginning of year	5,796,584	2,085,497	373,171	8,255,252	7,361,401
Current period benefit cost	23,397	2,477	6,582	32,456	39,255
Interest cost	205,787	72,791	13,657	292,235	343,018
Actuarial losses	259,067	126,732	26,353	412,152	994,278
Benefit payments	(340,571)	(131,599)	(23,082)	(495,252)	(482,700)
Accrued Benefit Obligation, End of Year	5,944,264	2,155,898	396,681	8,496,843	8,255,252
Plan assets, beginning of year	751,164	-	216,500	967,664	1,217,380
Employer contributions	208,420	131,156	6,302	345,878	273,829
Employee contributions	4,726	443	589	5,758	8,387
Return on plan assets	37,638	-	10,245	47,883	81,068
Actuarial (losses) gains	-	-	10,445	10,445	(130,300)
Benefit payments	(340,571)	(131,599)	(23,082)	(495,252)	(482,700)
Plan Assets, End of Year 2	661,377	-	220,999	882,376	967,664
	5,282,887	2,155,898	175,682	7,614,467	7,287,588
Unamortized estimation adjustments3	(905,919)	(126,732)	(29,199)	(1,061,850)	(1,173,143)
Total Pension Liabilities4	4,376,968	2,029,166	146,483	6,552,617	6,114,445

1	The TSP had an actual rate of return on plan assets of 5.5 per cent (2012 - 1.7 per cent).
2
At March 31, 2013, the market value of plan investments was $875.0 million (2012 - $962.3 million).  Of this amount 59.2 per cent (2012 - 44.6 per cent) was invested in fixed income securities and 26.2 per cent (2012 - 42.1 per cent) in equity investments.

3
Unamortized estimation adjustments are amortized against the net obligation over periods ranging from 3.5 to 4.0 years for the TSP, 0.3 years for the PSSP and from 0.9 to 10 years for the other plans. These represent the expected average remaining service life of active plan members at the time the estimation adjustments arose.

4
Changes in assumptions can result in significantly higher or lower estimates of pension liabilities.  A one percentage point decrease in the discount rate would result in a $787.1 million and $278.1 million increase in the pension liabilities for the TSP and the PSSP respectively, and a one percentage point increase would result in a $643.8 million and $228.5 million decrease in the pension liabilities for the TSP and the PSSP respectively.

Defined contribution plans

Defined contribution plans provide pensions based on accumulated contributions and investment earnings.  Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution plan.  Employers are required to provide contributions at specified rates for employee current service.  The General Revenue Fund has fully funded its share of contributions. The General Revenue Fund also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation.

Information on the defined contribution plans to which the General Revenue Fund contributes is as follows:
	2013				2012
	PEPP		STRP¹	Total	Total

Plan status	open		n/a	n/a	n/a
Member contribution rate (percentage of salary)	5.00-9.00	2	n/a	n/a	n/a
Government contribution rate (percentage of salary)	6.00-9.00	2	n/a	n/a	n/a
Number of active members, all employers	25,930		n/a	25,930	25,454
General Revenue Fund participation
Number of active members	11,969		n/a	11,969	11,854
Member contributions (thousands of dollars)	56,698		n/a	56,698	54,776
Government contributions (thousands of dollars)	60,303		66,779	127,082	124,986
1	The STRP is a contributory defined benefit pension plan. The Government contributes an amount which is set through provincial negotiations.
2	Contribution rate varies based on employee group.

 62  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Notes to the Financial Statements

5. Employee Future Benefits (continued)

Pension expense

Pensions are accounted for on a cash basis.  The pension liabilities are not recorded in the financial statements.
(thousands of dollars)	2013	2012

Defined benefit plans	345,878	273,829
Defined contribution plans	127,082	124,986
Total Pension Expense	472,960	398,815

Other employee future benefits

The Government provides long-term disability benefits to members of the TSP.  The disability benefit plan liability of $7.4 million (2012 - $9.6 million) is not recorded in the financial statements.  An accumulated sick leave benefit of $14.0 million is recorded in accounts payable and accrued liabilities.

6. Contingencies

Guaranteed debt

The Minister of Finance has guaranteed the debt of others of $132.0 million (2012 - $93.9 million).  Schedule 8 provides a listing of guaranteed debt.

Lawsuits

The Government is involved in various legal actions, the outcome of which is not determinable.  Up to $344.5 million may be paid depending on the outcome of lawsuits in progress.  The lawsuits in progress include aboriginal land claims, claims for damages to persons and property, disputes of taxes and funding and various other legal actions.

7. Contractual Obligations

Contractual obligations are as follows:
(thousands of dollars)	2014	2015	2016	2017	2018	Thereafter	Total
Construction and acquisition of tangible capital assets	428,501	83,295	11,595	4,503	396	-	528,290
Leases
Capital1	6,502	6,330	6,073	5,699	5,758	75,938	106,300
Operating	43,034	37,589	28,439	20,832	14,295	50,766	194,955
Computer and satellite service agreements	55,526	24,619	16,324	14,305	9,080	-	119,854
Agriculture research and development	17,811	14,909	12,140	10,348	9,919	4,895	70,022
Beverage container collection and recycling programs	22,752	22,000	22,000	-	-	-	66,752
Economic growth projects	6,649	7,546	7,545	2,465	1,165	13,320	38,690
Other transfers
Capital	2,434	52,090	25,802	162	-	-	80,488
Operating	49,213	21,512	-	-	-	-	70,725
Other	3,373	-	-	-	-	-	3,373
Total Contractual Obligations	635,795	269,890	129,918	58,314	40,613	144,919	1,279,449

1	These financial statements include capital lease obligations of $45.2 million representing aggregate payments of $106.3 million (reported above) net of interest and executory costs of $61.1 million.

Contractual obligations with no fixed maturity date include rural municipality and school division tax loss compensation of approximately $12.4 million as land achieves reserve status over the course of the agreements.

 Government of Saskatchewan – 2012-13 Public Accounts  63

General Revenue Fund

Notes to the Financial Statements

8. Related Party Transactions

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Transactions include transfers to related parties of $5,308.5 million (2012 - $5,152.6 million).

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms.  These transactions include:

•	payments to Saskatchewan Telecommunications Holding Corporation of approximately $22.1 million (2012 - $24.8 million); and
•
taxation and non-renewable resource revenue received from related parties during 2012-13 of approximately $111.5 million (2011-12 - $113.8 million).  In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Amounts due to or from related parties are described separately in these financial statements.

9. Trust Funds

The General Revenue Fund has no equity in trust fund assets.  Trust fund assets held and administered but not owned by the General Revenue Fund are as follows:
(thousands of dollars)	2013	2012

Pension plans	8,435,470	7,809,106
Public Guardian and Trustee of Saskatchewan	177,922	163,730
Other	93,517	81,900
Total Trust Fund Assets1	8,706,909	8,054,736
1	Amounts are based on the latest financial statements of the funds closest to March 31, 2013, where available.

10. Debt Retirement Fund

This fund was established pursuant to The Growth and Financial Security Act and is an accounting of the surpluses of the General Revenue Fund commencing April 1, 2008.  This Fund has no underlying assets.
(thousands of dollars)	Budget	Actual

Debt Retirement Fund, beginning of year	3,213,366	3,213,366
Surplus for the year	47,493	57,967
Debt Retirement Fund, End of Year	3,260,859	3,271,333

 64  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Notes to the Financial Statements

11. Change in Accounting Policies

During 2012-13, the Government adopted new standards of accounting for government transfers and tax revenue recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

Government Transfers

The new government transfers standard has been applied prospectively, and accordingly, comparative figures have not been restated.  The accounting change did not have a significant impact on the current year financial statements.

Tax Revenue

Under the new tax revenue standard, the Saskatchewan Low-Income Tax Credit is netted against provincial sales taxation revenue, the type of tax revenue for which the credit is providing relief, rather than individual income taxation revenue.  Additionally, penalties and interest collected on tax revenue are recorded separate from tax revenue, and commissions paid to retailers on the collection of taxes are recorded as an expense.  The new standard has been applied prospectively, and accordingly, comparative figures have not been restated.  The accounting change has no effect on the current year surplus but results in the reclassification of certain revenues and expenses as follows:

•	an increase in individual income taxation revenue of $84.9 million;
•	a decrease in provincial sales taxation revenue of $82.7 million;
•	an increase in interest revenue of $7.4 million;
•	an increase in penalties revenue of $4.1 million
•	a decrease in resource surcharge revenue of $4.1 million; and
•	an increase in goods and services expense of $9.8 million.

12. Adjustment to Accumulated Deficit

Accumulated Sick Leave Benefit Obligation

During 2012-13, a liability for an accumulated sick leave benefit obligation was reported in accordance with Canadian public sector accounting standards.  The liability was accounted for retroactively without restatement of prior periods and resulted in an increase to accounts payable and accrued liabilities and a decrease to opening accumulated deficit of $14.0 million.

13. Government Reorganization

On May 25, 2012 and December 12, 2012, the Government announced organizational changes that resulted in responsibility for certain functions being transferred between ministries.

The 2013 budget and actual expenses in the Statement of Operations reflect the organizational changes.

The information below reconciles the 2013 budget and actual expenses presented in the Statement of Operations to the 2013 Estimates approved by the Legislative Assembly.

 Government of Saskatchewan – 2012-13 Public Accounts  65

General Revenue Fund

Notes to the Financial Statements

13. Government Reorganization (continued)

(thousands of dollars)	2013 Budget			2013 Actual
	Approved		Statement of	Approved		Statement of
	Estimates	Adjustments	Operations	Estimates	Adjustments	Operations

Ministries and Agencies
Advanced Education1	890,598	(165,977)	724,621	885,721	(162,970)	722,751
Agriculture	430,777	-	430,777	504,065	-	504,065
Central Services2	14,542	21,022	35,564	13,002	19,685	32,687
Central Services - commercial operations2	-	-	-	72,602	3,023	75,625
Corrections, Public Safety and Policing3 4	374,731	(374,731)	-	445,039	(445,039)	-
Corrections, Public Safety and Policing - commercial operations3	-	-	-	3,156	(3,156)	-
Economy1	43,037	212,414	255,451	50,618	206,283	256,901
Education	1,596,067	-	1,596,067	1,653,460	-	1,653,460
Enterprise and Innovation Programs1	27,347	(27,347)	-	25,288	(25,288)	-
Enterprise Saskatchewan	33,063	-	33,063	16,046	-	16,046
Environment1	178,462	(180)	178,282	169,101	-	169,101
Executive Council5	16,572	59	16,631	16,111	-	16,111
Finance	351,936	-	351,936	362,849	-	362,849
Finance Debt Servicing	400,000	-	400,000	390,790	-	390,790
First Nations and Métis Relations1 3	81,943	(81,943)	-	79,667	(79,667)	-
Government Relations3 5	386,783	91,716	478,499	432,732	159,907	592,639
Government Relations - commercial operations3	-	-	-	-	3,156	3,156
Health	4,680,168	-	4,680,168	4,575,589	-	4,575,589
Highways and Infrastructure	425,910	-	425,910	433,004	-	433,004
Highways and Infrastructure - commercial operations	-	-	-	3,526	-	3,526
Information Technology Office2	16,681	(16,681)	-	15,343	(15,343)	-
Information Technology Office - commercial operations2	-	-	-	3,023	(3,023)	-
Innovation Saskatchewan	6,769	-	6,769	6,769	-	6,769
Justice4	152,558	362,492	515,050	160,171	363,230	523,401
Labour Relations and Workplace Safety	17,489	-	17,489	17,036	-	17,036
Office of the Provincial Capital Commission2 5	14,715	(14,715)	-	12,634	(12,634)	-
Parks, Culture and Sport1	102,417	(6,129)	96,288	107,984	(8,164)	99,820
Public Service Commission	38,541	-	38,541	39,451	-	39,451
Saskatchewan Research Council	18,983	-	18,983	18,983	-	18,983
SaskBuilds Corporation	-	-	-	2,000	-	2,000
Social Services	852,725	-	852,725	851,499	-	851,499
Legislative Assembly and its Officers
Advocate for Children and Youth	1,944	-	1,944	1,941	-	1,941
Chief Electoral Officer	2,471	-	2,471	2,465	-	2,465
Conflict of Interest Commissioner	145	-	145	131	-	131
Information and Privacy Commissioner	1,065	-	1,065	1,024	-	1,024
Legislative Assembly	26,067	-	26,067	24,387	-	24,387
Ombudsman	3,075	-	3,075	3,018	-	3,018
Provincial Auditor	8,332	-	8,332	8,330	-	8,330
Total Expense	11,195,913	-	11,195,913	11,408,555	-	11,408,555
1
Economy assumed responsibility for Enterprise and Innovation Programs, employment and immigration from Advanced Education, business development from Environment, First Nations and Métis economic development from First Nations and Métis Relations and tourism from Parks, Culture and Sport.

2	Central Services assumed responsibility for the Information Technology Office and the Saskatchewan Archives Board from the Office of the Provincial Capital Commission.
3	Government Relations assumed responsibility for public safety from Corrections, Public Safety and Policing and First Nations and Métis relations from First Nations and Métis Relations.
Justice assumed responsibility for corrections and policing from Corrections, Public Safety and Policing.
5
Executive Council assumed responsibility for a position providing support for the Provincial Secretary from Government Relations and for capital commission operations from the Office of the Provincial Capital Commission.

14. Comparative Figures

Certain 2012 comparative figures have been reclassified to conform with the current year’s presentation.  With regard to expenses, the figures are reported on the same basis as the Estimates for the prior year.

 66  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Accounts Receivable	Schedule 1
As at March 31, 2013
(thousands of dollars)

	2013	2012

Taxation	248,522	228,751
Non-renewable resources	248,613	225,156
Transfers from government entities	111,850	113,556
Other own-source revenue	102,821	106,447
Transfers from the federal government	434,523	369,064
Other	64,087	57,161
	1,210,416	1,100,135
Provision for loss	(55,352)	(55,248)
Total Accounts Receivable1	1,155,064	1,044,887

1	Includes $135.8 million due from related parties (2012 - $136.1 million).

Loans to Crown Corporations				Schedule 2
As at March 31, 2013
(thousands of dollars)

			2013	2012

Promissory Notes
Information Services Corporation of Saskatchewan			9,935	9,935
Liquor and Gaming Authority			125,064	-
Municipal Financing Corporation of Saskatchewan			15,289	14,842
Saskatchewan Telecommunications Holding Corporation			157,000	14,200
Saskatchewan Water Corporation			16,203	18,961
SaskEnergy Incorporated			245,000	140,000
Total Promissory Notes			568,491	197,938

	Principal	Sinking
	Outstanding	Fund Equity
		(schedule 7)
Long-Term Loans
Saskatchewan Housing Corporation	52,004	(26,722)	25,282	27,238
Saskatchewan Opportunities Corporation	36,684	(1,393)	35,291	35,729
Saskatchewan Power Corporation	100,000	(4,697)	95,303	96,547
Saskatchewan Water Corporation1	-	-	-	35,106
SaskEnergy Incorporated	170,000	(7,883)	162,117	164,209
Total Long-Term Loans	358,688	(40,695)	317,993	358,829
Total Loans to Crown Corporations2			886,484	556,767

1
During 2012-13, Saskatchewan Water Corporation was reclassified as a government business enterprise.  As at April 1, 2012, loans to Saskatchewan Water Corporation decreased by $35.1 million as a result of debt issued specifically on behalf of Saskatchewan Water Corporation being reclassified from Crown corporation general debt to government business enterprise specific debt (schedule 6).

2	Loans to Crown corporations are presented net of government business enterprise specific debt of $4,487.9 million (2012 - $3,905.4 million) (schedule 6).

 Government of Saskatchewan – 2012-13 Public Accounts  67

General Revenue Fund

Other Loans				Schedule 3
As at March 31, 2013
(thousands of dollars)

	2013		2012
Advanced Education
Saskatchewan Student Aid Fund		82,504		80,504

Agriculture
Short-term hog loans	2,104		3,289
Provision for loss	(983)	1,121	(1,181)	2,108

Economy
Economic development loans	1,521		1,760
Provision for loss	(896)	625	(930)	830

Grey Cup loan		6,200		-

Small business loans association	7,841		7,450
Provision for loss	(1,651)	6,190	(2,037)	5,413

Other		3,067		3,276
Total Other Loans		99,707		92,131

 68  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Accounts Payable and Accrued Liabilities		Schedule 4
As at March 31, 2013
(thousands of dollars)

	2013	2012

Salaries and benefits	91,894	72,159
Transfers
Capital	154,106	150,757
Operating	429,677	335,418
Goods and services	96,072	150,569
Accrued interest	83,951	104,495
Equalization and Canada Health and Social Transfer repayable to the federal
government	204,095	227,530
Transfers to the federal government	125,503	144,277
Tangible capital assets	165,769	96,527
Other	62,679	94,980
Total Accounts Payable and Accrued Liabilities1	1,413,746	1,376,712

1	Includes $281.0 million payable to related parties (2012 - $251.5 million) and $336.5 million payable to the federal government (2012 - $412.8 million).

Deposits Held		Schedule 5
As at March 31, 2013
(thousands of dollars)

	2013	2012

Deposits held on behalf of government entities and others
Crop Reinsurance Fund of Saskatchewan	120,362	81,768
eHealth Saskatchewan	25,852	23,197
Enterprise Saskatchewan	8,842	18,341
Extended Health Care Plans	22,261	19,531
Financial and Consumer Affairs Authority of Saskatchewan	14,189	14,338
Innovation Saskatchewan	5,304	7,387
Liquor and Gaming Authority	120,309	40,020
Oil and Gas Orphan Fund	11,812	9,101
Public Employees' Dental Plan	31,624	32,606
Public Employees' Pension Plan	9,700	9,498
Public Guardian and Trustee of Saskatchewan	4,872	7,043
Queen's Bench Court Accounts	11,873	10,290
Saskatchewan Agricultural Stabilization Fund	2,385	14,897
Saskatchewan Apprenticeship and Trade Certification Commission	6,116	5,253
Saskatchewan Crop Insurance Corporation	414,819	322,248
Saskatchewan Student Aid Fund	12,890	16,138
School Division Tax Loss Compensation Fund	7,377	7,274
Transportation Partnerships Fund	8,230	6,912
Victims' Fund	9,390	8,298
Other	33,446	31,972
Conditional receipts	22,570	23,769
Total Deposits Held	904,223	709,881

 Government of Saskatchewan – 2012-13 Public Accounts  69

General Revenue Fund

Public Debt						Schedule 6
As at March 31, 2013
(thousands of dollars)

	2013			2012
		Government			Government
		Business			Business
		Enterprise			Enterprise
	General	Specific	Public	General	Specific	Public
	Debt1	Debt1	Debt	Debt1	Debt1	Debt

Government	3,804,817	-	3,804,817	3,807,590	-	3,807,590

Crown Corporation
Information Services Corporation of
Saskatchewan	9,935	-	9,935	9,935	-	9,935
Liquor and Gaming Authority	125,064	-	125,064	-	-	-
Municipal Financing Corporation of
Saskatchewan	15,289	132,377	147,666	14,842	120,807	135,649
Saskatchewan Gaming Corporation	-	6,000	6,000	-	6,000	6,000
Saskatchewan Housing Corporation	25,282	-	25,282	27,238	-	27,238
Saskatchewan Opportunities Corporation	35,291	-	35,291	35,729	-	35,729
Saskatchewan Power Corporation	95,303	3,251,648	3,346,951	96,547	2,646,587	2,743,134
Saskatchewan Telecommunications
Holding Corporation	157,000	495,754	652,754	14,200	507,827	522,027
Saskatchewan Water Corporation ²	16,203	32,044	48,247	54,067	-	54,067
SaskEnergy Incorporated	407,117	570,055	977,172	304,209	624,171	928,380
Total Crown Corporation 3	886,484	4,487,878	5,374,362	556,767	3,905,392	4,462,159
Public Debt 4 5	4,691,301	4,487,878	9,179,179	4,364,357	3,905,392	8,269,749

1	General debt and government business enterprise specific debt are net of sinking funds.
2
During 2012-13, Saskatchewan Water Corporation was reclassified as a government business enterprise.  As at April 1, 2012, $35.1 million of debt issued specifically on behalf of Saskatchewan Water Corporation was reclassified from Crown corporation general debt to government business enterprise specific debt.

3	On the Statement of Financial Position, public debt is presented net of loans to Crown corporations for government business enterprise specific debt of $4,487.9 million (2012 - $3,905.4 million).
4	Included in public debt is U.S. dollar debt converted to $3.9 million Canadian (2012 - $23.9 million) at the exchange rate in effect at March 31, 2013 of 1.0156 (2012 - 0.9991).

Public debt is comprised of gross debt net of sinking funds as follows:
	2013
	Gross	Sinking	Public
	Debta	Funds	Debt
		(schedule 7)

Government	5,025,494	(1,220,677)	3,804,817
Crown Corporation
Information Services Corporation of Saskatchewan	9,935	-	9,935
Liquor and Gaming Authority	125,064	-	125,064
Municipal Financing Corporation of Saskatchewan	150,289	(2,623)	147,666
Saskatchewan Gaming Corporation	6,000	-	6,000
Saskatchewan Housing Corporation	52,004	(26,722)	25,282
Saskatchewan Opportunities Corporation	36,684	(1,393)	35,291
Saskatchewan Power Corporation	3,748,741	(401,790)	3,346,951
Saskatchewan Telecommunications Holding Corporation	743,600	(90,846)	652,754
Saskatchewan Water Corporation	59,903	(11,656)	48,247
SaskEnergy Incorporated	1,056,183	(79,011)	977,172
Total Crown Corporation	5,988,403	(614,041)	5,374,362
Public Debt	11,013,897	(1,834,718)	9,179,179
a
The average effective interest rate on gross debt during 2012-13 was 5.6 per cent (2011-12 - 6.2 per cent), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures.  The average term to maturity of gross debt is 12.0 years (2012 - 11.6 years).

 70  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Public Debt (continued)	Schedule 6

5	Debt principal payment requirements in each of the next five years and thereafter are as follows:
	2013	2012

Year of Maturity

Short-term promissory notes	1,385,977	692,657
2012-13	-	1,157,076
2013-14	790,336	789,647
2014-15	946,155	946,427
2015-16	491,870	491,870
2016-17	390,601	390,601
2017-18	233,991	-
6-10 years	1,861,968	1,628,230
Thereafter	4,912,999	4,814,311
Gross debt a	11,013,897	10,910,819
Sinking funds	(1,834,718)	(2,641,070)
Public Debt	9,179,179	8,269,749
a
Gross debt includes Canada Pension Plan debentures of $745.1 million (2012 - $745.1 million).  These debentures are callable in whole or in part before maturity at the option of the Minister of Finance of Saskatchewan.

 Government of Saskatchewan – 2012-13 Public Accounts  71

General Revenue Fund

Sinking Funds						Schedule 7
As at March 31, 2013
(thousands of dollars)

	2012	2013
	Sinking				Currency	Sinking
	Funds	Contributions1	Earnings2	Redemptions3	Adjustment	Funds

Government	2,099,294	47,527	109,408	(1,039,846)	4,294	1,220,677

Crown Corporation
Municipal Financing Corporation of Saskatchewan	2,097	392	134	-	-	2,623
Saskatchewan Housing Corporation	24,766	520	1,436	-	-	26,722
Saskatchewan Opportunities Corporation	955	367	71	-	-	1,393
Saskatchewan Power Corporation	353,788	26,723	21,279	-	-	401,790
Saskatchewan Telecommunications Holding
Corporation	78,773	7,366	4,707	-	-	90,846
Saskatchewan Water Corporation	8,594	2,517	545	-	-	11,656
SaskEnergy Incorporated	72,803	8,112	4,302	(6,206)	-	79,011
Total Crown Corporation	541,776	45,997	32,474	(6,206)	-	614,041
Total Sinking Funds4	2,641,070	93,524	141,882	(1,046,052)	4,294	1,834,718

1
Annual contributions, established by Order in Council, are set at not less than one per cent of debentures outstanding.  The aggregate amount of contributions estimated to be required in each of the next five years and thereafter to meet sinking fund requirements by debt classification are as follows:

	2014	2015	2016	2017	2018	Thereafter	Total
Government general debt	48,014	41,628	33,289	29,092	26,306	303,608	481,937
Crown corporation general debt	3,587	3,087	3,087	3,087	3,087	49,360	65,295
Government business enterprise
specific debt	42,902	41,880	41,380	40,782	39,779	585,098	791,821
Total Sinking Fund Contributions	94,503	86,595	77,756	72,961	69,172	938,066	1,339,053
2	Includes gains on investment sales of $80.3 million (2012 - $128.2 million).
3	The redemption value is based on the market value of the sinking fund units at the date of redemption.
4	The market value of total sinking funds is $1,834.0 million (2012 - $2,683.1 million).
Total sinking funds by debt classification are as follows:
	2012	2013
	Sinking				Currency		Sinking
	Funds	Contributions	Earnings	Redemptions	Adjustment	Reclassificationa	Funds

Government general debt	2,099,294	47,527	109,408	(1,039,846)	4,294	-	1,220,677
Crown corporation general debt	43,559	3,587	2,143	-	-	(8,594)	40,695
Total sinking funds of general debt	2,142,853	51,114	111,551	(1,039,846)	4,294	(8,594)	1,261,372
Government business enterprise
specific debt	498,217	42,410	30,331	(6,206)	-	8,594	573,346
Total Sinking Funds	2,641,070	93,524	141,882	(1,046,052)	4,294	-	1,834,718
a
During 2012-13, Saskatchewan Water Corporation was reclassified as a government business enterprise.  As at April 1, 2012, $35.1 million of debt issued specifically on behalf of Saskatchewan Water Corporation was reclassified from Crown corporation general debt to government business enterprise specific debt (schedule 6).

Sinking fund assets have been invested as follows:
	2013	2012
Long-term investments in securities of:
Government of other provinces (coupon interest range 0.0% to 9.5%; maturing in 2.9 to 36.9 years)	859,692	1,292,057
Government of Saskatchewan (coupon interest range 0.0% to 9.4%; maturing in 1.0 to 28.8 years)	430,937	555,455
Government of the United States (coupon interest 2.8%; maturing in 29.6 years)	19,257	4,951
Government of Canada (coupon interest range 4.0%; maturing in 3.2 years)	8,002	54,566
Cash, short-term investments and accrued interest	516,830	734,041
Total Sinking Funds a	1,834,718	2,641,070
a	Includes U.S. dollar cash, investments and accrued interest converted to $275.4 million Canadian (2012 - $250.9 million) at the exchange rate in effect at March 31, 2013 of 1.0156 (2012 - 0.9991).

 72  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Guaranteed Debt		Schedule 8
As at March 31, 2013
(thousands of dollars)

	2013	2012
Crown Corporation
The Crown Corporations Act, 1993
Federal immigrant investor loans	113,335	76,722
Total Crown Corporation	113,335	76,722

Other
The Farm Financial Stability Act
Breeder associations loan guarantees	9,990	9,481
Feeder associations loan guarantees	7,533	6,350
Feedlot construction loan guarantees	1,014	1,267
Individual cattle feeder loan guarantees	126	13
The Student Assistance and Student Aid Fund Act	16	21
Total Other	18,679	17,132
Total Guaranteed Debt1	132,014	93,854

1	In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items.
Total guaranteed debt is net of a loss provision of $0.1 million (2012 - $0.7 million).

Federal Immigrant Investor Loans

The Minister of Finance provides a guarantee to the federal government with respect to the Province’s participation in the federal Immigrant Investor Program (IIP).  Under this program, the federal government provides low interest loans to a Saskatchewan Crown corporation (the Saskatchewan Immigrant Investor Fund Inc.) that was established to administer the Province’s participation in the IIP.  A condition of the agreement between the Province and the federal government is that the Minister of Finance must guarantee that the Saskatchewan Immigrant Investor Fund Inc. will repay the IIP loans to the federal government.

Breeder and Feeder Associations

The Minister of Finance provides guarantees to lenders who make loans to production associations.  The Minister of Finance guarantees the repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee.  Guarantees for each cattle association are limited to $6 million under the breeder option.  Guarantees for each bison and sheep association are limited to $6 million and $4 million respectively, under both the breeder and feeder options.

 Government of Saskatchewan – 2012-13 Public Accounts  73

General Revenue Fund

Tangible Capital Assets	Schedule 9
As at March 31, 2013
(thousands of dollars)

	2013						2012
	Land,			Office &
	Buildings &	Machinery &	Transportation	Information
	Improvements	Equipment	Equipment	Technology	Infrastructure	Total	Total
Estimated useful life (in years)	15 - indefinite	10-20	10-40	5-10	15-40

Opening Net Book Value of
Tangible Capital Assets1	676,109	85,802	173,722	78,702	2,261,231	3,275,566	3,045,147
Opening cost	1,041,189	162,464	285,069	155,442	4,169,590	5,813,754	5,444,439
Acquisitions	153,127	7,854	18,849	40,448	292,778	513,056	411,951
Transfers	984	(488)	488	-	1,443	2,427	452
Write-downs	(1)	-	-	(177)	-	(178)	(460)
Disposals	(12,763)	(3,101)	(7,886)	(808)	(28,134)	(52,692)	(42,628)
Closing Cost 2	1,182,536	166,729	296,520	194,905	4,435,677	6,276,367	5,813,754
Opening accumulated amortization	365,080	76,662	111,347	76,740	1,908,359	2,538,188	2,399,292
Annual amortization	24,262	8,151	19,098	8,382	128,750	188,643	174,971
Transfers	-	(120)	120	-	-	-	(230)
Disposals	(4,488)	(2,542)	(6,215)	(764)	(24,741)	(38,750)	(35,845)
Closing Accumulated Amortization	384,854	82,151	124,350	84,358	2,012,368	2,688,081	2,538,188
Closing Net Book Value of
Tangible Capital Assets1	797,682	84,578	172,170	110,547	2,423,309	3,588,286	3,275,566
1	Net book value of tangible capital assets does not include the following:
	•	works of art and historical treasures, such as the Legislative Building;
	•	items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, which are not recognized in these financial statements; and
	•	intangible assets
2	Includes work-in-progress of $253.2 million (2012 - $164.7 million).

 74  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Revenue		Schedule 10
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Budget	Actual	Actual

Taxation
Corporation income	817,200	838,275	793,790
Fuel	508,300	495,955	475,452
Individual income (note 11)	2,084,300	2,406,254	1,897,409
Provincial sales (note 11)	1,348,700	1,284,893	1,322,161
Tobacco	247,100	253,353	242,853
Other	309,400	327,796	303,642
Total Taxation	5,315,000	5,606,526	5,035,307

Non-Renewable Resources
Crown land sales	220,000	89,060	235,507
Natural gas	12,500	11,354	17,389
Oil	1,600,900	1,283,877	1,528,808
Potash	705,200	364,490	438,372
Resource surcharge	485,900	627,675	452,807
Other	123,800	139,413	149,074
Total Non-Renewable Resources1	3,148,300	2,515,869	2,821,957

Transfers from Government Entities
Crown Investments Corporation of Saskatchewan	150,000	312,000	110,000
- Special dividend	3,000	3,000	130,000
Liquor and Gaming Authority	439,900	478,090	465,917
Other enterprises and funds	46,500	105,132	75,628
Total Transfers from Government Entities	639,400	898,222	781,545

Other Own-Source Revenue
Fines, forfeits, and penalties	16,200	20,596	14,722
Interest, premiums, discounts, and exchange2	145,400	164,171	241,336
Motor vehicle fees	172,800	183,121	173,151
Other licences and permits	25,400	27,249	25,414
Sales, services, and service fees	124,600	112,992	132,039
Transfers from other governments	16,900	22,165	17,163
Commercial operations (schedule 11)	-	82,098	99,511
Other 3	100,000	120,141	51,908
Total Other Own-Source Revenue	601,300	732,533	755,244
Total Own-Source Revenue	9,704,000	9,753,150	9,394,053

Transfers from the Federal Government
Canada Health Transfer	902,900	933,400	846,771
Canada Social Transfer	363,700	366,968	352,420
Other	320,300	370,971	527,187
Total Transfers from the Federal Government	1,586,900	1,671,339	1,726,378
Total Revenue	11,290,900	11,424,489	11,120,431
1	Includes taxes of $447.6 million (2012 - $566.3 million).
2	Includes gains on investment sales of $70.2 million (2012 - $127.6 million).
3	Includes reversals and refunds of prior year expenses of $86.2 million (2012 - $21.6 million).

 Government of Saskatchewan – 2012-13 Public Accounts  75

General Revenue Fund

Commercial Operations		Schedule 11
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Budget	Actual	Actual

Commercial Operations Revenue1
Recovery from external sources
Central Services	68,879	75,331	80,681
Government Relations	4,051	3,156	2,384
Highways and Infrastructure	4,000	3,788	14,570
Information Technology Office	-	-	2,115
Recovery of overhead costs2
Highways and Infrastructure	-	(177)	(239)
Commercial Operations Revenue (schedule 10)	76,930	82,098	99,511

Commercial Operations Expense
Central Services	68,879	75,625	80,683
Government Relations	4,051	3,156	2,383
Highways and Infrastructure	4,000	3,526	14,061
Information Technology Office	-	-	2,110
Commercial Operations Expense	76,930	82,307	99,237

Net Results
Central Services	-	(294)	(2)
Government Relations	-	-	1
Highways and Infrastructure	-	85	270
Information Technology Office	-	-	5
Net Results	-	(209)	274
1	With the approval of the Lieutenant Governor in Council, revenues from commercial-type activities may be used to pay for the related costs without requiring an appropriation.
2
Where a portion of the revenue collected relates to the recovery of overhead costs (e.g. employee benefit cost) paid for by another ministry, the revenue is included in sales, services and service fees.

Expense by Object		Schedule 12
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Salaries and benefits	1,082,149	1,065,239
Transfers
Capital (schedule 16)	267,114	200,362
Operating	8,825,157	8,524,697
Goods and services	639,986	666,943
Debt servicing (schedule 14)	390,790	411,957
Amortization of tangible capital assets (schedule 9)	188,643	174,971
Other	14,716	21,594
Total Expense	11,408,555	11,065,763

 76  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Expense by Theme	Schedule 13
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Agriculture	504,065	439,632
Community development	472,862	448,321
Debt servicing (schedule 14)	390,790	411,957
Economic development	196,138	195,118
Education	2,448,199	2,330,407
Environment and natural resources	176,753	209,668
Health	4,575,589	4,400,159
Protection of persons and property	595,797	615,632
Social services and assistance	964,041	901,749
Transportation	501,988	506,475
Other	582,333	606,645
Total Expense	11,408,555	11,065,763

Debt Servicing	Schedule 14
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Total interest costs	638,731	638,827
Interest reimbursed for government business enterprise specific debt1	(250,872)	(232,404)
Net foreign exchange (gain) loss	(354)	2,005
Other costs	3,285	3,529
Total Debt Servicing	390,790	411,957
1	Interest reimbursed for debt issued by the General Revenue Fund specifically on behalf of government business enterprises.

 Government of Saskatchewan – 2012-13 Public Accounts  77

General Revenue Fund

Supplemental Cash Flow Information	Schedule 15
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Non-Cash Items Included in Surplus
Amortization of tangible capital assets (schedule 9)	188,643	174,971
Net gain on disposal of tangible capital assets	(9,736)	(7,521)
Net gain on transfer of tangible capital assets	(2,427)	(682)
Write-downs of tangible capital assets (schedule 9)	178	460
Net gain on loans and investments	(289)	(1,455)
Amortization of foreign exchange (gain) loss (schedule 14)	(354)	2,005
Earnings retained in sinking funds	(109,408)	(166,510)
Total Non-Cash Items Included in Surplus	66,607	1,268

Net Change in Non-Cash Operating Activities
Increase in accounts receivable	(110,177)	(187,021)
Decrease in deferred charges	6,170	3,399
Increase (decrease) in accounts payable and accrued liabilities (note 12)	23,034	(136,789)
(Decrease) increase in unearned revenue	(4,759)	9,064
Decrease (increase) in prepaid expenses	6,478	(2,354)
Increase in inventories held for consumption	(3,553)	(3,444)
Net Change in Non-Cash Operating Activities	(82,807)	(317,145)

Other Supplemental Information
Cash interest paid during the year	404,738	411,299
Cash interest received during the year	100,425	117,407

	2013		2012
Investing Activities	Receipts	Disbursements	Receipts	Disbursements

Loans
Information Services Corporation of Saskatchewan	-	-	13,547	9,935
Liquor and Gaming Authority	-	125,064	-	-
Municipal Financing Corporation of Saskatchewan	-	447	-	8,593
Saskatchewan Telecommunications Holding Corporation	-	142,800	-	14,200
Saskatchewan Water Corporation	2,758	-	-	7,749
SaskEnergy Incorporated	-	105,000	70,000	-
Other	56,314	63,601	57,662	57,172
Total Loan Receipts and Disbursements	59,072	436,912	141,209	97,649
Sinking Funds (schedule 7)
Contributions	3,587	51,114	5,828	52,546
Redemptions	1,039,846	-	96,992	-
Total Sinking Fund Receipts and Disbursements	1,043,433	51,114	102,820	52,546
Equity Investment in Crown Investments
Corporation of Saskatchewan	150,000	-	-	-
Total Receipts and Disbursements	1,252,505	488,026	244,029	150,195
Net Receipts	764,479		93,834

 78  Government of Saskatchewan – 2012-13 Public Accounts

General Revenue Fund

Capital Investment				Schedule 16
For the Year Ended March 31, 2013
(thousands of dollars)

	2013			2012
	Capital		Total	Total
	Asset	Capital	Capital	Capital
	Acquisitions	Transfers	Investment	Investment
	(schedule 9)	(schedule 12)

Ministries and Agencies
Advanced Education	1,383	12,240	13,623	5,509
Agriculture	181	4,178	4,359	2,874
Central Services	60,697	-	60,697	33,207
Corrections, Public Safety and Policing	-	-	-	10,661
Economy	6,856	-	6,856	11,253
Education	30,362	69,726	100,088	48,055
Environment	13,767	-	13,767	13,197
Executive Council	-	100	100	-
Finance	1,624	-	1,624	2,077
Government Relations	1,315	98,049	99,364	120,732
Health	42,676	38,154	80,830	6,646
Highways and Infrastructure	307,627	35,281	342,908	326,999
Information Technology Office	-	-	-	3,291
Justice	25,149	-	25,149	7,872
Labour Relations and Workplace Safety	29	-	29	-
Parks, Culture and Sport	9,207	6,692	15,899	10,503
Public Service Commission	-	-	-	80
Social Services	12,032	2,694	14,726	9,029
Legislative Assembly and its Officers
Advocate for Children and Youth	30	-	30	-
Legislative Assembly	101	-	101	328
Ombudsman	20	-	20	-
Total Capital Investment	513,056	267,114	780,170	612,313

 Government of Saskatchewan – 2012-13 Public Accounts  79

Summary Financial Statements

Summary Financial Statements

Responsibility for the Summary Financial Statements

The Government is responsible for the Summary Financial Statements.  The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with generally accepted accounting principles for the public sector, using the Government's best estimates and judgement when appropriate.  He uses information from the accounts of the General Revenue Fund, Crown corporations and other government organizations to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements.  Her report, which appears on the following page, provides the scope of her audit and states her opinion.

Treasury Board approves the Summary Financial Statements.  The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Ken Krawetz

Ken Krawetz
Deputy Premier
Minister of Finance

/s/ Clare Isman

Clare Isman
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2013

 Government of Saskatchewan – 2012-13 Public Accounts  83

Summary Financial Statements

Independent Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

I have audited the accompanying financial statements of the Government of Saskatchewan, which comprise the summary statement of financial position as at March 31, 2013, and the summary statements of operations, accumulated surplus, change in net debt, and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian public sector accounting standards for Treasury Board’s approval, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Opinion

In my opinion, the financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2013, and the results of its operations, changes in its net debt, and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

/s/ Bonnie Lysyk

BONNIE LYSYK, MBA, CA
Provincial Auditor

Regina, Saskatchewan
June 13, 2013

 Government of Saskatchewan – 2012-13 Public Accounts  85

Summary Financial Statements

Summary Statement of Financial Position
As at March 31, 2013
(thousands of dollars)

	2013	2012

Financial Assets
Cash and temporary investments (note 3)	1,814,961	2,228,622
Accounts receivable (schedule 1)	1,690,375	1,580,138
Inventories held for resale	4,060	2,933
Deferred charges	3,271	10,254
Loans receivable (schedule 2)	964,137	554,379
Investment in government business enterprises (schedule 3)	4,141,189	3,736,365
Other investments (schedule 4)	915,953	989,711
Total Financial Assets	9,533,946	9,102,402

Liabilities
Accounts payable and accrued liabilities (schedule 5)	2,319,626	2,065,962
Other liabilities (schedule 6)	401,893	312,403
Unearned revenue (schedule 7)	192,791	359,034
Public debt (note 4)(schedule 8)	4,948,746	4,584,786
Unamortized foreign exchange gain	5,773	6,371
Pension liabilities (note 5)(schedule 10)	6,774,483	6,317,047
Total Liabilities	14,643,312	13,645,603
Net Debt	(5,109,366)	(4,543,201)

Non-Financial Assets
Prepaid expenses	47,534	49,137
Inventories held for consumption	164,235	159,942
Tangible capital assets (schedule 11)	7,346,186	6,951,474
Total Non-Financial Assets	7,557,955	7,160,553
Accumulated Surplus	2,448,589	2,617,352

Contingencies (note 6)
Contractual obligations (note 7)

The accompanying notes and schedules are an integral part of these financial statements.

 Government of Saskatchewan – 2012-13 Public Accounts  87

Summary Financial Statements

Summary Statement of Operations
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Revenue
Taxation	6,192,800	5,626,093
Non-renewable resources	2,515,869	2,821,957
Other own-source revenue	2,184,664	2,154,563
Transfers from the federal government	2,309,378	2,214,562
Total Revenue (schedule 12)	13,202,711	12,817,175

Expense
Agriculture	1,107,553	1,058,638
Community development	553,624	528,019
Debt charges (schedule 14)	642,775	682,385
Economic development	302,419	273,021
Education	3,320,907	2,959,902
Environment and natural resources	221,093	255,994
Health	5,060,841	4,891,671
Protection of persons and property	673,167	686,542
Social services and assistance	1,158,792	1,146,893
Transportation	533,066	536,859
Other	710,862	691,492
Total Expense (schedule 13)	14,285,099	13,711,416
Deficit from government service organizations	(1,082,388)	(894,241)
Income from government business enterprises (schedule 3)	1,119,836	789,278
Surplus (Deficit) (schedule 15)	37,448	(104,963)

The accompanying notes and schedules are an integral part of these financial statements.

 88  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Summary Statement of Accumulated Surplus
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Estimated	Actual	Actual

Accumulated surplus, beginning of year	2,617,352	2,617,352	2,961,115
Adjustment to accumulated surplus (note 12)	-	(133,469)	47,027
Surplus (deficit)	14,800	37,448	(104,963)
Other comprehensive loss (schedule 3)	-	(72,742)	(285,827)
Accumulated Surplus, End of Year	2,632,152	2,448,589	2,617,352

Summary Statement of Change in Net Debt
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Estimated	Actual	Actual

Surplus (Deficit)	14,800	37,448	(104,963)

Tangible Capital Assets
Acquisitions (schedule 11)	(1,184,400)	(1,038,061)	(899,750)
Amortization (schedule 11)	508,500	485,206	471,399
Proceeds on disposal	-	77,025	21,485
Write-downs (schedule 11)	-	187	8,525
Net gain on disposal	-	(58,020)	(7,719)
Net Acquisition of Tangible Capital Assets	(675,900)	(533,663)	(406,060)

Other Non-Financial Assets
Net use (acquisition) of prepaid expenses	-	1,475	(2,354)
Net acquisition of inventories held for consumption	-	(4,561)	(7,679)
Net Acquisition of Other Non-Financial Assets	-	(3,086)	(10,033)

Increase in net debt	(661,100)	(499,301)	(521,056)
Net debt, beginning of year	(4,543,201)	(4,543,201)	(3,783,345)
Adjustment to accumulated surplus (note 12)	-	5,878	47,027
Other comprehensive loss (schedule 3)	-	(72,742)	(285,827)
Net Debt, End of Year	(5,204,301)	(5,109,366)	(4,543,201)

The accompanying notes and schedules are an integral part of these financial statements.

 Government of Saskatchewan – 2012-13 Public Accounts  89

Summary Financial Statements

Summary Statement of Cash Flow
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Operating Activities
Surplus (deficit)	37,448	(104,963)
Non-cash items included in the surplus (deficit)
Income from government business enterprises (schedule 3)	(1,119,836)	(789,278)
Other non-cash items included in the surplus (deficit) (schedule 16)	308,434	296,113
Net change in non-cash operating activities (schedule16)	368,325	(200,072)
Dividends received from government business enterprises (schedule 3)	672,632	784,352
Cash Provided by (Used for) Operating Activities	267,003	(13,848)
Capital Activities
Acquisition of tangible capital assets (schedule 11)	(1,038,061)	(899,750)
Proceeds on disposal of tangible capital assets	77,025	21,485
Cash Used for Capital Activities	(961,036)	(878,265)
Investing Activities
Net (increase) decrease in loans receivable	(386,545)	58,167
Repayment of equity advances by government business enterprises	8,805	7,000
Acquisition of other investments	(723,387)	(1,082,898)
Disposition of other investments	799,927	1,238,199
Sinking fund contributions for general debt (schedule 9)	(51,114)	(52,546)
Sinking fund redemptions for general debt (schedule 9)	1,039,846	96,992
Cash Provided by Investing Activities	687,532	264,914
Financing Activities
Proceeds from public debt	656,281	180,100
Repayment of public debt	(1,134,640)	(356,512)
Net increase (decrease) in other liabilities	91,672	(79,413)
Cash Used for Financing Activities	(386,687)	(255,825)
Decrease in cash and temporary investments	(393,188)	(883,024)
Cash and temporary investments, beginning of year	2,228,622	3,111,646
Adjustment to accumulated surplus (note 12)	(20,473)	-
Cash and Temporary Investments, End of Year	1,814,961	2,228,622

The accompanying notes and schedules are an integral part of these financial statements.

 90  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements
As at March 31, 2013

1. Significant Accounting Policies

Basis of accounting

These Summary financial statements are prepared in accordance with Canadian public sector accounting standards.

Government reporting entity

The government reporting entity consists of government service organizations, government business enterprises and government partnerships.

Government service organizations and government business enterprises represent organizations that are controlled by the Government.  Controlled organizations that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and other organizations outside the government reporting entity as their principal activity are classified as government business enterprises.  All other controlled organizations are government service organizations.

A government partnership exists when the Government has entered into a contractual arrangement with one or more partners outside the government reporting entity where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership.

A listing of the organizations included in the government reporting entity is provided in schedule 18.  Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

Trust funds

Trust funds are administered but not controlled by the Government and, therefore, are excluded from the government reporting entity and are disclosed in note 10.

Method of consolidation

Government service organizations are consolidated after adjustment to a basis consistent with the accounting policies described in this note.  Significant inter-organization balances and transactions are eliminated.  Government service organizations in which a non-controlling interest exists are proportionately consolidated.

Government business enterprises are accounted for by the modified equity method.  Using this method, the Government’s investment in government business enterprises, which is initially recorded at cost, is adjusted annually to include the Government’s proportionate share of net earnings or losses and certain other net equity changes of the enterprise without adjustment to conform with the accounting policies described in this note.  With the exception of dividends declared by March 31, inter-organization balances and transactions are not eliminated.

Government partnerships are proportionately consolidated after adjustment to a basis consistent with the accounting policies described in this note and are disclosed in note 8.  Significant inter-organization balances and transactions are eliminated.

Financial results of government organizations with fiscal year-ends other than March 31 are adjusted for transactions having a significant impact on these financial statements.

Specific accounting policies

Financial assets

Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are recorded at the lower of cost or market.

Inventories held for resale are valued at the lower of cost and net realizable value.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of debt and related derivative instruments.  They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

 Government of Saskatchewan – 2012-13 Public Accounts  91

Summary Financial Statements

Notes to the Summary Financial Statements

1. Significant Accounting Policies (continued)

Loans receivable are initially recorded at cost.  Where there has been a loss in value that is other than a temporary decline, the loan is written down to recognize the loss.  Interest is recognized on the accrual basis; when collection is uncertain, it is recorded on the cash basis.

Other investments are accounted for by various methods as described below and are written down to their market value when there is evidence of a permanent decline in value.

Equities are investments in shares of private or public companies.  Investments that are subject to significant influence but in which the Government has less than a controlling interest are accounted for by the modified equity method.  Using this method, the Government’s investment, which is initially recorded at cost, is adjusted annually for the Government’s share of the investees’ net earnings or losses and is reduced by dividends and partnership distributions received from these investments.  Investments that are not subject to significant influence are recorded at cost; dividends from these shares are recorded as income when receivable.

Pooled investment funds are recorded at market value.

All other investments are recorded at amortized cost.

Liabilities

Liabilities are present obligations to individuals and organizations outside the government reporting entity as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement.  Contingencies, including loss provisions on guaranteed debt, are recorded when it is likely that a liability exists and the amount can be reasonably estimated.

Liabilities consist of obligations to provide retirement benefits to employees, to repay borrowings, to provide authorized transfers where eligibility criteria are met, to pay for goods and services acquired prior to year-end and to deliver goods or services in the future where payment has been received.

Public debt is recorded at par, and is comprised of:

•	general debt, which is debt issued by government service organizations and includes issued amounts subsequently transferred to government business enterprises; and
•	government business enterprise specific debt, which is debt issued by, or specifically on behalf of, government business enterprises.

On the Statement of Financial Position public debt includes only general debt.  Government business enterprise specific debt is listed separately on schedule 8.

Certain debenture issues require contributions to a sinking fund.  These obligations are recorded at principal less sinking fund balances where applicable.  Premiums and discounts on long-term investments within these sinking funds are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Premiums, discounts and issue costs are recorded as deferred charges.

Unamortized foreign exchange gain or loss includes unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31.  Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains and losses are included in the surplus or deficit.

Pension liabilities are calculated using the projected benefit method prorated on services, except as otherwise disclosed in note 5.  Pension fund assets are valued at market-related values.  Changes in the pension liabilities that result from estimation adjustments due to experience gains and losses and changes in actuarial assumptions are amortized on a straight-line basis over the expected average remaining service life of the related employee group.  Gains or losses resulting from plan amendments are recognized in the period of the plan amendment.

Non-financial assets

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed and are not for sale in the normal course of operations.

 92  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

1. Significant Accounting Policies (continued)

Inventories held for consumption are recorded at cost and are expensed as they are consumed.

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment of the asset.  Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Revenue

Revenues are recorded on the accrual basis.  For corporate and individual income taxes, cash received from the federal government provides the best estimate and is used as the basis for recording the tax revenue.  Government transfers are recognized as revenue in the period during which the transfer is authorized and eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis.  Government transfers are recognized as expenses in the period during which the transfer is authorized and eligibility criteria are met.

Future changes in accounting policies

A number of new standards and amendments to standards issued by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants are not yet effective and have not been applied in preparing these financial statements.  The following standards for governments will become effective as follows:

PS 3260 Liability for Contaminated Sites (effective April 1, 2014), a new standard providing guidance on the recognition, measurement and disclosure of liabilities for the remediation of contaminated sites.

PS 3450 Financial Instruments (effective April 1, 2015), a new standard establishing guidance on the recognition, measurement, presentation and disclosure of financial instruments, including derivatives.

PS 2601 Foreign Currency Translation (effective April 1, 2015), replaces PS 2600 with revised guidance on the recognition, presentation and disclosure of transactions that are denominated in a foreign currency.

PS 1201 Financial Statement Presentation (effective in the period PS 3450 and PS 2601 are adopted), replaces PS 1200 with revised general reporting principles and standards of presentation and disclosure in government financial statements.

PS 3041 Portfolio Investments (effective in the period PS 3450, PS 2601 and PS 1201 are adopted), replaces PS 3040 with revised guidance on accounting for, and presentation and disclosure of, portfolio investments.

The Government plans to adopt these new and amended standards on the effective date and is currently analyzing the impact this will have on these financial statements.

2. Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements is known as measurement uncertainty.  Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty, disclosed in aggregate for government service organizations and government business enterprises, that may be material to these financial statements exists:

•
in pension obligations of $7,364.3 million (2012 - $6,846.2 million), insurance claim obligations of $2,997.7 million (2012 - $2,737.4 million) and environmental obligations of $267.0 million (2012 - $258.1 million) because actual experience may differ significantly from actuarial or historical estimations and assumptions;

•	in corporate and individual income taxation revenue of $3,244.5 million (2012 - $2,691.2 million) because final tax assessments may differ from initial estimates on which cash payments are based;
•	in oil and natural gas non-renewable resource revenue of $1,295.2 million (2012 - $1,546.2 million) because of price and production sensitivities in the royalty revenue structures;
•
in resource surcharge non-renewable resource revenue of $627.7 million (2012 - $452.8 million) because the final valuation of resource sales may differ from initial estimates on which installments are based;

•	in potash non-renewable resource revenue of $364.5 million (2012 - $438.4 million) because actual operating profits may differ from initial estimates;
•
in the Canada Health Transfer and Canada Social Transfer revenue of $1,300.4 million (2012 - $1,199.2 million) because of changes in economic and demographic conditions in the Province and the country;

 Government of Saskatchewan – 2012-13 Public Accounts  93

Summary Financial Statements

Notes to the Summary Financial Statements

2. Measurement Uncertainty (continued)

•	in unbilled utility revenue of $116.4 million (2012 - $111.0 million) because actual usage may differ from estimated usage; and
•	in agricultural income stability programs expense of $422.9 million (2012 - $132.1 million) because actual program uptake may differ from initial estimates which are based on farm income forecasts.

While best estimates are used for reporting items subject to measurement uncertainty, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

3. Cash and Temporary Investments

Temporary investments are $801.6 million (2012 - $1,069.3 million) and mature in less than one year.  Due to the short-term nature of these investments, market value approximates cost.  Cash and temporary investments includes $106.5 million (2012 - $119.6 million) restricted as a result of agreements with external parties.

4. Risk Management of Public Debt

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities.  As a result, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt.  Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks.  A derivative financial instrument is a contract, the value of which is based on the value of another asset or index.

Interest rate risk is the risk that the Government’s debt charges will increase due to changes in interest rates.  This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest.

Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds.  The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. The Government has interest rate swaps on a notional value of debt of $74.3 million (2012 - $76.0 million).  At March 31, 2013, 80.5 per cent (2012 - 83.0 per cent) of the Government’s gross debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Public debt includes floating rate debt of $2,204.8 million (2012 - $1,872.7 million).  A one percentage point increase in interest rates would have decreased the surplus by $22.0 million.

Foreign exchange rate risk is the risk that the Government’s debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies.  This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars.  Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps.  At March 31, 2013, 97.5 per cent (2012 - 97.5 per cent) of the Government’s gross debt is effectively denominated in Canadian dollars.  A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2013 level would have an insignificant effect on debt and debt servicing costs.

The following foreign denominated items have been hedged to Canadian dollars using cross currency swaps:

•	debentures totalling 825.0 million U.S. dollars (2012 - 1,225.0 million) fully hedged to $1,051.1 million Canadian (2012 - $1,619.3 million);
•	debentures totalling 300.0 million Swiss francs (2012 - 300.0 million) fully hedged to $274.7 million Canadian (2012 - $274.7 million); and
•	interest payments on debentures of 275.0 million U.S. dollars (2012 - 275.0 million) hedged to Canadian dollars at an exchange rate of 1.2325 (2012 - 1.2325).

In total, the Government has cross currency swaps on a notional value of debt of $1,939.3 million (2012 - $2,507.5 million).  The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

 94  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

4. Risk Management of Public Debt (continued)

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract.  This risk is managed by dealing only with counterparties that have good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis.  At March 31, 2013, 100 per cent (2012 - 100 per cent) of the Government’s counterparties held a Standard and Poor’s credit rating of A or better.

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term.  This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

5. Employee Future Benefits

Pension plans

The Government sponsors several defined benefit and defined contribution pension plans.  The Government also participates in a joint defined benefit pension plan.

Defined benefit plans provide benefits based on length of service and pensionable earnings.  A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years.  Members contribute a percentage of salary, which may vary based on age, to their plan.  Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially.  When a valuation is not done in the current fiscal year an actuary extrapolates the most recent valuation.  Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality.  These assumptions reflect estimates of expected long-term rates and short-term forecasts.  Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services.  Pension fund assets are valued at market related values based on the actual market values averaged over a four-year period.  In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

Joint defined benefit plans are governed by a formal agreement between the joint sponsors (i.e., employer and plan members), which establishes that the joint sponsors have shared control over the plan.  Funding contributions are shared mutually between the employer and plan members.  The sponsors share, on an equitable basis, the significant risks of each plan.  Accordingly, the Government accounts for only its portion of the plan.  Plan assets and surpluses are restricted for member benefits or certain other purposes set out in the agreement.  Plan benefits are determined on the same basis as defined benefit plans.

The accrued benefit obligation is determined using the projected accrued benefit actuarial cost method.  Pension fund assets are valued at market related values by averaging the difference between the net investment income on a market value basis and the expected investment income determined by the actuary, over a five-year period.

Defined contribution plans provide pensions based on accumulated contributions and investment earnings.  Employees contribute a percentage of salary.  The Government provides contributions at specified rates for employee current service.

Pension fund assets of government sponsored defined benefit and defined contribution plans are invested in fixed income securities, equities, real estate and short-term monetary items.  The investment in Government of Saskatchewan securities is insignificant for all plans.

Government service organizations

a) Defined benefit plans and joint defined benefit plan

The two main defined benefit plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP).  Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan, Pension Plan for the Non-Teaching Employees of the Saskatoon School Division No. 13 (PPNTE), and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation.  Defined benefits are also payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA).

 Government of Saskatchewan – 2012-13 Public Accounts  95

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits (continued)

The Government is required to match member current service contributions for all plans except the PSSP, Judges and PPNTE.  Funding contributions are required for the PPNTE.  Separate pension funds are maintained for all plans except the PSSP and the MLA, for which member contributions are received and pension obligations are paid directly by the Government.

The Government also participates in the Saskatchewan Healthcare Employees’ Pension Plan (SHEPP), a joint defined benefit plan for employees of the Regional Health Authorities.  The Government contributes to the plan at the ratio of 1.12 to 1 of employee contributions.  Any actuarially determined deficiency is the responsibility of participating employers and employees in the ratio of 1.12 to 1.  The Government’s participating employer contributions for the SHEPP represents approximately 90 per cent of the total employer contributions to the plan.

Information on the defined benefit plans and the joint defined benefit plan of government service organizations is as follows:
	2013							2012
	TSP	PSSP		Others		SHEPP	Total	Total

Plan status	closed	closed		closed1		open	n/a	n/a
Member contribution rate (percentage of salary)	7.85	7.00-9.00	2	5.00-9.00	2	7.70-10.00	n/a	n/a
Number of active members	970	285		939		35,013	37,207	36,872
Average age of active members (years)	58.0	59.4		47.5		44.6	45.1	45.8
Number of former members entitled to deferred
pension benefits	4,234	75		166		1,579	6,054	6,203
Number of superannuates and surviving spouses	11,498	5,660		2,455		12,691	32,304	31,495
Actuarial valuation date	June 30/11	Dec. 31/11		Various		Dec. 31/10	n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	3.50	3.50		3.50		3.50	n/a	n/a
Expected rate of return on plan assets (percentage)	5.00	n/a		5.50-5.95		7.25	n/a	n/a
Discount rate (percentage)	3.20	3.00		2.70-5.95		7.25	n/a	n/a
Inflation rate (percentage)	2.50	2.50		2.50		2.50	n/a	n/a
Expected average remaining service life (years)	3.5	0.3		0.9-12.0		11.4	n/a	n/a
Post-retirement index (percentage of annual
increase in Consumer Price Index)	80	70		70-75		Ad hoc	n/a	n/a
1	Judges and PPNTE are open to new membership; all other plans are closed.
2	Contribution rate varies based on age upon joining the plan.

b) Defined contribution plans

The two main multi-employer defined contribution plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital).  The Government provides contributions to the plans at specified rates for employee current service.  The Government also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP) which is sponsored by the Saskatchewan Teachers’ Federation, as well as the Municipal Employees’ Pension Plan (MEPP) and the Regina Civic Employees’ Superannuation and Benefit Plan (RCESP).  The Government has fully funded its share of contributions to the defined contribution plans.

 96  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits (continued)

Information on the defined contribution plans of government service organizations is as follows:
	2013								2012
	Government Sponsored
	PEPP		Capital		STRP 1	MEPP 2	RCESP 3	Total	Total

Plan status	open		open		open	open	open	n/a	n/a
Member contribution rate (percentage of salary)	5.00-9.00	4	5.00-7.50	4	7.80-10.00	7.40	8.42-13.96	n/a	n/a
Government contribution rate (percentage of salary)	5.00-9.00	4	5.50-7.50	4	7.00-9.00	7.40	8.42-13.96	n/a	n/a
Government service organization participation
Number of active members	15,837		631		14,387	9,645	2,137	42,637	42,132
Member contributions (thousands of dollars)	74,196		2,544		77,972	18,905	12,193	185,810	165,791
Government contributions (thousands of dollars)	78,204		3,121		66,779	18,905	21,399	188,408	173,904
1
Teachers employed by Boards of Education after July 1, 1980 participate in the STRP, a contributory defined benefit pension plan.  The Government contributes an amount which is set through provincial negotiations.

2
Certain employees of Boards of Education and Regional Colleges participate in the MEPP, a multi-employer defined benefit plan.  All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers.  At December 31, 2012, audited financial statements for the MEPP reported an accrued benefit obligation of $1,394.3 million (2011 - $1,599.7 million) and pension fund assets at market value of $1,552.5 million (2011 - $1,366.9 million).

3
Certain employees of a Regional Health Authority and a Board of Education participate in the RCESP, a multi-employer defined benefit plan.  All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers.  At December 31, 2012, audited financial statements for the RCESP reported an accrued benefit obligation of $1,243.0 million (2011 - $1,182.5 million) and pension fund assets at market value of $991.5 million (2011 - $889.5 million).

4	Contribution rate varies based on employee group.

c) Pension expense

Pension expense for government service organizations is primarily allocated to education expense, health expense and other expense.  Pension interest expense is included in debt charges.  The total pension expense of government service organizations includes the following:
(thousands of dollars)	2013	2012

Defined benefit plans
Current period benefit cost	37,006	43,600
Amortization of estimation adjustments	513,689	91,347
Employee contributions	(7,652)	(9,804)
Cost of financing unfunded pension obligation (pension interest expense)	244,836	262,270
Pension expense, defined benefit plans	787,879	387,413
Other plans
Pension expense, joint defined benefit plan	149,035	161,026
Pension expense, defined contribution plans	188,408	173,904
Total Pension Expense	1,125,322	722,343

Government business enterprises

a) Defined benefit plans

There are additional employee pension plans of government business enterprises which are accounted for in the investment in government business enterprises.  The two main defined benefit plans of government business enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel).  Other plans include the Saskatchewan Government Insurance Superannuation Plan, the Liquor Board Superannuation Plan, and the Pension Plan for the Employees of the Saskatchewan Workers’ Compensation Board (WCB).

The Government contributes the amount necessary to fund the payment of pension benefits.

 Government of Saskatchewan – 2012-13 Public Accounts  97

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits (continued)

Information on the defined benefit plans of government business enterprises is as follows:
	2013				2012
	SaskPower	SaskTel	Others	Total	Total

Plan status	closed	closed	closed	n/a	n/a
Number of active members	134	70	24	228	330
Number of former members, superannuates and surviving spouses	1,842	2,054	432	4,328	4,325
Member contributions (thousands of dollars)	104	39	44	187	660
Government contributions (thousands of dollars)	50	133	3,571	3,754	47,751
Benefits paid (thousands of dollars)	59,081	67,699	9,519	136,299	130,291
Actuarial valuation date	Sept. 30/12	Dec.31/10	Various	n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	2.00	3.00	2.50-3.50	n/a	n/a
Expected rate of return on plan assets (percentage)	6.75	6.75	3.75-5.75	n/a	n/a
Discount rate (percentage)	3.75	3.80	3.60-3.75	n/a	n/a
Inflation rate (percentage)	2.50	2.50	2.50	n/a	n/a
Post-retirement index (percentage of annual increase in
Consumer Price Index)	70	100	50-70	n/a	n/a

Based on the latest actuarial valuation with extrapolations to December 31, 2012, the present value of accrued pension benefits and the market value of pension fund assets are shown in the table below:
(thousands of dollars)	2013				2012
	SaskPower	SaskTel	Others	Total	Total

Accrued benefit obligation	1,036,007	1,180,586	141,157	2,357,750	2,254,315
Fair value of plan assets1	746,000	938,819	77,390	1,762,209	1,718,683
Plan deficit	290,007	241,767	63,767	595,541	535,632
Unamortized amounts2	-	-	(5,687)	(5,687)	(6,397)
Pension Liabilities	290,007	241,767	58,080	589,854	529,235
1	At December 31, 2012, 34.0 per cent (2011 - 32.2 per cent) of pension plan assets were invested in fixed income securities and 53.1 per cent (2011 - 51.8 per cent) in equity investments.
2
All plans except WCB recognize all actuarial gains and losses arising from employee future benefit plans directly in other comprehensive income in the year of occurrence.  For WCB, amounts are amortized over the average remaining service life of active employees.

b) Defined contribution plans

Information on the defined contribution plans of government business enterprises is as follows:
	2013			2012
	PEPP	Capital	Total	Total

Plan status	open	open	n/a	n/a
Member contribution rate (percentage of salary)1	4.00-7.25	4.00-5.50	n/a	n/a
Government contribution rate (percentage of salary)1	6.00-7.25	5.50-8.00	n/a	n/a
Government business enterprise participation
Number of active members	9,345	2,772	12,117	11,852
Government contributions (thousands of dollars)	43,422	9,078	52,500	49,731
1	Contribution rate varies based on employee group.

 98  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits (continued)

c) Pension expense

Pension expense and pension interest expense for government business enterprises are included in income from government business enterprises.  The pension income is $6.7 million (2012 - $7.1 million) for the defined benefit plans and $52.5 million (2012 - $49.7 million) for the defined contribution plans.  The total actuarial losses recognized in other comprehensive loss were $71.9 million (2012 - $282.7 million - restated).

Other employee future benefits

Government service organizations

Other employee future benefits of government service organizations include long-term disability benefit plans, accumulated sick leave benefits, a group life insurance plan providing waiver of premiums during disability and other benefits.  The benefit liability of $147.6 million (2012 - $44.5 million) is recorded in accounts payable and accrued liabilities.

Government business enterprises

Other employee future benefits of government business enterprises include a defined benefit severance plan, a supplementary superannuation plan, two defined benefit service recognition plans, a defined benefit retiring allowance plan and a voluntary early retirement plan.  The benefit liability is $103.4 million (2012 - $106.9 million).

6. Contingencies

Guaranteed debt

The Government has guaranteed the debt of others of $18.7 million (2012 - $24.0 million - restated).

Significant guarantees include $17.5 million (2012 - $15.8 million) provided to lenders who make loans to breeder and feeder production associations under The Farm Financial Stability Act.  The Government guarantees the repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee.  Guarantees for each cattle association are limited to $6 million under the breeder option.  Guarantees for each bison and sheep association are limited to $6 million and $4 million respectively, under both the breeder and feeder options.  These guarantees are net of a recorded loss provision of $0.1 million (2012 - $0.7 million).

Lawsuits

The Government is involved in various legal actions, the outcome of which is not determinable.  Up to $377.3 million may be paid depending on the outcome of lawsuits in progress.  The lawsuits in progress include aboriginal land claims, claims for damages to persons and property, disputes of taxes and funding and various other legal actions.

 Government of Saskatchewan – 2012-13 Public Accounts  99

Summary Financial Statements

Notes to the Summary Financial Statements

7. Contractual Obligations

The Government has the following contractual obligations:
(millions of dollars)	2014	2015	2016	2017	2018	Thereafter	Total

Government Service Organizations
Construction and acquisition of tangible capital assets	709,449	86,990	3,386	396	396	-	800,617
Leases
Operating	65,866	59,310	46,882	36,009	27,916	33,028	269,011
Capital1	13,390	11,519	9,369	7,569	6,365	79,037	127,249
Housing subsidies, transfers and loans	127,573	35,039	12,158	12,064	12,013	-	198,847
Computer service agreements	102,129	26,791	16,324	14,305	9,080	-	168,629
Research and development	25,678	22,200	18,340	16,348	13,919	12,895	109,380
Beverage container collection and recycling programs	22,752	22,000	22,000	-	-	-	66,752
Economic growth projects	10,314	7,545	7,545	2,464	1,165	13,320	42,353
Other transfers
Capital	11,234	52,090	25,802	162	-	-	89,288
Operating	37,032	21,512	-	-	-	-	58,544
Other	40,094	13,211	13,143	3,973	549	3,848	74,818
	1,165,511	358,207	174,949	93,290	71,403	142,128	2,005,488

Government Business Enterprises
Forward purchase contracts
Power	155,903	111,463	110,826	112,981	115,178	2,026,676	2,633,027
Coal	196,954	112,724	116,841	64,058	64,942	474,972	1,030,491
Natural gas	112,133	99,178	95,001	86,225	88,933	335,693	817,163
Leases
Capital1	188,256	61,256	62,228	63,561	64,945	803,972	1,244,218
Operating	91,322	26,852	22,796	5,275	4,093	15,114	165,452
Construction, acquisition and maintenance of capital assets	656,157	28,682	3,611	-	-	-	688,450
Other	6,247	3,015	3,015	3,015	3,015	29,179	47,486
	1,406,972	443,170	414,318	335,115	341,106	3,685,606	6,626,287
Total Contractual Obligations	2,572,483	801,377	589,267	428,405	412,509	3,827,734	8,631,775
1	These financial statements report capital lease obligations of $639.1 million including:
•	$575.4 million for government business enterprises representing aggregate payments of $1,244.2 million (reported above) net of interest and executory costs of $668.8 million; and
•	$63.7 million (schedule 6) for government service organizations representing aggregate payments of $127.2 million (reported above) net of interest and executory costs of $63.5 million.

8. Government Partnerships

The Government has entered into various contractual arrangements with parties outside the government reporting entity resulting in shared control of certain organizations.  The Government’s holdings in government partnerships include:

•	a 33.3 per cent interest in Foragen Technologies Limited Partnership, a venture capital fund which provides seed capital to technology corporations;
•	shared control of Prairie Diagnostic Services Inc., which provides veterinary diagnostic services to veterinary and livestock industries in the Province; and
•	a 45.5 per cent interest in Saskatchewan Entrepreneurial Fund Joint Venture, which assists with the development and growth of small business in the Province.

 100  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

8. Government Partnerships (continued)

The Government’s pro-rata share of its government partnerships is as follows:
(thousands of dollars)	2013	2012

Financial assets	8,370	33,245
Liabilities	897	2,132
Net assets	7,473	31,113
Non-financial assets	547	534
Accumulated Surplus	8,020	31,647

Revenue	9,711	6,322
Expense	5,166	8,796
Surplus (Deficit)	4,545	(2,474)
Accumulated partnership (losses) earnings, beginning of year	(148)	18,186
Sale of partnership1	(7,906)	-
Adjustment for accounting change2	-	(15,860)
Accumulated partnership losses, end of year	(3,509)	(148)
Equity advances from government organizations	11,529	31,795
Accumulated Surplus	8,020	31,647
1	During 2012-13, the Government sold its 60 per cent interest in Apex Investment Limited Partnership for proceeds of $24.2 million resulting in a loss on sale of $3.0 million.
2
During 2011-12, it was determined that Meadow Lake Pulp Limited Partnership no longer met the definition of a government partnership and since then has been fully consolidated in these financial statements.

9. Non-controlling Interest
Government service organizations controlled by the Government may also have ownership by individuals or organizations outside of the government reporting entity.  This outside ownership is a non-controlling interest.  The 49.2 per cent non-controlling interest of Prairie Ventures Limited Partnership, a subsidiary of CIC Asset Management Inc., amounts to $5.8 million (2012 - $8.4 million) in accumulated surplus, which has been excluded from these financial statements.

10. Trust Funds

Trust fund assets held and administered by the Government are as follows:
(thousands of dollars)	2013	2012

Pension plans	11,362,580	10,609,344
Employee benefit plans	357,280	300,709
Public Guardian and Trustee of Saskatchewan	177,922	163,730
Other	61,674	52,216
Total Trust Fund Assets1	11,959,456	11,125,999
1	Amounts are based on the latest financial statements of the funds closest to March 31, 2013, where available.

11. Change in Accounting Policies

During 2012-13, the Government adopted new standards of accounting for government transfers and tax revenue recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

Government Transfers

The new government transfers standard recommends that the recognition of transfers revenue is only deferred when and to the extent that the transfer gives rise to an obligation that meets the definition of a liability.  At March 31, 2012, unearned revenue of $113.7 million did not meet the definition of a liability.  The new standard has been applied prospectively, and accordingly, comparative figures have not been restated.  The effect of the accounting change,

 Government of Saskatchewan – 2012-13 Public Accounts  101

Summary Financial Statements

Notes to the Summary Financial Statements

11. Change in Accounting Policies (continued)

recorded in the current year financial statements, includes a one-time decrease in unearned revenue of $113.7 million and a corresponding increase in transfers from the federal government.

Tax Revenue

Under the new tax revenue standard, tax credits are netted against the type of tax revenue for which the credit provides relief.  This results in a decrease in provincial sales taxation revenue of $84.9 million and a corresponding increase in individual income taxation revenue.  Additionally, penalties and interest collected on tax revenue are recorded separate from tax revenue, and commissions paid to retailers on the collection of taxes are recorded as an expense.  The new standard has been applied prospectively, and accordingly, comparative figures have not been restated.  The accounting change has no effect on the current year surplus but primarily results in the following reclassifications: a $14.4 million increase in other own-source revenue; a $4.1 million decrease in non-renewable resources revenue; and a $9.8 million increase in operating expense.

12. Adjustment to Accumulated Surplus

Reclassification of Saskatchewan Water Corporation

During 2012-13, Saskatchewan Water Corporation (SaskWater) was reclassified from a government service organization to a government business enterprise due to a change in its status over time.  Accordingly, SaskWater is accounted for by the modified equity method and is no longer consolidated.  Comparative figures have not been restated and the opening accumulated surplus has been reduced by $27.8 million as the accounting policies followed by SaskWater are no longer conformed to those of the Government.

Accumulated sick leave benefit obligation

During 2012-13, a liability for an accumulated sick leave benefit obligation was reported in accordance with Canadian public sector accounting standards.  The liability was accounted for retroactively without restatement of prior periods and resulted in an increase to accounts payable and accrued liabilities and a decrease to opening accumulated surplus of $105.6 million.

At April 1, 2012, these financial statements were adjusted as follows:
(thousands of dollars)		Accumulated
	SaskWater	Sick Leave	Increase
	Reclassification	Benefit	(Decrease)
Financial assets
Cash and temporary investments	(20,473)	-	(20,473)
Accounts receivable2	(12,637)	-	(12,637)
Loans receivable	18,961	-	18,961
Investment in government business enterprises1	39,167	-	39,167
Liabilities
Accounts payable and accrued liabilites2	(8,332)	105,647	97,315
Public debt3	(35,106)	-	(35,106)
Unearned revenue2 (schedule 7)	(40,887)	-	(40,887)
Other liabilities	(2,182)	-	(2,182)
Net debt	(111,525)	105,647	(5,878)
Non-financial assets
Tangible capital assets	(138,951)	-	(138,951)
Other2	(396)	-	(396)
Accumulated surplus	(27,822)	(105,647)	(133,469)
1	Represents SaskWater’s opening retained earnings of $30.5 million and its equity advance of $8.7 million (schedule 3).
2	Represents the adjustment to non-cash operating activities of $69.5 million (schedule 16).
3	Public debt of $35.1 million (schedule 8) is shown net of SaskWater’s equity in a sinking fund of $8.6 million (schedule 9).

 102  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

12. Adjustment to Accumulated Surplus (continued)

International financial reporting standards

During 2011-12, government business enterprises adopted International Financial Reporting Standards (IFRS).  This resulted in the Government’s investment in government business enterprises increasing by $47.0 million during 2011-12 with a corresponding increase in the accumulated surplus and decrease in net debt.  The net impact on government business enterprises’ financial statements was an increase in retained earnings of $280.1 million and a decrease in accumulated other comprehensive income (loss) of $233.1 million.

13. Information Services Corporation of Saskatchewan

On May 15, 2013, the Legislative Assembly of Saskatchewan enacted The Information Services Corporation Act which provides the Government with the authority to issue shares of the Information Services Corporation of Saskatchewan (ISC) to the public. ISC owns and operates the provincial land titles, personal property registry, survey, mapping and geographic information systems. The Government expects to retain 40% of the shares of ISC.

14. Comparative Figures

Certain 2012 comparative figures have been reclassified to conform with the current year’s presentation.

 Government of Saskatchewan – 2012-13 Public Accounts  103

Summary Financial Statements

Accounts Receivable		Schedule 1
As at March 31, 2013
(thousands of dollars)

	2013	2012

Taxation	429,458	409,982
Non-renewable resources	248,613	225,156
Other own-source revenue	512,713	595,421
Transfers from the federal government	601,933	453,399
	1,792,717	1,683,958
Provision for loss	(102,342)	(103,820)
Total Accounts Receivable	1,690,375	1,580,138

Loans Receivable		Schedule 2
As at March 31, 2013
(thousands of dollars)

	2013	2012

Government business enterprises	815,976	429,798
Student loans	137,838	134,613
Agricultural loans	19,161	40,478
Other	62,881	25,461
	1,035,856	630,350
Provision for loss	(71,719)	(75,971)
Total Loans Receivable	964,137	554,379

Government Business Enterprises

Loans to government business enterprises are presented net of government business enterprise specific debt of $4.5 billion (2012 - $3.9 billion).

SaskEnergy Incorporated (SaskEnergy)

The Government has $415.0 million (2012 - $310.0 million) in loans receivable from SaskEnergy.  Of this, $170.0 million (2012 - $170.0 million) is repayable over terms not exceeding 28 years and bears interest at rates between 4.5 and 4.9 per cent (2012 - 4.5 and 4.9 per cent).  The remaining $245.0 million (2012 - $140.0 million) is repayable on demand at a floating rate of interest.  The loans are recorded net of $7.9 million (2012 - $5.8 million) for SaskEnergy’s equity in sinking funds administered by the Government.

Saskatchewan Telecommunications Holding Corporation (SaskTel)

The Government has $157.0 million (2012 - $14.2 million) in loans receivable from SaskTel repayable on demand at a floating rate of interest.

Liquor and Gaming Authority (SLGA)

The Government has $125.1 million (2012 - nil) in loans receivable from SLGA repayable on demand at a floating rate of interest.

 104  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Loans Receivable (continued)	Schedule 2

Saskatchewan Power Corporation (SaskPower)

The Government has $100.0 million (2012 - $100.0 million) in loans receivable from SaskPower repayable over 28 years and bearing interest at 4.8 per cent (2012 - 4.8 per cent).  The loans are recorded net of $4.7 million (2012 - $3.4 million) for SaskPower’s equity in sinking funds administered by the Government.

Other government business enterprise loans

The Government has $31.5 million (2012 - $14.8 million) in loans receivable from other government business enterprises.  The loans are repayable on demand at a floating rate of interest.

Student Loans

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985.  Loans are interest free until the discontinuance of full-time studies or graduation.  Interest rates are prescribed by the Government and range between 3.0 and 7.3 per cent (2012 - 3.0 and 9.5 per cent).  Student bursaries, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

The administration and delivery of the federal and provincial student loans programs is integrated.  The Government approves applications for both provincial and federal loans.  External agencies are contracted to disburse, administer and collect loans, and the federal government is responsible for collection of loans in default.

Student loans approved between August 1996 and July 2001 are lender financed, disbursed, managed and collected by a bank.  The Government retained responsibility for loan approval during this period and pays a risk premium of 5.0 per cent to the bank when loans become repayable.

A loss provision of $63.6 million (2012 - $64.3 million) has been recorded on these loans.

Agricultural Loans

Short-term cattle loan program

The Government holds $12.4 million (2012 - $28.3 million) in loans under the short-term cattle loan program.  These loans are repayable over terms not exceeding 4 years at a floating rate of interest between 1.0 and 1.1 per cent (2012 - 1.1 and 1.2 per cent).  The loans are secured by general security agreements.  The program operates under The Agricultural Credit Corporation of Saskatchewan Act.  A loss provision of $2.8 million (2012 - $5.1 million) has been recorded on these loans.

Other agricultural loans

The Government holds $6.8 million (2012 - $12.2 million) in loans under various other agricultural loan programs.  These loans are repayable over terms not exceeding 25 years and bear interest at rates between 0.0 to 12.0 per cent (2012 - 0.0 to 12.0 per cent).  Generally, the loans are secured by promissory notes and, where applicable, by guarantees or general security arrangements.  A loss provision of $1.9 million (2012 - $2.8 million) has been recorded on these loans.

Other

The Government’s loan portfolio also consists of numerous other loans at various interest rates with maturities not exceeding 16 years.  Security on the loans may include promissory notes or charges against residential property.  A loss provision of $3.4 million (2012 - $3.8 million) has been recorded on these loans.

 Government of Saskatchewan – 2012-13 Public Accounts  105

Summary Financial Statements

Investment in Government Business Enterprises
As at March 31, 2013
(thousands of dollars)

	SaskEnergy	SaskPower	SaskTel	SaskWater	SGI
				(note 12)

Assets
Cash and cash equivalents	1,742	(61)	3,466	8,251	13,854
Accounts receivable	119,448	265,822	129,776	9,660	146,265
Inventories	248,864	164,694	8,570	313	-
Prepaid expenses	-	12,169	23,101	150	124,843
Investments	-	82,292	3,485	-	751,096
Capital assets	1,500,598	6,030,611	1,335,155	157,569	32,353
Intangible assets	37,414	61,807	210,520	-	481
Sinking funds (schedule 8)	75,806	390,484	86,695	10,450	-
Other assets	53,219	3,209	9,275	-	4,706
Total Assets3	2,037,091	7,011,027	1,810,043	186,393	1,073,598
Liabilities
Accounts payable and accrued liabilities	104,664	376,682	158,874	7,931	48,392
Dividends payable to government organizations	10,736	-	22,881	-	41,993
Gross debt (schedule 8)	1,087,180	3,675,915	666,481	59,861	-
Unearned revenue	49,972	13,767	119,414	73,813	279,424
Provision for insurance claims	-	-	-	-	369,137
Other liabilities	89,245	1,086,489	263,536	2,572	53,661
Total Liabilities3	1,341,797	5,152,853	1,231,186	144,177	792,607
Net Assets (Debt)	695,294	1,858,174	578,857	42,216	280,991
Revenue
Operating	797,798	1,860,398	1,193,118	41,812	482,816
Investment income	-	11,930	1,978	25	33,055
Total Revenue3	797,798	1,872,328	1,195,096	41,837	515,871
Expense
Operating	650,734	1,512,490	1,042,524	37,071	188,337
Insurance claims	-	-	-	-	246,236
Debt charges4	40,521	206,938	22,946	1,717	-
Total Expense3	691,255	1,719,428	1,065,470	38,788	434,573
Income (loss) before non-recurring items	106,543	152,900	129,626	3,049	81,298
Non-recurring items	-	-	-	-	-
Net Income (Loss)	106,543	152,900	129,626	3,049	81,298
Retained earnings, beginning of year	544,296	1,203,541	321,882	30,467	173,710
Adjustment to retained earnings (note 12)	-	-	-	-	-
Dividends to government organizations	(27,236)	(120,000)	(84,257)	-	(52,000)
Transfer from accumulated other comprehensive income (loss)	-	(32,219)	(38,394)	-	(2,017)
Retained earnings, end of year	623,603	1,204,222	328,857	33,516	200,991
Accumulated other comprehensive income (loss), beginning of year	257	(291)	-	-	-
Adjustment to accumulated other comprehensive income (loss) (note 12)	-	-	-	-	-
Other comprehensive income (loss)	(97)	(37,969)	(38,394)	-	(2,017)
Transfer to retained earnings	-	32,219	38,394	-	2,017
Accumulated other comprehensive income (loss), end of year	160	(6,041)	-	-	-
Equity advances from government organizations	71,531	659,993	250,000	8,700	80,000
Net Assets (Debt)	695,294	1,858,174	578,857	42,216	280,991
1	Net assets are restricted as disclosed on page 108.
2	Adjustments include:
	•	reclassification of SaskWater during the year (note 12);
	•	significant intervening period transactions; and
	•	elimination of unrealized gains and losses on transactions with government organizations.
3
Total assets includes $793.3 million (2012 - $636.3 million) due from or invested in government organizations; total liabilities includes $5,754.0 million (2012 - $4,651.5 million) in gross debt owing to government organizations and $242.7 million (2012 - $303.2 million - restated) in accounts payable or services due from government organizations; total revenue includes $180.3 million (2012 - $236.6 million - restated) from government organizations; and total expense includes $547.8 million (2012 - $486.4 million) paid and owing to government organizations.

4	Debt charges is reported net of sinking fund earnings. Interest in the amount of $246.8 million (2012 - $196.0 million) was paid and owing to government organizations.

 106  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

							Schedule 3

Auto Fund1	WCB1	SLGA	SGC	MFC	Adjustments2	2013	2012

24,634	78,963	123,929	10,583	1	(81,065)	184,297	109,802
193,384	21,560	66,514	397	2,105	-	954,931	858,223
3,446	-	27,434	320	-	-	453,641	418,597
37,507	366	645	666	-	-	199,447	210,213
1,520,694	1,508,278	-	-	154,174	(10,000)	4,010,019	3,633,198
41,046	12,420	111,570	66,721	-	20,390	9,308,433	8,216,650
5,644	32,492	14,981	-	-	-	363,339	298,271
-	-	-	-	2,542	-	565,977	506,684
-	274	-	-	-	-	70,683	98,272
1,826,355	1,654,353	345,073	78,687	158,822	(70,675)	16,110,767	14,349,910

21,893	29,346	69,798	16,530	1,027	-	835,137	727,032
-	-	95,809	5,455	-	(81,065)	95,809	185,813
-	-	125,064	12,107	138,277	-	5,764,885	4,663,748
352,687	-	-	-	-	(42,279)	846,798	726,264
1,280,402	1,005,443	-	-	-	-	2,654,982	2,558,692
39,284	173,614	56,304	7,262	-	-	1,771,967	1,751,996
1,694,266	1,208,403	346,975	41,354	139,304	(123,344)	11,969,578	10,613,545
132,089	445,950	(1,902)	37,333	19,518	52,669	4,141,189	3,736,365

804,716	296,215	1,055,854	137,249	-	(4,616)	6,665,360	6,627,983
74,838	127,322	-	-	6,063	-	255,211	45,762
879,554	423,537	1,055,854	137,249	6,063	(4,616)	6,920,571	6,673,745

150,522	71,628	577,700	109,583	29	(808)	4,339,810	4,347,343
740,528	196,112	-	-	-	-	1,182,876	1,297,227
-	-	64	1,355	4,508	-	278,049	231,321
891,050	267,740	577,764	110,938	4,537	(808)	5,800,735	5,875,891
(11,496)	155,797	478,090	26,311	1,526	(3,808)	1,119,836	797,854
-	-	-	-	-	-	-	(8,576)
(11,496)	155,797	478,090	26,311	1,526	(3,808)	1,119,836	789,278
143,585	290,153	-	28,071	17,992	(83,997)	2,669,700	2,668,483
-	-	-	-	-	30,467	30,467	280,101
-	-	(478,090)	(21,049)	-	110,000	(672,632)	(784,352)
-	-	-	-	-	-	(72,630)	(283,810)
132,089	445,950	-	33,333	19,518	52,662	3,074,741	2,669,700
-	-	(7,637)	-	-	-	(7,671)	227,420
-	-	-	-	-	-	-	(233,074)
-	-	5,735	-	-	-	(72,742)	(285,827)
-	-	-	-	-	-	72,630	283,810
-	-	(1,902)	-	-	-	(7,783)	(7,671)
-	-	-	4,000	-	7	1,074,231	1,074,336
132,089	445,950	(1,902)	37,333	19,518	52,669	4,141,189	3,736,365

 Government of Saskatchewan – 2012-13 Public Accounts  107

Summary Financial Statements

Investment in Government Business Enterprises (continued)	Schedule 3

The investment in government business enterprises is comprised of the Government’s equity in the entities listed below.  The financial statements of these entities are prepared in accordance with International Financial Reporting Standards.

SaskEnergy Incorporated (SaskEnergy)

SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

Saskatchewan Power Corporation (SaskPower)

SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

Saskatchewan Telecommunications Holding Corporation (SaskTel)

SaskTel markets and supplies a range of voice, data, internet, wireless, text, image, security and entertainment products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

Saskatchewan Water Corporation (SaskWater)

SaskWater provides professional water and wastewater services to Saskatchewan communities as well as to industrial and commercial customers.

Saskatchewan Government Insurance (SGI) and Saskatchewan Auto Fund (Auto Fund)

SGI’s competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the provincial compulsory vehicle insurance program, is administered by SGI on behalf of the Government.  Any net assets of the Auto Fund are held on behalf of Saskatchewan’s motoring public and cannot be used for any other purpose.

Workers’ Compensation Board (Saskatchewan) (WCB)

WCB provides workers’ compensation insurance to Saskatchewan workers and employers.  Any net assets of the WCB cannot be used for any other purpose.

Liquor and Gaming Authority (SLGA)

SLGA’s mandate is to control the manufacturing and distribution of beverage alcohol throughout the Province, to oversee the licensing of all establishments selling alcohol in the Province and to maintain the integrity of all licensed gaming while ensuring maximum benefit to Saskatchewan charities.

To fulfill its mandate, SLGA operates retail liquor stores and video lottery terminals.  It also owns and manages all slot machines at Saskatchewan Indian Gaming Authority casinos.

Saskatchewan Gaming Corporation (SGC)

SGC manages and operates Casino Regina and Casino Moose Jaw.

Municipal Financing Corporation of Saskatchewan (MFC)

MFC assists municipalities in financing their capital requirements.

 108  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Other Investments		Schedule 4
As at March 31, 2013
(thousands of dollars)

	2013	2012

Bonds and debentures	668,356	754,402
Pooled investment funds	103,387	92,086
Equities	45,573	71,578
Loans and advances	11,686	19,827
Other	86,951	51,818
Total Other Investments	915,953	989,711

Bonds and Debentures

Bonds and debentures held by the Government have a market value of $680.1 million (2012 - $764.4 million), and include securities of:
	2013	2012

Corporations (coupon interest range 2.1% to 12.5%; maturing in 1.1 to 26.6 years)	254,381	298,901
Governments of other provinces (coupon interest range 1.2% to 5.7%; maturing in 1.1 to 24.2 years)	229,986	281,348
Government of Canada (coupon interest range 0.5% to 5.0%; maturing in 1.7 to 24.2 years)	108,541	50,195
Government of Saskatchewan (coupon interest range 4.5% to 5.8%; maturing in 3.4 to 15.9 years)	2,982	3,192
Other (coupon interest range 2.5% to 12.1%; maturing in 1.2 to 43.3 years)	72,466	120,766
Total Bonds and Debentures	668,356	754,402

Pooled Investment Funds

Pooled investment funds represent the Government’s investment in units of various funds consisting primarily of debt and equities.

Equities

Equities include $39.8 million (2012 - $60.1 million) invested in shares of private companies and $5.8 million (2012 - $11.5 million) invested in Canadian and international equity markets for which the quoted market value is $4.9 million (2012 - $12.4 million).  Investments in equities include $32.7 million (2012 - $26.2 million) in investments subject to significant influence of which the Government has invested $14.7 million (2012 - $10.8 million) in the Meadow Lake OSB Limited Partnership (MLOSB).  As a limited partner, the Government holds a 25 per cent interest in MLOSB, an oriented strand board facility near Meadow Lake.

Loans and Advances

Loans and advances include loan agreements between the Government and companies in which the Government holds shares.

Other

Other investments include various fixed rate securities having a market value of $87.7 million (2012 - $52.3 million).

 Government of Saskatchewan – 2012-13 Public Accounts  109

Summary Financial Statements

Accounts Payable and Accrued Liabilities		Schedule 5
As at March 31, 2013
(thousands of dollars)

	2013	2012

Transfers
Operating1	779,332	616,280
Capital	52,055	32,155
Accrued salaries and benefits	671,770	537,326
Supplier payments	379,628	441,817
Equalization and Canada Health and Social Transfer repayable to the federal
government	204,095	227,530
Accrued interest	86,078	107,657
Other	146,668	103,197
Total Accounts Payable and Accrued Liabilities	2,319,626	2,065,962
1	Includes transfers to the federal government of $126.1 million (2012 - $145.0 million).

Other Liabilities		Schedule 6
As at March 31, 2013
(thousands of dollars)

	2013	2012

Funds held on behalf of government business enterprises and others
Liquor and Gaming Authority	120,309	40,020
Other	67,388	55,087
Environmental	91,627	95,867
Capital leases (note 7)	63,650	43,297
Other	58,919	78,132
Total Other Liabilities	401,893	312,403

Unearned Revenue		Schedule 7
As at March 31, 2013
(thousands of dollars)

	2013	2012

Motor vehicle licensing fees	58,832	61,692
Education contributions	47,119	48,846
Health contributions	31,821	37,776
Crown mineral leases	20,442	20,288
Housing contributions (note 11)	-	113,747
Water supply and infrastructure (note 12)	-	40,887
Other	34,577	35,798
Total Unearned Revenue	192,791	359,034

 110  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Public Debt					Schedule 8
As at March 31, 2013
(thousands of dollars)

	2013			2012
		Government			Government
		Business			Business
		Enterprise			Enterprise
	General	Specific	Public	General	Specific	Public
	Debt1 2 3	Debt 2	Debt	Debt1 2 3	Debt 2	Debt

General Revenue Fund	3,804,817	-	3,804,817	3,807,590	-	3,807,590
Less amounts held by government organizations	(41,814)	-	(41,814)	(23,170)	-	(23,170)
Saskatchewan Power Corporation5	95,303	3,251,648	3,346,951	96,547	2,646,587	2,743,134
SaskEnergy Incorporated5	407,117	574,871	981,988	304,209	628,987	933,196
Saskatchewan Telecommunications Holding
Corporation5	157,000	495,754	652,754	14,200	507,827	522,027
Municipal Financing Corporation of Saskatchewan5	15,289	132,377	147,666	14,842	120,807	135,649
Liquor and Gaming Authority5	125,064	-	125,064	-	-	-
Saskatchewan Immigrant Investor Fund Inc.	107,558	-	107,558	71,738	-	71,738
Regional Health Authorities	91,014	-	91,014	81,690	-	81,690
Boards of Education	80,551	-	80,551	74,487	-	74,487
Saskatchewan Water Corporation4 5	16,203	32,044	48,247	54,067	-	54,067
Saskatchewan Opportunities Corporation	35,291	-	35,291	35,729	-	35,729
Saskatchewan Housing Corporation	31,761	-	31,761	35,037	-	35,037
Saskatchewan Watershed Authority	12,503	-	12,503	6,591	-	6,591
Saskatchewan Gaming Corporation5	-	11,769	11,769	-	13,090	13,090
Information Services Corporation of Saskatchewan	9,935	-	9,935	9,935	-	9,935
Other	1,154	-	1,154	1,294	-	1,294
Public Debt1 6	4,948,746	4,498,463	9,447,209	4,584,786	3,917,298	8,502,084
1	Public debt on the Statement of Financial Position includes only general debt.
2	General debt and government business enterprise specific debt are presented net of sinking funds.
3	General debt includes $81.5 million (2012 - $73.5 million) secured primarily by assets with a carrying value of $114.7 million (2012 - $106.8 million).
4	During 2012-13, $35.1 million in debt issued specifically on behalf of Saskatchewan Water Corporation was reclassified from general debt to government business enterprise specific debt (note 12).
5
Public debt of government business enterprises includes both general debt and government business enterprise specific debt.  General debt of government business enterprises represents amounts transferred from the General Revenue Fund to government business enterprises and recorded as loans receivable (schedule 2).  Government business enterprise specific debt represents debt issued by, or specifically on behalf of, government business enterprises.

Schedule 3 provides information on government business enterprises as presented in their audited financial statements closest to March 31, 2013.  Public debt of government business enterprises shown above has been adjusted for transactions occurring from the audited financial statements to March 31, 2013 as follows:

	2013			2012
	Government
	Business
	Enterprise	Transactions	Public	Public
	Debt	to March 31	Debt	Debt
	(schedule 3)a

Saskatchewan Power Corporation	3,285,431	61,520	3,346,951	2,743,134
SaskEnergy Incorporated	1,011,374	(29,386)	981,988	933,196
Saskatchewan Telecommunications Holding Corporation	579,786	72,968	652,754	522,027
Municipal Financing Corporation of Saskatchewan	135,735	11,931	147,666	135,649
Liquor and Gaming Authority	125,064	-	125,064	-
Saskatchewan Water Corporation	49,411	(1,164)	48,247	-
Saskatchewan Gaming Corporation	12,107	(338)	11,769	13,090
Total Government Business Enterprises	5,198,908	115,531	5,314,439	4,347,096
a	Includes gross debt net of sinking funds reported on schedule 3.

 Government of Saskatchewan – 2012-13 Public Accounts  111

Summary Financial Statements

Public Debt (continued)	Schedule 8

6	Included in public debt is U.S. dollar debt converted to $3.9 million Canadian (2012 - $23.9 million) at the exchange rate in effect at March 31, 2013 of 1.0156 (2012 - 0.9991).

Public debt is comprised of gross debt net of sinking funds as follows:
	2013
	Gross	Sinking	Public
	Debt a	Funds	Debt
		(schedule 9)

General Revenue Fund	5,025,494	(1,220,677)	3,804,817
Less amounts held by government organizations	(41,814)	-	(41,814)
Saskatchewan Power Corporation	3,748,741	(401,790)	3,346,951
SaskEnergy Incorporated	1,060,999	(79,011)	981,988
Saskatchewan Telecommunications Holding Corporation	743,600	(90,846)	652,754
Municipal Financing Corporation of Saskatchewan	150,289	(2,623)	147,666
Liquor and Gaming Authority	125,064	-	125,064
Saskatchewan Immigrant Investor Fund Inc.	107,558	-	107,558
Regional Health Authorities	91,014	-	91,014
Boards of Education	80,551	-	80,551
Saskatchewan Water Corporation	59,903	(11,656)	48,247
Saskatchewan Opportunities Corporation	36,684	(1,393)	35,291
Saskatchewan Housing Corporation	58,483	(26,722)	31,761
Saskatchewan Watershed Authority	12,503	-	12,503
Saskatchewan Gaming Corporation	11,769	-	11,769
Information Services Corporation of Saskatchewan	9,935	-	9,935
Other	1,154	-	1,154
Public Debt	11,281,927	(1,834,718)	9,447,209
a	The average effective interest rate on gross debt during 2012-13 was 5.6 per cent (2011-12 - 6.2 per cent) and includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures. The average term to maturity of gross debt is 11.8 years (2012 - 11.5 years)

Debt principal payment requirements in each of the next five years and thereafter are as follows:
	2013	2012
Year of Maturity

Short-term promissory notes	1,385,978	692,340
2012-13	-	1,198,743
2013-14	837,273	811,077
2014-15	928,382	945,699
2015-16	526,020	521,989
2016-17	464,579	464,466
2017-18	299,103	-
6-10 years	1,913,722	1,681,807
Thereafter	4,926,870	4,827,033
Gross debt a	11,281,927	11,143,154
Sinking funds	(1,834,718)	(2,641,070)
Public Debt	9,447,209	8,502,084
a
Gross debt includes Canada Pension Plan debentures of $745.1 million (2012 - $745.1 million).  These debentures are callable in whole or in part before maturity, at the option of the Minister of Finance of Saskatchewan.

 112  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Sinking Funds					Schedule 9
As at March 31, 2013
(thousands of dollars)

	2012	2013
	Sinking				Currency	Sinking
	Funds	Contributions1	Earnings2	Redemptions3	Adjustment	Funds

General Revenue Fund	2,099,294	47,527	109,408	(1,039,846)	4,294	1,220,677
Saskatchewan Power Corporation	353,788	26,723	21,279	-	-	401,790
Saskatchewan Telecommunications Holding Corporation	78,773	7,366	4,707	-	-	90,846
SaskEnergy Incorporated	72,803	8,112	4,302	(6,206)	-	79,011
Saskatchewan Housing Corporation	24,766	520	1,436	-	-	26,722
Saskatchewan Water Corporation	8,594	2,517	545	-	-	11,656
Municipal Financing Corporation of Saskatchewan	2,097	392	134	-	-	2,623
Saskatchewan Opportunities Corporation	955	367	71	-	-	1,393
Total Sinking Funds4	2,641,070	93,524	141,882	(1,046,052)	4,294	1,834,718
1
Annual contributions, established by Order in Council, are set at not less than one per cent of debentures outstanding.  The aggregate amount of contributions estimated to be required in each of the next five years and thereafter to meet sinking fund requirements by debt classification (see footnote 4) are as follows:

	2014	2015	2016	2017	2018	Thereafter	Total

General debt	51,601	44,715	36,376	32,179	29,393	352,968	547,232
Government business enterprise
specific debt	42,902	41,880	41,380	40,782	39,779	585,098	791,821
Total Sinking Fund Contributions	94,503	86,595	77,756	72,961	69,172	938,066	1,339,053
2	Sinking fund earnings include gains on investment sales of $80.3 million (2012 - $128.2 million).
3	The redemption value is based on the market value of the sinking fund units at the date of redemption.
4	The market value of total sinking funds is $1,834.0 million (2012 - $2,683.1 million). Total sinking funds by debt classification are as follows:
	2012	2013
	Sinking				Currency	Reclassification	Sinking
	Funds	Contributions	Earnings	Redemptions	Adjustment	(note 12)	Funds

General debt	2,142,853	51,114	111,551	(1,039,846)	4,294	(8,594)	1,261,372
Government business enterprise
specific debt	498,217	42,410	30,331	(6,206)	-	8,594	573,346
Total Sinking Funds	2,641,070	93,524	141,882	(1,046,052)	4,294		1,834,718

Sinking fund assets have been invested as follows:
	2013	2012
Long-term investments in securities of:
Governments of other provinces (coupon interest range 0.0% to 9.5%; maturing in 2.9 to 36.9 years)	859,692	1,292,057
Government of Saskatchewan (coupon interest range 0.0% to 9.4%; maturing in 1.0 to 28.8 years)	430,937	555,455
Government of the United States (coupon interest 2.8%; maturing in 29.6 years)	19,257	4,951
Government of Canada (coupon interest 4.0%; maturing in 3.2 years)	8,002	54,566
Cash, short-term investments and accrued interest	516,830	734,041
Total Sinking Funds a	1,834,718	2,641,070
a	Includes U.S. dollar cash, investments and accrued interest converted to $275.4 million Canadian (2012 - $250.9 million) at the exchange rate in effect at March 31, 2013 of 1.0156 (2012 - 0.9991).

 Government of Saskatchewan – 2012-13 Public Accounts  113

Summary Financial Statements

Pension Liabilities				Schedule 10
As at March 31, 2013
(thousands of dollars)

	2013				2012
	TSP1	PSSP	Others	Total	Total

Accrued benefit obligation,
beginning of year	5,796,584	2,085,497	663,892	8,545,973	7,614,413
Current period benefit cost	23,397	2,477	11,132	37,006	43,600
Interest cost	205,787	72,791	18,859	297,437	347,947
Actuarial losses	259,067	126,732	26,353	412,152	995,249
Joint defined benefit plan (SHEPP)2	-	-	18,999	18,999	30,938
Benefit payments	(340,571)	(131,599)	(29,743)	(501,913)	(486,174)
Accrued Benefit Obligation, End of Year	5,944,264	2,155,898	709,492	8,809,654	8,545,973
Plan assets, beginning of year	751,164	-	296,403	1,047,567	1,293,591
Employer contributions	208,420	131,156	9,866	349,442	277,099
Employee contributions	4,726	443	2,483	7,652	9,804
Return on plan assets	37,638	-	14,963	52,601	85,677
Actuarial gains (losses)	-	-	7,124	7,124	(132,430)
Benefit payments	(340,571)	(131,599)	(29,743)	(501,913)	(486,174)
Plan Assets, End of Year3	661,377	-	301,096	962,473	1,047,567
	5,282,887	2,155,898	408,396	7,847,181	7,498,406
Unamortized estimation adjustments4	(905,919)	(126,732)	(40,047)	(1,072,698)	(1,181,359)
Total Pension Liabilities5	4,376,968	2,029,166	368,349	6,774,483	6,317,047
1	The TSP had an actual rate of return on plan assets of 5.5 per cent (2012 - 1.7 per cent).
2
The joint defined benefit plan includes only the Government’s employer portion of the pension liability.  At December 31, 2012, the SHEPP had a total accrued benefit obligation of $4,390.1 million (2011 - $4,089.0 million) and pension fund assets of $3,941.7 million (2011 - $3,675.6 million) at market related values and unamortized estimation adjustment gains of $16.9 million (2011 - $11.9 million).  The pension liability would increase by $626.5 million or would decrease by $509.7 million if the discount rate was decreased or increased by one percentage point respectively.  The market value of the pension fund investments was $4,047.8 million (2011 - $3,540.8 million).  Of this amount, 32.0 per cent (2011 - 35.0 per cent) was invested in fixed income securities and 59.0 per cent (2011 - 57.0 per cent) in equity investments.  The plan assets had an actual rate of return of 11.2 per cent (2011 - 2.9 per cent).  The Government and member contributions to the plan totalled $130.0 million (2011 - $130.1 million) and $128.7 million (2011 - $128.8 million) respectively.  Benefit payments from the plan totalled $178.5 million (2011 - $165.5 million).

3
At March 31, 2013, the market value of defined benefit plan investments was $952.4 million (2012 - $1,037.6 million).  Of this amount, 56.8 per cent (2012 - 43.8 per cent) was invested in fixed income securities and 28.8 per cent (2012 - 43.3 per cent) in equity investments.

4
Unamortized estimation adjustments are amortized to pension expense over periods ranging from 3.5 to 4.0 years for the TSP, 0.3 years for the PSSP and from 0.9 to 12 years for the other plans.  These represent the expected average remaining service life of active plan members at the time the estimation adjustments arose.

5
The total pension liabilities are based on the latest actuarial valuations extrapolated to March 31, 2013 for the defined benefit plans and December 31, 2012 for the joint defined benefit plan.  Changes in assumptions can result in significantly higher or lower estimates of pension liabilities.  A one percentage point decrease in the discount rate would result in a $787.1 million and $278.1 million increase in the pension liabilities for the TSP and the PSSP respectively, and a one percentage point increase would result in a $643.8 million and $228.5 million decrease in the pension liabilities for the TSP and the PSSP respectively.

 114  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Tangible Capital Assets							Schedule 11
As at March 31, 2013
(thousands of dollars)

	2013							2012
	Land &	Buildings &	Machinery	Trans-	Office &
	Improve-	Improve-	&	portation	Information	Infra-
	ments	ments	Equipment	Equipment	Technology	structure	Total	Total
Estimated useful life (in years)	3-indefinite	2-80	2-33	3-40	2-25	3-60

Opening Net Book Value of
Tangible Capital Assets1	416,509	2,940,205	355,063	262,027	288,233	2,689,437	6,951,474	6,545,414
Opening cost	468,489	5,611,810	1,116,709	515,099	825,962	4,765,182	13,303,251	12,611,550
Adjustment3	(1,606)	(2,522)	(2,904)	-	(945)	(197,102)	(205,079)	-
Acquisitions	26,783	495,955	65,663	37,645	105,718	306,297	1,038,061	899,750
Write-downs	-	(5)	(201)	-	(3,311)	-	(3,517)	(23,717)
Disposals	(6,505)	(17,291)	(32,726)	(16,237)	(35,911)	(28,149)	(136,819)	(184,332)
Closing Cost2	487,161	6,087,947	1,146,541	536,507	891,513	4,846,228	13,995,897	13,303,251
Opening accumulated amortization	51,980	2,671,605	761,646	253,072	537,729	2,075,745	6,351,777	6,066,136
Adjustment3	-	(1,262)	(1,958)	-	(687)	(62,221)	(66,128)	-
Annual amortization	4,322	163,171	67,610	35,061	82,274	132,768	485,206	471,399
Write-downs	-	(1)	(195)	-	(3,134)	-	(3,330)	(15,192)
Disposals	(185)	(13,153)	(30,785)	(13,394)	(35,550)	(24,747)	(117,814)	(170,566)
Closing Accumulated Amortization	56,117	2,820,360	796,318	274,739	580,632	2,121,545	6,649,711	6,351,777
Closing Net Book Value of
Tangible Capital Assets1	431,044	3,267,587	350,223	261,768	310,881	2,724,683	7,346,186	6,951,474
1	Net book value of tangible capital assets does not include the following:
•	works of art and historical treasures, such as the Legislative Building;
•	items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, which are not recognized in these financial statements; and
•	capital assets held by government business enterprises (schedule 3).
2	Closing cost includes work-in-progress of $664.0 million (2012 - $471.8 million).
3
During 2012-13, the net book value of tangible capital assets decreased by $139.0 million as a result of the reclassification of Saskatchewan Water Corporation (SaskWater) from a government service organization to a government business enterprise (note 12).  The tangible capital assets of SaskWater are now reflected in the Government’s investment in government business enterprises (schedule 3).

 Government of Saskatchewan – 2012-13 Public Accounts  115

Summary Financial Statements

Revenue		Schedule 12
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Taxation
Individual income (note 11)	2,406,254	1,897,409
Provincial sales (note 11)	1,284,893	1,322,161
Corporation income	838,275	793,790
Property	586,274	590,786
Fuel	495,955	475,452
Tobacco	253,353	242,853
Other	327,796	303,642
Total Taxation	6,192,800	5,626,093
Non-Renewable Resources
Oil	1,283,877	1,528,808
Resource surcharge	627,675	452,807
Potash	364,490	438,372
Crown land sales	89,060	235,507
Natural gas	11,354	17,389
Other	139,413	149,074
Total Non-Renewable Resources1	2,515,869	2,821,957
Other Own-Source Revenue
Fees
Health care	252,383	249,334
Motor vehicle licensing	183,121	173,151
Education	144,290	137,283
Subsidized housing rental	103,894	100,325
Real property sales and leases	97,698	115,000
Registry	81,583	75,124
Other	292,561	293,279
Insurance	275,433	231,948
Investment income	219,066	276,201
Other2	534,635	502,918
Total Other Own-Source Revenue	2,184,664	2,154,563
Total Own-Source Revenue	10,893,333	10,602,613
Transfers from the Federal Government
Canada Health Transfer	933,400	846,771
Canada Social Transfer	366,968	352,420
Crop insurance contributions	235,731	197,945
Agricultural stability contributions	230,592	203,531
Housing subsidy (note 11)	177,233	91,485
Other	365,454	522,410
Total Transfers from the Federal Government	2,309,378	2,214,562
Total Revenue	13,202,711	12,817,175
1	Includes taxes of $447.6 million (2012 - $566.3 million).
2	Includes reversals and refunds of prior year expenses of $59.8 million (2012 - $18.0 million).

 116  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Expense by Object	Schedule 13
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Salaries and benefits	6,134,245	5,541,320
Transfers
Operating	4,208,806	4,122,239
Capital	212,465	289,981
Operating costs	2,079,841	2,112,631
Debt charges (schedule14)	642,775	682,385
Amortization of tangible capital assets (schedule 11)	485,206	471,399
Other	521,761	491,461
Total Expense	14,285,099	13,711,416

Debt Charges		Schedule 14
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012

Total interest costs	890,716	909,255
Interest reimbursed from government business enterprises1	(250,872)	(232,404)
Net foreign exchange (gain) loss	(354)	2,005
Other costs	3,285	3,529
Total Debt Charges	642,775	682,385
1	Interest reimbursed for debt borrowed by the Government specifically on behalf of government business enterprises.

 Government of Saskatchewan – 2012-13 Public Accounts  117

Summary Financial Statements

Comparison of Estimated to Actual Results		Schedule 15
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Estimated1	Actual1	Actual

Treasury Board Organizations
General Revenue Fund	47,500	57,967	352,334
Growth and Financial Security Fund	47,500	(42,033)	(297,666)
Other Treasury Board Organizations2	(360,500)	(402,931)	(182,046)
	(265,500)	(386,997)	(127,378)
CIC Board Organizations2	193,500	155,956	167,183
	(72,000)	(231,041)	39,805
Not-for-Profit Insurance Organizations	86,800	268,489	(144,768)
Surplus (Deficit)	14,800	37,448	(104,963)
1	Presented on the basis of the summary financial budget.
2	Net of dividends paid to other government organizations.

 118  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Supplemental Cash Flow Information	Schedule 16
For the Year Ended March 31, 2013
(thousands of dollars)

	2013	2012
Other Non-Cash Items Included in the Deficit
Amortization of tangible capital assets (schedule 11)	485,206	471,399
Write-downs of tangible capital assets (schedule 11)	187	8,525
Net foreign exchange (gain) loss (schedule 14)	(354)	2,005
Net gain on other investments1	(2,782)	(2,056)
Net decrease to provision for loss on loans receivable	(4,252)	(6,152)
Net gain on disposal of tangible capital assets	(58,020)	(7,719)
Earnings retained in sinking funds (schedule 9)	(111,551)	(169,889)
Total Other Non-Cash Items Included in the Deficit	308,434	296,113
Net Change in Non-Cash Operating Activities
Increase in accounts receivable	(110,237)	(164,828)
Increase in inventories held for resale	(1,127)	(887)
Decrease in deferred charges	6,983	4,212
Increase (Decrease) in accounts payable and accrued liabilities	253,664	(149,963)
Decrease in unearned revenue	(166,243)	(19,825)
Increase in pension liabilities	457,436	141,252
Decrease (Increase) in prepaid expenses	1,603	(2,354)
Increase in inventories held for consumption	(4,293)	(7,679)
	437,786	(200,072)
Adjustment to accumulated surplus (note 12)	(69,461)	-
Net Change in Non-Cash Operating Activities	368,325	(200,072)
Other Supplemental Information
Cash interest paid during the year	406,997	417,218
Cash interest received during the year	123,821	142,029
1	Net gain on other investments consists of:
	2013	2012

Provision for loss	23,510	9,981
(Income) loss from equities and pooled funds	(16,905)	10,473
Gain on sale of bonds and equities	(10,790)	(25,864)
Amortization of bond premiums and discounts	1,403	3,354
Net gain on other investments	(2,782)	(2,056)

 Government of Saskatchewan – 2012-13 Public Accounts  119

Summary Financial Statements

Segment Disclosure
For the Year Ended March 31, 2013
(thousands of dollars)

	Treasury Board Organizations1
	2013	2012

Revenue
Taxation	6,192,800	5,626,093
Non-renewable resources	2,515,869	2,821,957
Transfers from government organizations	315,000	240,000
Other own-source revenue	1,795,897	1,743,120
Transfers from the federal government	1,881,172	1,989,641
Total Revenue (schedule 12)	12,700,738	12,420,811
Expense
Agriculture	557,558	620,482
Community development	553,624	528,019
Debt charges (schedule 14)	643,998	680,043
Economic development	246,711	233,977
Education	3,320,907	2,959,902
Environment and natural resources	218,096	262,462
Health	5,060,841	4,891,671
Protection of persons and property	617,002	633,223
Social services and assistance	1,158,792	1,146,893
Transportation	504,302	506,981
Other	685,520	552,011
Total Expense (schedule 13)	13,567,351	13,015,664
(Deficit) surplus from government service organizations	(866,613)	(594,853)
Income (loss) from government business enterprises (schedule 3)	479,616	467,475
Surplus (Deficit) (schedule 15)	(386,997)	(127,378)

The segments of the Summary financial statements are based on the accountability and control relationships between the Government and the various organizations within the government reporting entity.  Schedule 18 identifies the organizations included in each segment.

1
Treasury Board organizations include the General Revenue Fund, Growth and Financial Security Fund and organizations such as Regional Health Authorities, Boards of Education and Liquor and Gaming Authority.

2
CIC Board organizations are agencies that are responsible to the Crown Investment Corporation of Saskatchewan (CIC) and include organizations such as Saskatchewan Power Corporation, Saskatchewan Telecommunications Holding Corporation and CIC Asset Management Inc.

3
Not-for-profit insurance organizations are intended to be actuarially sound over the long term.  These entities typically adjust rates to break even over the longer term and include Saskatchewan Auto Fund, Saskatchewan Crop Insurance Corporation, Crop Reinsurance Fund of Saskatchewan and Workers’ Compensation Board (Saskatchewan).

 120  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

							Schedule 17

CIC Board Organizations2		Not-for-Profit Insurance Organizations3		Eliminations		Total
2013	2012	2013	2012	2013	2012	2013	2012

-	-	-	-	-	-	6,192,800	5,626,093
-	-	-	-	-	-	2,515,869	2,821,957
-	-	326,294	206,596	(641,294)	(446,596)	-	-
146,643	195,443	259,689	219,512	(17,565)	(3,512)	2,184,664	2,154,563
-	-	428,206	224,921	-	-	2,309,378	2,214,562
146,643	195,443	1,014,189	651,029	(658,859)	(450,108)	13,202,711	12,817,175

-	-	890,001	645,829	(340,006)	(207,673)	1,107,553	1,058,638
-	-	-	-	-	-	553,624	528,019
2,630	4,777	-	-	(3,853)	(2,435)	642,775	682,385
55,708	39,044	-	-	-	-	302,419	273,021
-	-	-	-	-	-	3,320,907	2,959,902
2,997	(6,468)	-	-	-	-	221,093	255,994
-	-	-	-	-	-	5,060,841	4,891,671
56,165	53,319	-	-	-	-	673,167	686,542
-	-	-	-	-	-	1,158,792	1,146,893
28,764	29,878	-	-	-	-	533,066	536,859
25,342	139,481	-	-	-	-	710,862	691,492
171,606	260,031	890,001	645,829	(343,859)	(210,108)	14,285,099	13,711,416
(24,963)	(64,588)	124,188	5,200	(315,000)	(240,000)	(1,082,388)	(894,241)
495,919	471,771	144,301	(149,968)	-	-	1,119,836	789,278
470,956	407,183	268,489	(144,768)	(315,000)	(240,000)	37,448	(104,963)

 Government of Saskatchewan – 2012-13 Public Accounts  121

Summary Financial Statements

Government Reporting Entity	Schedule 18
For the Year Ended March 31, 2013

Government Service Organizations (Consolidated)

General Revenue Fund	Forest Management Funds
Crown Agricultural Land Forest Fund
Government Organizations	Island Forests Management Fund
Agricultural Credit Corporation of Saskatchewan	Meadow Lake OSB Forest Management Trust Fund
Agricultural Implements Compensation Fund	Mee-Toos Forest Management Fund Trust
Boards of Education 6c	Mistik Forest Management Trust
Chinook School Division No. 211	North West Communities Wood Products Forest Management
Christ the Teacher Roman Catholic Separate School Division No. 212	Fund Trust
Conseil des écoles fransaskoises no. 310	Park Land Forests Management Fund
Creighton School Division No. 111	Sakaw Forest Renewable Trust Fund
Englefeld Protestant Separate School Division No. 132	Zelensky Bros. Forest Management Fund Trust
Good Spirit School Division No. 204	Global Transportation Hub Authority
Holy Family Roman Catholic Separate School Division No. 140	Government House Foundation
Holy Trinity Roman Catholic Separate School Division No. 22	Gradworks Inc. 6d 7a
Horizon School Division No. 205	Growth and Financial Security Fund
Ile-a-la Crosse School Division No. 112	Health Shared Services Saskatchewan 4b
Light of Christ Roman Catholic Separate School Division No. 16	Health Quality Council
Living Sky School Division No. 202	Horned Cattle Fund
Lloydminster Roman Catholic Separate School Division No. 89	Individual Cattle Feeder Loan Guarantee Provincial Assurance Fund
Lloydminster School Division No. 99	Information Services Corporation of Saskatchewan 6d 7a
North East School Division No. 200	Innovation Saskatchewan
Northern Lights School Division No. 113	Institutional Control Monitoring and Maintenance Fund
Northwest School Division No. 203	Institutional Control Unforeseen Events Fund
Prairie South School Division No. 210	Law Reform Commission of Saskatchewan
Prairie Spirit School Division No. 206	Livestock Services Revolving Fund
Prairie Valley School Division No. 208	North Sask Laundry and Support Services Ltd.
Prince Albert Roman Catholic Separate School Division No. 6	Northern Municipal Trust Account 6d
Regina Roman Catholic Separate School Division No. 81	Oil and Gas Orphan Fund
Regina School Division No. 4	Operator Certification Board
Saskatchewan Rivers School Division No. 119	Pastures Revolving Fund
Saskatoon School Division No. 13	Physician Recruitment Agency of Saskatchewan
South East Cornerstone School Division No. 209	Prairie Agricultural Machinery Institute
St. Paul's Roman Catholic Separate School Division No. 20	Prince of Wales Scholarship Fund
Sun West School Division No. 207	Public Employees Benefits Agency Revolving Fund
Century Plaza Properties (The Owners: Condominium Corporation	Public Employees Dental Fund 6d
No. 101100609)	Public Employees Disability Income Fund 6d
CIC Apex Equity Holdco Ltd. 3 6d 7a	Public Employees Group Life Insurance Fund 6d
CIC Asset Management Inc. 6d 7a	Queen’s Printer Revolving Fund
CIC Economic Holdco Ltd. 6d 7a	Regional Colleges 6a
Commercial Revolving Fund	Carlton Trail Regional College
Community Initiatives Fund	Cumberland Regional College
Correctional Facilities Industries Revolving Fund	Great Plains College
Criminal Property Forfeiture Fund	North West Regional College
Crop Reinsurance Fund of Saskatchewan 7b	Northlands College
Crown Investments Corporation of Saskatchewan (separate) 6d 7a	Pakland Regional College
eHealth Saskatchewan	Southeast Regional College
Enterprise Saskatchewan	Regional Health Authorities
Extended Health Care Plan for Certain Other Employees 6d	Cypress Regional Health Authority
Extended Health Care Plan for Certain Other Retired Employees 6d	Five Hills Regional Health Authority
Financial and Consumer Affairs Authority of Saskatchewan 4a	Heartland Regional Health Authority
First Nations and Métis Fund Inc. 6d 7a	Keewatin Yatthé Regional Health Authority
Fish and Wildlife Development Fund	Kelsey Trail Regional Health Authority

 122  Government of Saskatchewan – 2012-13 Public Accounts

Summary Financial Statements

Government Reporting Entity (continued)	Schedule 18

Regional Health Authorities (continued)	Technology Supported Learning Revolving Fund 3
Mamawetan Churchill River Regional Health Authority	Tourism Saskatchewan 2
Prairie North Regional Health Authority	Training Completions Fund
Prince Albert Parkland Regional Health Authority	Transportation Partnerships Fund
Regina Qu'Appelle Regional Health Authority	University of Regina Crown Foundation
Saskatoon Regional Health Authority	University of Saskatchewan Crown Foundation
Sun Country Regional Health Authority	Victims’ Fund
Sunrise Regional Health Authority	Water Appeal Board
Saskatchewan Agricultural Stabilization Fund
Saskatchewan Apprenticeship and Trade Certification Commission 6a
Saskatchewan Archives Board	Government Business Enterprises (Modified Equity)
Saskatchewan Arts Board	Liquor and Gaming Authority
Saskatchewan Association of Health Organizations Inc. 1	Municipal Financing Corporation of Saskatchewan 6d
Saskatchewan Cancer Agency	Saskatchewan Auto Fund 6d 7b
Saskatchewan Centre of the Arts Fund	Saskatchewan Gaming Corporation 6d 7a
Saskatchewan Crop Insurance Corporation 7b	Saskatchewan Government Insurance 6d 7a
Saskatchewan Development Fund Corporation 6d 7a	Saskatchewan Power Corporation 6d 7a
Saskatchewan Grain Car Corporation 6b	Saskatchewan Telecommunications Holding Corporation 6d 7a
Saskatchewan Health Research Foundation	Saskatchewan Water Corporation 5 6d 7a
Saskatchewan Heritage Foundation	SaskEnergy Incorporated 6d 7a
Saskatchewan Housing Corporation 6d	Workers’ Compensation Board (Saskatchewan) 6d 7b
Saskatchewan Immigrant Investor Fund Inc. 6d 7a
Saskatchewan Impaired Driver Treatment Centre Board of
Governors	Government Partnerships (Proportionate Consolidation)
Saskatchewan Institute of Applied Science and Technology 6a	Foragen Technologies Limited Partnership
Saskatchewan Legal Aid Commission	Prairie Diagnostic Services Inc.
Saskatchewan Lotteries Trust Fund for Sport, Culture and	Saskatchewan Entrepreneurial Fund Joint Venture
Recreation
Saskatchewan Opportunities Corporation 6d 7a
Saskatchewan Research Council
Saskatchewan Snowmobile Fund
Saskatchewan Student Aid Fund
Saskatchewan Transportation Company 6d 7a
Saskatchewan Watershed Authority 8
Saskatchewan Western Development Museum
SaskBuilds Corporation 1
Sask911 Account
School Division Tax Loss Compensation Fund

1	Organization established during 2012-13.
2	Changes in legislation during 2012-13 resulted in organization becoming part of the government reporting entity.
3	Organization wound up during 2012-13.
4	Organization’s name changed during 2012-13 from: a Saskatchewan Financial Services Commission Fund; b Saskatchewan Association of Health Organizations.
5	Organization reclassified from government service organization during 2012-13 (note 12).
6	The year-ends of certain organizations differ from March 31, 2013: a June 2012; b July 2012; c August 2012; d December 2012.
7
For segment disclosure (schedule 17) certain organizations are classified into categories other than Treasury Board Organizations as follows: a CIC Board Organizations; b Not-for-Profit Insurance Organizations.

8	Organization’s name changed to the Water Security Agency subsequent to March 31, 2013.

 Government of Saskatchewan – 2012-13 Public Accounts  123

Supplementary Information (unaudited)

Supplementary Information

Growth and Financial Security Fund
Schedule of Transfers and Accumulated Balance
For the Year Ended March 31, 2013
(thousands of dollars)

	2013		2012
	Budget	Actual	Actual

Balance, beginning of year	708,302	708,302	1,005,968
Transfer from the General Revenue Fund	47,494	7,967	27,334
Transfer to the General Revenue Fund	-	(50,000)	(325,000)
Balance, End of Year	755,796	666,269	708,302

The Growth and Financial Security Fund (GFSF) was established May 14, 2008, by The Growth and Financial Security Act.

The purposes of the GFSF are:

•	to assist in the achievement of the Province’s long-term objectives by providing for financial security of the Government from year to year; and
•	to provide a source of funds that are available for programs that have been identified as promoting or enhancing the economic development of the Province.

In accordance with The Growth and Financial Security Act, the GFSF receives 50 per cent of the pre-transfer surplus of the General Revenue Fund (GRF) in any fiscal year.  This legislation also permits Treasury Board to approve other transfers between the GFSF and the GRF.

Transfers to the GFSF from the GRF are statutory disbursements.  Amounts transferred to the GRF from the GFSF are available for use subsequent to receiving required approval from the Legislative Assembly.

In accordance with The Growth and Financial Security Act, all earnings on the GFSF’s investments are credited to the GRF.  For 2012-13, this amount was $19.4 million (2012 - $42.9 million).

The GFSF’s assets have been invested in fixed income securities as follows:
	2013	2012
Long-term investments in securities of:
Government of Saskatchewan (coupon interest 0.0% to 4.5%; maturing in 1.0 to 3.4 years)	41,814	23,170
Government of Canada (coupon interest range 1.7% to 1.8%; maturing in 4.7 to 5.2 years)	86,459	25,977
Other provincial governments (coupon interest range 1.7% to 4.7%; maturing in 1.4 to 6.7 years)	224,883	319,320
Corporations (coupon interest range 2.1% to 5.2%; maturing in 1.8 to 5.0 years)	104,602	102,640
Cash, accounts receivable, short-term investments and accrued interest	208,511	237,195
Total Growth and Financial Security Fund	666,269	708,302

The portfolio investments noted above are accounted for using the cost method.  Under this approach, the GFSF earned a return of 2.8 per cent (2012 - 4.4 per cent).

The market value of the GFSF’s net assets at March 31, 2013 is $670.2 million (2012 - $711.4 million).

 Government of Saskatchewan – 2012-13 Public Accounts  127

Supplementary Information

General Revenue Fund - Public Issue Debentures
As at March 31, 2013
(dollars)

									Equity of		Sinking Fund
Date of	Date of	Interest	Interest		Purpose of	Amount		Total Issue	Applicable		Contribution
Issue	Maturity	Rate %	Payments	Currency	Issue	Outstanding		Outstanding	Sinking Fund		2012-13

June 17/03	June 17/13	4.75	Annual	Can.	GRF	195,000,000
					MFC	5,000,000		200,000,000	124,577,264		2,000,000
(Euro medium term note; Non-callable; Payable in London)

July 20/93	July 15/13	7.375	Semiannual	U.S.	GRF	50,000,000	*		58,843,643	*	–
		7.809		Can.	Sask Power	97,147,500
		7.753		Can.	GRF	228,639,500		375,787,000	72,520,554		3,907,900
(175,000,000 U.S. dollars of the GRF's 225,000,000 U.S. dollar share of the
7.375% debenture issue has been swapped into Canadian dollars at an interest rate of 7.753%. Interest payments on the remaining 50,000,000 U.S.
dollars have been swapped into Canadian dollars at an interest rate of 7.912%;
Sask Power's 75,000,000 U.S. dollar share of the 7.375% debenture issue has been swapped into Canadian dollars at an interest rate of 7.809%;
Non-callable; Payable in New York)

July 15/08	July 15/13	2.50	Annual	Can.	GRF	2,513,000		2,513,000	–		–
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The bonds pay a minimum interest rate of 2.50%;
The Province reserves the right to increase the interest rate after July 14, 2009)

Sept. 30/03	Dec. 3/13	4.90	Semiannual	Can.	GRF	150,000,000
					SaskEnergy	50,000,000		200,000,000	23,819,536		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 14/91	April 10/14	10.25	Semiannual	Can.	GRF	583,916,000		583,916,000	289,197,663		5,839,160
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

June 22/04	June 3/14	5.25	Semiannual	Can.	GRF	250,000,000
					SaskEnergy	50,000,000		300,000,000	31,724,540		3,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/09	July 15/14	1.00	Annual	Can.	GRF	1,397,500		1,397,500	–		–
(Savings Bonds; Redeemable annually at the option of the holder or any time on the death of the holder; The bonds pay a minimum interest of 1.00%;
The Province reserves the right to increase the interest rate after July 14, 2010)

June 3/05	Dec. 3/15	4.25	Semiannual	Can.	GRF	145,000,000
					SaskEnergy	50,000,000
					MFC	5,000,000		200,000,000	20,454,326		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Nov.15/05	Jan. 15/16	4.305	Semiannual	Can.	GRF	274,654,700		274,654,700	23,752,080		2,746,575
(The original 2.125% 300,000,000 Swiss Franc debentures have been swapped into Canadian dollars at an interest rate of 4.305%; Non-callable;
Payable in Zurich)

Aug. 23/06	Aug. 23/16	4.50	Semiannual	Can.	GRF	255,000,000
					SaskEnergy	45,000,000		300,000,000	22,250,933		3,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Sept. 17/96	Sept. 17/16	8.10	Semiannual	Can.	GRF	6,537,000		6,537,000	–		–

(Canadian medium term serial note; Payable in annual instalments;
Non-callable; Payable in Regina)

Sept. 5/07	Sept. 5/17	4.65	Semiannual	Can.	GRF	160,000,000
					SaskEnergy	40,000,000		200,000,000	11,914,130		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

 128  Government of Saskatchewan – 2012-13 Public Accounts

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

								Equity of	Sinking Fund
Date of	Date of	Interest	Interest		Purpose of	Amount	Total Issue	Applicable	Contribution
Issue	Maturity	Rate %	Payments	Currency	Issue	Outstanding	Outstanding	Sinking Fund	2012-13

June 17/04	June 17/19	5.50	Semiannual	Can.	GRF	33,000,000		33,000,000	4,078,669		330,000
(Canadian medium term note; After June 17, 2014, this note pays interest at the three month bankers' acceptance rate less 0.245%; Non-callable;
This book-based note is held in the Canadian Depository for Securities)

Aug. 3/04	June 17/19	5.50	Semiannual	Can.	GRF	26,000,000		26,000,000	22,237,459		260,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 28/10	July 28/20	3.90	Semiannual	Can.	GRF	150,000,000
					SaskTel	150,000,000		300,000,000	9,790,286		4,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Dec. 20/90	Dec. 15/20	9.375	Semiannual	U.S.	GRF	45,000,000	*		39,118,107	*	–
		9.653		Can.	GRF	65,972,500
		10.08		Can.	SaskTel	126,600,000
		9.965		Can.	Sask Power	128,797,500		366,370,000	96,977,407		3,753,500
(55,000,000 U.S. dollars of the GRF's 100,000,000 U.S. dollar share of the
9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 9.653%. Interest payments on the remaining 45,000,000 U.S.
dollars have been swapped into Canadian dollars at an interest rate of
9.653%. SaskTel's 100,000,000 U.S. dollar share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 10.08%;
Sask Power's 100,000,000 U.S. dollar share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 9.965%;
Non-callable; Payable in New York)

Feb. 26/91	Feb. 15/21	9.254	Semiannual	Can.	GRF	147,600,000			24,900,929		2,460,000
		9.125		U.S.	GRF	80,000,000	*	227,600,000	77,015,950	*	–
(120,000,000 U.S. dollars of this debenture issue has been swapped into
Canadian dollars at an interest rate of 9.254%. Interest payments on the remaining 80,000,000 U.S. dollars have been swapped into Canadian dollars at an interest rate of 9.254%; Non-callable; Payable in New York)

Feb. 4/92	Feb. 4/22	9.60	Semiannual	Can.	Sask Power	240,000,000
					GRF	15,000,000		255,000,000	112,443,504		2,550,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

July 21/92	July 15/22	8.50	Semiannual	U.S.	GRF	100,000,000	*		96,156,039	*	1,019,100	**
		8.942		Can.	Sask Power	256,320,000		356,320,000	38,264,952		2,563,200
(Interest payments on the GRF's 100,000,000 U.S. dollar share of the 8.50%
debenture issue have been swapped into Canadian dollars at an interest rate of 8.497%; Sask Power's 200,000,000 U.S. dollar share of the 8.50%
debenture issue has been swapped into Canadian dollars at an interest rate of 8.942%; Non-callable; Payable in New York)

May 30/95	May 30/25	8.75	Semiannual	Can.	Sask Power	100,000,000
					SaskEnergy	75,000,000		175,000,000	56,101,713		1,750,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

Dec. 4/98	March 5/29	5.75	Semiannual	Can.	GRF	250,000,000
					SaskTel	75,000,000
					SaskEnergy	25,000,000		350,000,000	70,774,685		3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 24/99	March 5/29	5.60	Semiannual	Can.	SaskTel	35,000,000
					SaskEnergy	25,000,000		60,000,000	5,140,070		600,000
(Canadian medium term note; Non-callable; This book-based note is held in the
Canadian Depository for Securities)

Jan. 25/00	Jan. 25/30	6.35	Semiannual	Can.	GRF	199,995,000		199,995,000	38,406,429		2,000,000
(Canadian medium term note; This book-based note is held in the Canadian
Depository for Securities)

 Government of Saskatchewan – 2012-13 Public Accounts  129

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

								Equity of	Sinking Fund
Date of	Date of	Interest	Interest		Purpose of	Amount	Total Issue	Applicable	Contribution
Issue	Maturity	Rate %	Payments	Currency	Issue	Outstanding	Outstanding	Sinking Fund	2012-13

Feb. 17/00	Jan. 25/30	6.25	Semiannual	Can.	GRF	25,000,000	25,000,000		4,938,220		250,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Dec. 10/01	Sept. 5/31	6.40	Semiannual	Can.	GRF	190,000,000
					Sask Power	300,000,000
					SaskEnergy	60,000,000	550,000,000		85,542,979		5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 13/02	Feb. 13/32	6.30	Semiannual	Can.	GRF	29,954,000	29,954,000		8,722,385		299,540
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 12/03	Sept. 5/33	5.80	Semiannual	Can.	GRF	150,000,000
					Sask Power	300,000,000	450,000,000		54,569,771		4,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

June 10/03	Sept. 5/33	5.80	Semiannual	Can.	GRF	104,500,000	104,500,000		80,756,341		1,045,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Aug. 12/04	Sept. 5/35	5.60	Semiannual	Can.	GRF	200,000,000
					Sask Power	200,000,000	400,000,000		41,613,209		4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 15/05	March 5/37	5.00	Semiannual	Can.	SaskEnergy	25,000,000
					Sask Power	400,000,000	425,000,000		41,305,084		4,250,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 26/06	June 1/40	4.75	Semiannual	Can.	GRF	325,000,000
					SaskEnergy	75,000,000
					Sask Power	650,000,000	1,050,000,000		55,265,345		10,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 3/12	Feb. 3/42	3.40	Semiannual	Can.	GRF	100,000,000
					SaskEnergy	150,000,000
					Sask Power	400,000,000
					SaskTel	150,000,000	800,000,000		3,024,411		3,000,000
(This issue was reopened on November 15, 2012, and an additional
$300,000,000 of debentures were sold.The issue was reopened again on
February 28, 2013, and a futher $200,000,000 of debentures were sold; Non-
callable; This book-based note is held in the Canadian Depository for Securities)

Sept. 16/02	Sept. 5/42	5.70	Semiannual	Can.	GRF	50,000,000	50,000,000		7,012,743		500,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Adjustment							4,290,000	*	4,229,686	*	–
Total							8,882,834,200		1,757,441,042		85,623,975
*	Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the exchange rate in effect at March 31, 2013 (U.S. $1.0156).
**	Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount.

 130  Government of Saskatchewan – 2012-13 Public Accounts

Supplementary Information

General Revenue Fund - Debentures Issued to the Minister of Finance of Canada
As at March 31, 2013
(dollars)

					Equity of	Sinking Fund
Year of	Interest	Purpose of	Total	Total	Applicable	Contribution
Maturity	Rate %	Issue(s)	By Purpose	By Year	Sinking Fund	2012-13

2013-14	3.80	MFC	4,800,000
		Sask Water	5,000,000	9,800,000	–	–

2014-15	3.05	MFC	53,274,000
		Sask Gaming	6,000,000	59,274,000	–	–

2015-16	3.40	GRF	10,718,000
		Sask Water	4,807,000	15,525,000	3,240,849	392,500

2016-17	4.37	GRF	23,557,000
		MFC	10,000,000
		Sask Water	55,221,000	88,778,000	5,833,085	787,780

2017-18	4.48	MFC	7,400,000
		Sask Water	7,600,000
		SaskEnergy	18,991,000	33,991,000	4,960,199	817,010

6-10 Years	4.96	GRF	127,704,000
		MFC	33,996,000
		Sask Housing	52,004,000
		Sask Water	13,493,000
		SaskEnergy	66,971,000	294,168,000	50,886,840	2,403,256

Thereafter	4.31	GRF	128,536,000
		MFC	15,530,000
		SOCO	36,684,000
		Sask Tel	50,000,000
		Sask Water	12,800,000	243,550,000	12,355,585	3,499,870

Total				745,086,000	77,276,558	7,900,416

The average effective interest rate on debentures issued to the Minister of Finance of Canada is 4.45%.

Canada Pension Plan debentures have a 5-30 year maturity and are callable in whole or in part before maturity at the option of the Minister of Finance of Saskatchewan. Canada Pension Plan debentures are subject in part to annual sinking funds.

 Government of Saskatchewan – 2012-13 Public Accounts  131

Supplementary Information

Glossary of Terms

Accrual Accounting
The method used to prepare the financial statements included in Volume 1 of the Public Accounts.  Accrual accounting recognizes financial transactions at the time they occur, regardless of whether any cash is received or paid.

Accumulated Surplus/Deficit
One of the two measures of a government’s financial position (see net debt).  The accumulated surplus/deficit is the amount by which revenue has exceeded expense/expense has exceeded revenue from the beginning of incorporation (1905) plus any adjustments that were charged directly to the accumulated surplus/deficit.  It is calculated as the difference between assets and liabilities.

Budget
The amount presented in the Estimates and authorized by the Legislative Assembly.

Capital Transfer
A grant provided to a third party such as a university or municipality to acquire or develop capital assets.

Capital Investment
Capital investment includes capital transfers provided and tangible capital assets acquired by ministries and agencies during the year.

Consolidation
The method used to account for government service organizations in the Summary financial statements in which the accounts are adjusted to the basis of accounting described in note 1 of the Summary financial statements and then combined. Inter-organization balances and transactions are eliminated.

Debenture
A certificate of indebtedness where the issuer promises to pay interest and repay principal by a maturity date.  It is usually unsecured, meaning there are no liens or pledges on any specific assets.

Debt
Terms used when describing debt include:

Government general debt is debt issued by the General Revenue Fund (GRF) to fund Government spending.

Crown corporation general debt is debt issued by the GRF and subsequently loaned to a Crown corporation.

Government business enterprise specific debt is debt issued by the GRF specifically on behalf of a government business enterprise where the government expects to realize the receivable from the government business enterprise and settle the external debt simultaneously.

Gross debt is borrowings through the issuance of debt instruments such as promissory notes and debentures.

Sinking funds are funds set aside for the repayment of debt.

Public debt is gross debt net of sinking funds.

General debt is public debt net of loans to Crown corporations for government business enterprise specific debt.

Guaranteed debt is the debt of others that the Government has agreed to repay if others default.

Total debt is public debt plus guaranteed debt.

Debt Retirement Fund
The fund, established pursuant to The Growth and Financial Security Act, to account for the surpluses of the GRF commencing April 1, 2008.

Derivative
A financial contract that derives its value from other underlying variables such as interest rates, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, and credit rates.  It does not require an initial investment and is settled at a future date.

 132  Government of Saskatchewan – 2012-13 Public Accounts

Supplementary Information

Glossary of Terms (continued)

Financial Asset
An asset that can be used to discharge existing liabilities or finance future operations and is not for consumption in the normal course of operations.

Financial Instrument
Any contract that gives rise to a financial asset of one party and a financial liability or equity instrument of another party.

Financial Liability
Any liability that is a contractual obligation to deliver a financial asset to another party, or to exchange financial instruments with another party under conditions that are potentially unfavourable to the entity.

General Revenue Fund (GRF)
The fund into which all revenues are paid, unless otherwise provided for by legislation, and from which all expenditures are appropriated by the Legislative Assembly.

Government Business Enterprise
A self-sufficient government organization that has the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as its principal activity.  Government business enterprises are recorded in the Summary financial statements using the modified equity method.

Government Partnership
An investment by the Government where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where the partners share, on an equitable basis, the risks and benefits of the partnership.  Government partnerships are proportionately consolidated in the Summary financial statements.

Government Service Organization
An organization that is controlled by the Government, except those designated as government business enterprises.  Government service organizations are consolidated in the Summary financial statements after adjustment to a basis consistent with the accounting policies described in note 1 of the Summary financial statements.

Gross Domestic Product (GDP)
The standard measure of the overall size of the economy, the value of all goods and services produced during a period.

Growth and Financial Security Fund
The fund established in May of 2008 to assist in the achievement of the Government’s long-term objectives by providing for financial security of the Government from year to year and to provide a source of funds that are to be available for appropriation to be used for government programs identified as promoting or enhancing the economic development of Saskatchewan.

Hedging
A strategy to minimize the risk of loss on an asset (or liability) from market fluctuations such as interest rate or foreign exchange rate changes.  This is accomplished by entering into offsetting commitments with the expectation that a future change in the value of the hedging instrument will offset the change in the value of the asset (or liability).

Modified Equity
The method by which government business enterprises are accounted for in the Summary financial statements.  The Government’s investment, which is originally recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise/partnership without adjustment to conform with the accounting policies described in note 1 of the Summary financial statements.  Inter-organizational balances and transactions are disclosed but not eliminated.

Net Debt
One of the two measures of a government’s financial position (see accumulated surplus/deficit).  Net debt is calculated as the difference between financial assets and liabilities.

 Government of Saskatchewan – 2012-13 Public Accounts  133

Supplementary Information

Glossary of Terms (continued)

Non-financial Asset
An asset that is acquired, constructed or developed and does not normally provide resources to discharge existing liabilities.

Other Comprehensive Income/Loss (OCI)
OCI includes certain unrealized gains and losses of government business enterprises that are excluded from net income but recognized as a change in net debt and accumulated surplus/deficit during the period.

Pension Liability
An actuarial estimate of discounted future payments to be made to retirees under government pension plans, net of plan assets.

Premium/Discount
The amount by which the selling price of a security exceeds/is less than its par or face value.

Segment
A distinguishable activity or group of activities of a government for which it is appropriate to separately report financial information to help users of the financial statements identify the resources allocated to support the major activities of a government.

Summary Financial Statements (SFS)
The statements prepared to account for the full nature and extent of the financial activities of the Government.  The SFS includes the financial activities of organizations controlled by the Government.  These organizations are segregated into two classifications, government service organizations and government business enterprises, and are collectively referred to as the government reporting entity.  Trusts administered by the Government are excluded from the government reporting entity.

Tangible Capital Asset
An asset with physical substance held by the Government that has an economic life extending beyond a year, is to be used on a continuing basis and is not for sale in the ordinary course of operations.

Transfer
A transfer of money from a government to an individual, an organization or another government for which the government making the transfer does not: receive any goods or services directly in return, as would occur in a purchase/sale transaction; expect to be repaid in the future, as would be expected in a loan; or expect a financial return, as would be expected in an investment.  Major types of transfers include entitlements, transfers under shared cost agreements and grants.

 134  Government of Saskatchewan – 2012-13 Public Accounts